Filed Pursuant to Rule 424(b)(5)
Registration Statement Nos. 333-84728
333-49201

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 29, 2002)

6,000,000 Trust Preferred Securities

Lincoln National Capital VI

6.75% Trust Preferred Securities, Series F

(Liquidation Amount $25 per Trust Preferred Security)

Guaranteed to the extent described in this prospectus supplement and the accompanying prospectus by

Lincoln National Corporation

     Each of the 6.75% Trust Preferred Securities, Series F, which we refer to in this prospectus supplement as “preferred securities,” represents an undivided beneficial ownership interest in the assets of Lincoln National Capital VI. Lincoln National Corporation will be the owner of all of the undivided beneficial ownership interests represented by common securities of Lincoln National Capital VI.

     A brief description of the preferred securities can be found under “Summary Information — Q&A” in this prospectus supplement. We will apply to list the preferred securities on the New York Stock Exchange under the symbol LNCPrF. We expect trading of the preferred securities to begin within 30 days after they are first issued.

     Investing in the preferred securities involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement to read about certain factors you should consider before buying the preferred securities.

	Per Preferred Security	Total

Initial public offering price	$25.00	$150,000,000
Underwriting commission to be paid by
Lincoln National Corporation	(1)	(1)
Proceeds to Lincoln National Capital VI	$25.00	$150,000,000

(1)	In view of the fact that the proceeds of the sale of the preferred securities will ultimately be used to purchase subordinated debentures of Lincoln National Corporation, the underwriting agreement provides that Lincoln National Corporation will pay as compensation to the underwriters $0.7875 per preferred security ($4,725,000 in the aggregate).

     The underwriters expect to deliver the preferred securities to purchasers on or about September 11, 2003.

     Neither the Securities and Exchange Commission nor any state securities regulators has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

A.G. Edwards & Sons, Inc.	Citigroup	Wachovia Securities

Merrill Lynch & Co.	Morgan Stanley

Prospectus Supplement dated September 4, 2003

SPECIAL NOTE REGARDING INCORPORATED FINANCIAL STATEMENTS AND FINANCIAL DISCLOSURES
DOCUMENTS INCORPORATED BY REFERENCE
SUMMARY INFORMATION -- Q&A
RISK FACTORS
LINCOLN NATIONAL CORPORATION
LINCOLN NATIONAL CAPITAL VI
USE OF PROCEEDS
ACCOUNTING TREATMENT
CAPITALIZATION
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
SELECTED CONSOLIDATED FINANCIAL DATA (in millions, except share and per share data)
CERTAIN TERMS OF THE PREFERRED SECURITIES
CERTAIN TERMS OF THE SUBORDINATED DEBENTURES
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
UNDERWRITING
LEGAL MATTERS
EXPERTS
FORWARD-LOOKING STATEMENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
DOCUMENTS INCORPORATED BY REFERENCE
UNCERTAINTY OF FORWARD-LOOKING STATEMENTS
LINCOLN NATIONAL CORPORATION
THE LINCOLN TRUSTS
USE OF PROCEEDS
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
DESCRIPTION OF SENIOR DEBT SECURITIES
DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES
DESCRIPTION OF PREFERRED STOCK AND COMMON STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF WARRANTS
DESCRIPTION OF TRUST PREFERRED SECURITIES
DESCRIPTION OF GUARANTEES
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
BOOK-ENTRY ISSUANCE
RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE CORRESPONDING SUBORDINATED DEBT SECURITIES AND THE GUARANTEES
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS

SPECIAL NOTE REGARDING INCORPORATED
FINANCIAL STATEMENTS AND FINANCIAL DISCLOSURES

      Prior to January 1, 2003, Lincoln accounted for its stock option incentive plans using the intrinsic value method of accounting under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations. Accordingly, no stock-based compensation cost for stock options was included or required to be included in the consolidated financial statements included in Lincoln’s Annual Report on Form 10-K for the year ended December 31, 2002 (the “2002 Form 10-K”). Effective January 1, 2003, Lincoln adopted the fair value recognition method of accounting under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“FAS 123”) using the retroactive restatement method pursuant to Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure” (“FAS 148”) for its stock option incentive plans. FAS 148 requires restatement of all years presented to reflect stock-based employee compensation cost under the fair value method in FAS 123 for all awards granted, modified or settled in fiscal years beginning after December 15, 1994. As permitted by FAS 148, Lincoln elected not to restate years prior to 2000. Certain information regarding the effect of the retroactive adoption of FAS 123 was previously included in the 2002 Form 10-K and in Lincoln’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003.

      On August 29, 2003, Lincoln filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Current Report”). The Current Report contained a restatement of audited consolidated financial statements, management’s discussion and analysis of financial condition and results of operations, and certain financial statement schedules and other financial data previously filed with the Securities and Exchange Commission in Lincoln’s 2002 Form 10-K. The restatements were filed solely to reflect Lincoln’s retroactive adoption of FAS 123, and the only substantive changes in the information filed in such Current Report from the information included in the 2002 Form 10-K relate to the adoption of that accounting standard. The Current Report is incorporated by reference into this prospectus supplement, and prospective investors are urged to refer to the restatement of audited consolidated financial statements and other information contained therein for financial disclosures which have been restated to reflect the compensation cost that would have been recorded in the three years ended December 31, 2002 had the fair value expense recognition provisions of FAS 123 been applied in such periods.

DOCUMENTS INCORPORATED BY REFERENCE

      The Securities and Exchange Commission allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you in this section directly to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. In addition the information that we file with the SEC in the future will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002,

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003, and

•	Our Current Reports on Form 8-K filed on June 6, 2003 and August 29, 2003.

      We also incorporate by reference our future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (except that, unless specifically stated to the contrary, none of the information that we disclose under Items 9 or 12 of any Current Report on Form 8-K, including exhibits relating to such disclosures, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement and the accompanying prospectus) until the termination of the offering of securities made by this prospectus supplement and the accompanying prospectus. Any statement contained in this prospectus supplement or the accompanying prospectus, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein or therein, will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporation by reference herein modifies or supersedes the statement. Any such statement or document so modified or superceded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

      We will provide without charge to any person to whom this prospectus supplement and the accompanying prospectus is delivered, upon request, a copy of any or all of the documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to: C. Suzanne Womack, Secretary, in writing at 1500 Market Street, Suite 3900, Philadelphia, Pennsylvania 19102-2112 or by telephone at (215) 448-1400.

SUMMARY INFORMATION — Q&A

      The following information supplements, and should be read together with, the information contained in other parts of this prospectus supplement and in the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the preferred securities and the related guarantees and subordinated debentures. You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the preferred securities, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the preferred securities. You should pay special attention to the “Risk Factors” section in this prospectus supplement to determine whether an investment in the preferred securities is appropriate for you. The preferred securities are one of the series of trust preferred securities referred to in the accompanying prospectus.

What are the preferred securities?

      Each preferred security represents an undivided beneficial interest in the assets of Lincoln National Capital VI, which we refer to as the “trust.” Each preferred security will entitle the holder to receive quarterly cash distributions as described in this prospectus supplement. The underwriters are offering preferred securities at an initial public offering price of $25 for each preferred security.

Who is Lincoln National Capital VI?

      Lincoln National Capital VI is a Delaware statutory trust. The trust will sell its preferred securities to investors in this offering and its common securities to Lincoln National Corporation, which we sometimes refer to as “Lincoln.” The trust will use the proceeds from these sales to buy a series of subordinated debentures from Lincoln with the same financial terms as the preferred securities. Lincoln will pay interest on the subordinated debentures at the same rate and at the same times as the trust makes payments on the preferred securities. The trust will use the payments it receives on the subordinated debentures to make the corresponding payments on the preferred securities. Lincoln will, on a subordinated basis, fully and unconditionally guarantee the payment by the trust of payments in respect of the preferred securities to the extent described in the accompanying prospectus. We refer to this as the “guarantee.” Both the subordinated debentures and the guarantee will be subordinated to Lincoln’s existing and future senior indebtedness, effectively will be subordinated to all existing and future obligations of Lincoln’s subsidiaries, and will be of equal rank with other series of trust preferred securities, and related series of subordinated debentures, currently outstanding and which may be issued from time to time in the future, together with the guarantees of such securities.

      There are four trustees of the trust, which we collectively refer to as the “issuer trustees”. Under the trust agreement, Lincoln may adjust the number of issuer trustees, but there must be at least two issuer trustees at all times. The current issuer trustees are:

•	Administrative Trustees: Two of the trustees, whom we refer to as the administrative trustees, are persons who are employees or officers of, or who are affiliated with, Lincoln.

•	Property, Guarantee and Indenture Trustee: The third trustee is Bank One Trust Company, National Association, a financial institution that is unaffiliated with Lincoln, and which serves as the property trustee under the trust agreement. Bank One Trust Company, National Association also acts as the guarantee trustee under the guarantee agreement, and the indenture trustee under the junior subordinated indenture.

•	Delaware Trustee: The fourth trustee, Bank One Delaware, Inc., a corporation that is unaffiliated with Lincoln, serves as the Delaware trustee under the trust agreement.

      The duties and obligations of each issuer trustee are contained in the trust agreement. The trust agreement requires the property trustee to hold the subordinated debentures for the benefit of the holders of the preferred securities and the trust’s common securities, referred to collectively as the “trust securities”. The property trustee also has the power to exercise all rights, powers and privileges under the junior subordinated indenture as the holder of the subordinated debentures. Except in limited circumstances, Lincoln has the right to appoint, remove or replace any trustee of the trust. Lincoln pays all fees and expenses related to the trust as well as all fees and expenses related to the offering of the preferred securities pursuant to this prospectus supplement and the accompanying prospectus.

Who is Lincoln National Corporation?

      Lincoln is a holding company with consolidated assets of approximately $99.5 billion and shareholders’ equity of $5.8 billion as of June 30, 2003. Through our subsidiaries, we operate multiple insurance and investment management businesses. Our operations are currently divided into four business segments: Lincoln Retirement (formerly known as the Annuities segment), Life Insurance, Investment Management, and Lincoln UK.

•	Lincoln Retirement. Our Lincoln Retirement business segment (formerly known as the Annuities segment) is headquartered in Fort Wayne, Indiana and provides tax-deferred investment growth and lifetime income opportunities for our clients through the development and sale of fixed and variable annuities. Through a broad-based distribution network, the Lincoln Retirement segment provides an array of annuity products to individuals and employer-sponsored groups in all 50 states. The Lincoln Retirement segment distributes some of its products through our internally-owned wholesaling unit, Lincoln Financial Distributors, as well as through our retail unit, Lincoln Financial Advisors. In addition, group fixed and variable annuity products and the Alliance Program (a customizable offering of mutual funds and a fixed account) are distributed to the employer-sponsored retirement market through the Lincoln Retirement segment’s fringe benefit division’s dedicated sales force.

•	Life Insurance. Our Life Insurance business segment, headquartered in Hartford, Connecticut, focuses on the creation and protection of wealth for its clients through the manufacture and sale of life insurance products throughout the United States. The Life Insurance segment offers universal life, variable universal life, interest-sensitive whole life, term life and corporate owned life insurance. This segment also offers linked-benefit life insurance (a universal life product with a long-term care benefit). Distribution of the Life Insurance segment’s products occurs primarily through Lincoln Financial Distributors and Lincoln Financial Advisors.

•	Investment Management. Our Investment Management business segment, headquartered in Philadelphia, Pennsylvania, offers a variety of asset management services to retail and institutional clients located throughout the United States and certain foreign countries. Its product offerings include mutual funds and managed accounts. It also provides investment management and account administration services for variable annuity products and 401(k) plans, “529” college savings plans, pension, endowment, trust and other institutional accounts. The primary operating companies within this segment are subsidiaries of Delaware Management Holdings, Inc. Retail products are primarily marketed by Lincoln Financial Distributors and through financial intermediaries including Lincoln Financial Advisors. Institutional products, including large case 401(k) plans, are marketed by a separate sales force within Delaware working closely with manager selection consultants. The Investment Management segment also provides investment advisory services for certain of our insurance and corporate portfolios.

•	Lincoln UK. Lincoln UK is headquartered in Barnwood, Gloucester, England, and is licensed to do business throughout the United Kingdom. Although Lincoln UK transferred its sales force to Inter-Alliance Group PLC in the third quarter of 2000, it continues to manage, administer and accept new deposits on its current block of business and, as required by UK regulation, accept new business for certain products. Lincoln UK’s product portfolio principally consists of unit-linked life and pension products, which are similar to U.S. produced variable life and annuity products.

      Over the past three years, we have redefined certain of our business segments. At the end of 2000, we established a new wholesaling distribution organization, Lincoln Financial Distributors, to focus on the changing business needs of financial intermediaries. Beginning with the first quarter of 2001, Lincoln Financial Distributors’ results were reported within Other Operations. Previously, our wholesaling efforts were conducted separately within the Lincoln Retirement, Life Insurance and Investment Management segments. Prior to the fourth quarter of 2001, we had a Reinsurance segment. Our reinsurance operations were acquired by Swiss Re on December 7, 2001 and the related segment information prior to the close of this transaction was moved to the Other Operations section of our financial statements.

      Recent Developments. In June 2003, Lincoln announced that it will combine its life and annuity businesses into a single operating unit focused on providing wealth accumulation and protection, income distribution and wealth transfer products. The realigned organization is expected to significantly reduce operating expenses while positioning Lincoln for future growth and to take advantage of the recent market recovery. Lincoln expects to make no changes in its segment reporting in 2003 and will reevaluate its segment reporting as further decisions are made. In August 2003, Lincoln announced additional planned actions that together with the actions announced in June 2003 are expected to impact all domestic operations, and include new initiatives as well as the previously announced realignment of Lincoln’s life and annuity businesses in Fort Wayne, Indiana; Hartford, Connecticut and Schaumburg, Illinois. For more detailed information regarding the anticipated impact of these actions, please refer to Lincoln’s Quarterly Report on Form 10-Q for the period ended June 30, 2003 incorporated herein by reference.

When will you receive quarterly distributions?

      Holders of the preferred securities will be entitled to receive cumulative cash distributions at an annual rate of 6.75% of the liquidation amount of $25 per preferred security. Distributions will accrue from the date the trust issues the preferred securities and will be paid quarterly in arrears on the last day of March, June, September and December of each year, beginning December 31, 2003.

      Distributions on the preferred securities will not be treated as dividends and accordingly will not qualify for the corporate dividends received deduction or be taxable at the new 15% federal income tax rate applicable to qualified dividends paid by corporations to individuals or other non-corporate taxpayers. See “United States Federal Income Tax Consequences”.

When can payment of your distributions be deferred?

      The ability of the trust to pay distributions on the preferred securities is solely dependent on the receipt of interest payments from Lincoln on the subordinated debentures. Lincoln may at any time and from time to time, so long as Lincoln is not in default with respect to the terms of the subordinated debentures, defer the interest payments due on the subordinated debentures for up to 20 consecutive quarters, but not beyond the maturity date of the subordinated debentures. These deferred interest payments will accumulate at the rate of 6.75% per year compounded quarterly. Once Lincoln satisfies all deferred interest payments on the subordinated debentures, it can again postpone interest payments on the subordinated debentures.

      If Lincoln defers interest payments on the subordinated debentures, the corresponding quarterly distributions on the preferred securities will be deferred by the trust but will continue to accumulate and will accrue interest at the rate of 6.75% per year compounded quarterly until the end of the deferral period.

      During any period in which Lincoln defers any interest payment on the subordinated debentures, neither it nor its subsidiaries will be permitted to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to any of Lincoln’s capital stock; or

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Lincoln, including other subordinated debentures, that rank equally with or junior in interest to the subordinated debentures; or

•	make any guarantee payments with respect to any guarantee by Lincoln of the debt securities of any subsidiary of Lincoln if such guarantee ranks equally with or junior in interest to the subordinated debentures.

      There are limited exceptions to these restrictions that are described in the section entitled, “Certain Terms of the Subordinated Debentures — Restrictions on Certain Payments” and “— Option to Extend Interest Payment Period.”

      If Lincoln defers its interest payments on the subordinated debentures, and distributions on the preferred securities are consequently deferred, the holders of the preferred securities may be required to accrue interest income for U.S. federal income tax purposes in advance of the receipt of any corresponding cash distribution with respect to the deferred distributions on the preferred securities. See “United States Federal Income Tax Consequences” and “Risk Factors — Lincoln’s ability to defer distributions has tax consequences for you and may affect the trading price of the preferred securities.”

When can Lincoln National Capital VI redeem the preferred securities?

      The trust will redeem all of the outstanding preferred securities when the subordinated debentures are paid at maturity on September 11, 2052. In addition, if Lincoln redeems any subordinated debentures before their maturity, the trust will use the cash it receives on the redemption of the subordinated debentures to redeem, on a proportionate basis, preferred securities and common securities having an aggregate liquidation amount equal to the aggregate principal amount of the subordinated debentures redeemed.

      Lincoln can redeem the subordinated debentures before their maturity at 100% of their principal amount plus accrued interest as of the date of redemption:

•	in whole or in part, on one or more occasions at any time on or after September 11, 2008, and

•	at any time, in whole, but not in part, within 90 days of the occurrence and continuation of specified changes in tax or regulatory law occur, which we refer to as a “tax event” and an “investment company event,” respectively, each of which is more fully described in the section entitled, “Description of Trust Preferred Securities — Redemption or Exchange” in the accompanying prospectus.

What is the nature of the guarantee by Lincoln?

      Lincoln will irrevocably and unconditionally guarantee, on a subordinated basis, the payment in full of distributions on the preferred securities to the extent the trust has available funds for distribution; and generally, the liquidation amount of the preferred securities or the redemption price of the preferred securities upon a redemption due to the occurrence of a tax event or an investment company event, to the extent the trust has assets available for distribution to holders of preferred securities.

      If Lincoln does not make a required payment on the subordinated debentures, the trust will not have sufficient funds to make the related payment on the preferred securities. The guarantee does not cover payments on the preferred securities when the trust does not have sufficient funds to make such payments. If Lincoln does not pay any amounts on the subordinated debentures when due, a holder of preferred securities will have to rely on the enforcement by the property trustee of the trustee’s rights as registered holder of the subordinated debentures, or proceed directly against Lincoln for payment of any amounts due on the preferred securities of such holder. Lincoln’s obligations under the guarantee are unsecured and are subordinated to and junior in right of payment to all of Lincoln’s senior debt, as defined in the section entitled “Certain Terms of the Subordinated Debentures — Subordination” below, and rank on parity with all other guarantees of trust preferred securities issued by Lincoln. See “Risk Factors — Lincoln’s obligations under the subordinated debentures and the guarantee are subordinated and junior in right of payment to all of Lincoln’s senior debt and rank on parity with all other guarantees of trust preferred securities issued by Lincoln.”

When could the subordinated debentures be distributed to you?

      Lincoln, as the sponsor of the trust, has the right to dissolve the trust at any time. If Lincoln exercises this right to dissolve the trust, the trust, after satisfying any creditors it has, will be liquidated by distribution of the subordinated debentures to holders of the preferred securities and the common securities issued by the trust. If the trust distributes the subordinated debentures, Lincoln will use its reasonable best efforts to list the subordinated debentures on the New York Stock Exchange or any other exchange, automated quotation system or over-the-counter market on which the preferred securities are then listed.

What happens if the trust is terminated and the subordinated debentures are not distributed?

      The trust may also be dissolved in circumstances where the subordinated debentures will not be distributed to you. In that event, after satisfying any of its creditors, the trust will be obligated to pay in cash the liquidation amount of $25 for each preferred security plus accumulated and unpaid distributions to the date such payment is made. The trust will be able to make this liquidation distribution only if the subordinated debentures are paid or redeemed by Lincoln.

Will the preferred securities be listed on a stock exchange?

      The trust will apply to have the preferred securities listed on the New York Stock Exchange. If approved for listing, trading is expected to commence within 30 days after the preferred securities are first issued. You should be aware that the listing of the preferred securities will not necessarily ensure that a liquid trading market will be available for the preferred securities, or that you will be able to sell your preferred securities at the price you paid for them.

In what form will the preferred securities be issued?

      The preferred securities will be represented by one or more global securities that will be deposited with, or on behalf of, and registered in the name of The Depository Trust Company, New York, New York, which we refer to as “DTC,” or its nominee. This means that you will not receive a certificate for your preferred securities. Instead, you will hold your interest through DTC’s book-entry-only system. The trust expects that the preferred securities offered under this prospectus supplement will be ready for delivery through DTC on or about September 11, 2003.

RISK FACTORS

      Your investment in the preferred securities will involve some risks. You should carefully consider the following discussion of risks, and the other information in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the preferred securities is suitable for you.

      Because the trust will rely on the payments it receives on the subordinated debentures to fund all payments on the preferred securities, and because the trust may distribute the subordinated debentures in exchange for the preferred securities, you are making an investment decision with respect to the subordinated debentures as well as the preferred securities. You should carefully review the information in this prospectus supplement and the accompanying prospectus about the preferred securities, the guarantee and the subordinated debentures.

Lincoln’s obligations under the subordinated debentures and the guarantee are subordinated and junior in right of payment to all of Lincoln’s senior debt and rank on parity with all other guarantees of trust preferred securities issued by Lincoln.

      The trust’s ability to pay amounts due on the preferred securities is solely dependent upon Lincoln making payments, as and when required, on the subordinated debentures held by the trust. The obligations of Lincoln under the guarantee issued by Lincoln for the benefit of the holders of preferred securities are unsecured and subordinate and junior in right of payment to all of Lincoln’s senior debt and rank on parity with all other guarantees of trust preferred securities issued by Lincoln. Additionally, Lincoln’s obligations to make payments on the subordinated debentures held by the trust are subordinate and junior in right of payment to all of Lincoln’s senior debt and rank on parity with all other guarantees of trust preferred securities issued by Lincoln. At June 30, 2003, Lincoln’s senior debt was approximately $1.2 billion.

      Lincoln is a non-operating holding company and almost all of the operating assets of Lincoln and its consolidated subsidiaries are held by Lincoln’s subsidiaries. Lincoln relies primarily on interest and dividends from its subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. As a result, the subordinated debentures held by the trust effectively will be subordinated to all existing and future liabilities of Lincoln’s subsidiaries, and holders of the subordinated debentures should look only to the assets of Lincoln for payments on the subordinated debentures. The payment of dividends and interest on the surplus notes issued by Lincoln’s subsidiaries is limited under insurance holding company laws of the states in which Lincoln’s subsidiaries are domiciled. Neither the junior subordinated indenture, the guarantee nor the trust agreement places any limitation on the amount of secured or unsecured debt, including senior debt, that Lincoln may incur in the future.

Lincoln’s holding company structure and state insurance company laws may limit Lincoln’s ability to make payments due under the subordinated debentures.

      As a holding company with no significant business operations of its own, Lincoln relies on dividends and interest from its insurance company subsidiaries, which are primarily domiciled in Indiana, as the principal source of cash to meet its obligations, including the payment of principal and any interest on debt obligations, including the subordinated debentures, and to pay dividends to holders of its capital stock. An Indiana-domiciled insurance company cannot pay a dividend without notifying the state insurance department and providing certain information.

      Lincoln’s insurance subsidiaries are subject to certain insurance department regulatory restrictions as to the transfer of funds and payment of dividends to the holding company.

•	First, in connection with certain acquisitions, Lincoln’s subsidiaries have issued surplus notes to Lincoln. As an issuer of these surplus notes, the subsidiaries may not pay interest or principal on the surplus notes without the prior approval of the state insurance department.

•	Second, the payment of dividends by Indiana-domiciled insurance companies is limited under the insurance holding company laws which require notice to and approval by the state insurance commissioner for the declaration or payment of any dividend, which together with other dividends or distributions made within the preceding twelve months, exceeds the greater of:

•	10% of the insurance company’s statutory surplus as of December 31 of the preceding year; or

•	net income if the insurance company is a property-casualty insurance company or net gain from operations if the insurance company is a life insurance company for the twelve-month period ending on December 31 of the preceding year.

•	Third, the Indiana insurance laws also require domiciled insurers to seek prior approval of the state insurance commissioner for the payment of any dividend from other than earned surplus.

The insurance holding company laws of the other jurisdictions in which Lincoln’s insurance subsidiaries are incorporated generally contain similar, although in certain instances more restrictive, limitations on the payment of dividends. Dividends payable by Lincoln’s non-insurance subsidiaries are not subject to similar regulatory restrictions.

      In connection with the acquisition of the CIGNA individual insurance business in 1998, Lincoln Life issued a $500 million surplus note to Lincoln. The note bears interest at a fixed 6.56% rate. Principal repayments are not required until the note matures in 2028. However, beginning in 2003 Lincoln has an annual demand right for repayment of all, or any portion, of the outstanding principal balance of the surplus note. Under the first limitation noted above, approval of the Indiana Commissioner of Insurance, referred to herein as the Commissioner, must be obtained prior to the payment of any interest or principal on the surplus note. In addition, an intercompany surplus note in the amount of $750 million was issued in connection with the acquisition of Aetna’s domestic individual life insurance business in 1998 by Lincoln Life.

      Dividends of $710 million were paid in two installments by Lincoln Life to Lincoln in the second quarter of 2002. As both installments exceeded the second limitation noted above, a special request was made for each payment and each was approved by the Commissioner. Both installments represented a portion of the proceeds received from the indemnity reinsurance transaction with Swiss Re relating to the disposition of Lincoln’s reinsurance business.

      As a result of negative statutory earned surplus, in 2001 Lincoln Life was required to obtain the prior approval of the Commissioner pursuant to the third limitation noted above before paying any dividends to Lincoln. During 2001, Lincoln Life received regulatory approval and paid extraordinary dividends totaling $495 million to Lincoln. During the first quarter of 2002, Lincoln Life received approval from the Commissioner to reclassify total dividends of $495 million paid to Lincoln in 2001 from Lincoln Life’s earned surplus to paid-in-capital.

      As a result of the payment of dividends plus the statutory loss in 2002, Lincoln Life’s statutory earned surplus was negative as of December 31, 2002. As a result of the third limitation noted above, any dividend(s) paid by Lincoln Life in 2003 will be subject to prior approval by the Commissioner. As occurred in 2001, any dividends approved and paid while statutory earned surplus is negative are expected to be classified as a reduction to paid-in-capital.

      It will be necessary for Lincoln Life to obtain the prior approval of the Commissioner before paying any dividends to Lincoln until such time as statutory earned surplus is positive. In the event such approvals are not obtained in the future, management believes that Lincoln can obtain the funds required to satisfy its obligations from its existing credit facilities and other sources. The time frame for any return of statutory earned surplus to a positive position is dependent upon future statutory earnings and dividends paid by Lincoln Life.

      Both the substantive review process conducted by the Commissioner and the financial standards that must be met are the same whether a dividend payment is an ordinary dividend or extraordinary dividend. Only the timing of the review is different. An ordinary dividend payment can be made without prior approval; however, if the Commissioner subsequently determines that the payment does not meet the financial standards, repayment of the dividend could be ordered and future dividends could be limited or prohibited. Assuming Lincoln Life continues to satisfy the financial standards for making dividends to Lincoln, timely review as required of the Commissioner by statute and approvals of extraordinary dividends are expected to continue.

Lincoln’s ability to defer distributions has tax consequences for you and may affect the trading price of the preferred securities.

      So long as no event of default under the junior subordinated indenture has occurred and is continuing, Lincoln can, on one or more occasions, defer interest payments on the subordinated debentures for up to 20 consecutive quarters, but not beyond the maturity date of the subordinated debentures. Because interest payments on the subordinated debentures fund the distributions on the preferred securities, any deferral of interest payments on the subordinated debentures will result in a corresponding deferral of distributions on the preferred securities. At the end of any extension period, Lincoln must pay all of the accrued interest on the subordinated debentures. Lincoln must also pay interest on the deferred interest payments at an annual rate of 6.75%, compounded quarterly. If Lincoln pays these amounts, it may elect to begin a new extension period. There is no other limitation on the number of times that Lincoln may elect to begin a new extension period except that no deferral period may extend beyond the maturity date of the subordinated debentures.

      If Lincoln defers interest payments on the subordinated debentures, you will be required to accrue interest income for U.S. federal income tax purposes in respect of your proportionate share of the subordinated debentures held by the trust even if you normally report income only when received. As a result, you may be required to include the accrued interest in your gross income for U.S. federal income tax purposes prior to your receiving any cash distribution.

      Lincoln does not currently intend to defer interest payments on the subordinated debentures. However, if it does so in the future, the preferred securities may trade at prices that do not fully reflect the value of the accumulated but unpaid distributions. During an extension period, if you sell any preferred securities, you may not receive the same return on your investment as someone who continues to hold the preferred securities. In addition, Lincoln’s right to defer interest payments on the subordinated debentures could mean that the market price for the preferred securities may be more volatile than that of other securities without interest deferral rights.

The preferred securities may be redeemed prior to maturity; you may be taxed on the proceeds and you may not be able to reinvest the proceeds at the same or a higher rate of return.

      The subordinated debentures, and therefore the preferred securities, may be redeemed in whole or in part on one or more occasions at any time on or after September 11, 2008, or at any time, in whole, but not in part, within 90 days of the occurrence and continuation of specified events relating to changes in tax or regulatory law, as described below under “Certain Terms of the Preferred Securities — Distribution of the Subordinated Debentures Upon Termination of the Trust.” If redeemed on or after September 11, 2008, or upon the occurrence of a tax event or an investment company event, the redemption price for the subordinated debentures would be equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon. Upon redemption, the trust must use the redemption price it receives to redeem on a proportionate basis preferred securities and its common securities, all of which will be held by Lincoln, having an aggregate liquidation amount equal to the aggregate principal amount of the subordinated debentures redeemed.

      The redemption of the preferred securities would be a taxable event to you for U.S. federal income tax purposes. In addition, you may not be able to reinvest the money that you receive in the redemption at a rate that is equal to or higher than the rate of return on the preferred securities.

A distribution of the subordinated debentures in exchange for the preferred securities could have an adverse effect on the holders of preferred securities.

      Lincoln has the right at any time to dissolve the trust and cause the pro rata distribution of the subordinated debentures, after payment of all of the trust’s debts, if any, in exchange for the preferred securities. There can be no assurance as to the market prices for either the preferred securities or the subordinated debentures that may be distributed upon a liquidation of the trust. As a result, the subordinated debentures that a holder of preferred securities may receive upon liquidation of the trust may trade at a discount to the price that the holder paid to purchase the preferred securities. Prospective purchasers of preferred securities are also making an investment decision regarding the subordinated debentures and should carefully review the information regarding the subordinated debentures contained in this prospectus supplement and the accompanying prospectus.

      Assuming, as expected, that the trust will not be an entity taxable under current U.S. federal income tax law, this exchange of the subordinated debentures for the outstanding preferred securities would not be a taxable event to holders of the preferred securities. However, if the trust were an entity subject to U.S. federal income tax, a distribution of the subordinated debentures by the trust could be a taxable event to the trust and the holders of the preferred securities.

The guarantee provides a limited guarantee of payment, and, if Lincoln defaults on its obligations to make payments due on the subordinated debentures, holders of the preferred securities may be required to institute a legal proceeding directly against Lincoln.

      Under the guarantee, Lincoln guarantees to the holders of the preferred securities, generally on an unsecured subordinated basis, and only to the extent that the trust has funds available to make such payments, the following payments on the preferred securities:

•	any accumulated and unpaid distributions required to be paid on the preferred securities;

•	the redemption price with respect to any securities called for redemption; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust (other than in connection with the distribution of subordinated debentures to the holders of the preferred securities), the lesser of:

•	the aggregate liquidation amount of the preferred securities and accumulated and unpaid distributions thereon to the date of payment; and

•	the amount of assets of the trust remaining available for distribution to the holders of preferred securities.

      If Lincoln defaults on its obligation to make payments when due on the subordinated debentures, the trust will lack funds for the payments on the preferred securities. If this happens, holders of preferred securities will not be able to rely upon the guarantee for payment of such amounts. Instead, if Lincoln does not pay any amounts on the subordinated debentures when due, a holder of preferred securities will have to:

•	rely on the enforcement of the property trustee of its rights as registered holder of the subordinated debentures, or

•	proceed directly against Lincoln for payment of any amounts due on the preferred securities of such holder.

Holders of preferred securities have limited rights to enforce Lincoln’s obligations under the trust agreement, the guarantee and the subordinated debentures.

      If an event of default occurs under the trust agreement, as described under “Description of Trust Preferred Securities — Events of Default; Notice” in the accompanying prospectus, and is continuing, the holders of preferred securities would generally be required to rely on the enforcement by the property trustee of its rights as registered holder of the subordinated debentures against Lincoln. In addition, the holders of a majority in liquidation amount of the preferred securities have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the trust agreement, including the right to direct the property trustee to exercise the remedies available to it as the holder of the subordinated debentures. The junior subordinated indenture provides that the indenture trustee shall give holders of subordinated debentures notice of all defaults or events of default within 30 days after occurrence. However, except in the cases of a default or an event of default in payment on the subordinated debentures, the indenture trustee will be protected in withholding such notice if its responsible officers in good faith determine that withholding of such notice is in the interest of such holders.

      If the property trustee fails to enforce its rights under the subordinated debentures in respect of an event of default under the junior subordinated indenture as described under “Description of Junior Subordinated Debt Securities — Subordinated Debt Security Events of Default” in the accompanying prospectus after a holder of record of preferred securities has made a written request, such holder of record of preferred securities may, to the extent permitted by applicable law, institute a legal proceeding against Lincoln to enforce the property trustee’s rights under the subordinated debentures. In addition, if Lincoln fails to pay interest or principal on the subordinated debentures on the date such interest or principal is otherwise payable, and the failure to pay is continuing, a holder of preferred securities may directly institute a proceeding for enforcement of payment to the holder of the principal of or interest on the subordinated debentures having a principal amount equal to the aggregate stated liquidation amount of the preferred securities of the holder after the respective due date specified in the subordinated debentures. In connection with this type of direct action, Lincoln would have the right under the junior subordinated indenture to set off any payments made to the holder by Lincoln. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the subordinated debentures.

      If the guarantee trustee fails to enforce its rights under the guarantee after a holder of record of preferred securities has made a written request of the guarantee trustee to do so, the holder may, to the extent permitted by applicable law, institute a legal proceeding against Lincoln to enforce its rights under the guarantee. In addition, if Lincoln fails to make a payment under the guarantee, a holder of preferred securities may directly institute a proceeding for enforcement of the guarantee for payment.

The holder of the subordinated debentures has a limited right to acceleration of amounts due under the subordinated debentures.

      The property trustee, as holder of the subordinated debentures, may accelerate payment of the principal and accrued and unpaid interest on the subordinated debentures only upon the occurrence and continuation of an event of default under the junior subordinated indenture, which generally is limited to payment defaults, breach of certain covenants and certain events of bankruptcy, insolvency and reorganization of Lincoln. Accordingly, there is no right to acceleration upon default by Lincoln of its payment obligations under the guarantee.

Holders of preferred securities have limited voting rights and generally are not entitled to vote on the appointment, removal or replacement of the property trustee or the Delaware trustee.

      Holders of preferred securities will have limited voting rights relating only to the modification of the preferred securities, the dissolution, winding-up or liquidation of the trust and the exercise of the trust’s rights as holder of the subordinated debentures. Except under certain limited circumstances, only Lincoln can elect and remove trustees. Additionally, Lincoln, the property trustee and the Delaware trustee can amend the trust agreement, without the consent of the holders of the preferred securities, to ensure that the trust will be classified as a grantor trust for U.S. federal income tax purposes even if such action adversely affects the interests of holders of preferred securities.

An active trading market for the preferred securities may not develop and may not afford sufficient liquidity to allow timely disposition of the preferred securities.

      We expect that the preferred securities will be approved for listing on the New York Stock Exchange. If listed, trading is expected to commence within 30 days after the preferred securities are first issued. You should be aware that the listing of the preferred securities will not necessarily ensure that an active trading market will be available for the preferred securities. A lack of liquidity in the trading of the preferred securities could prevent holders from selling the preferred securities in the amount and at the time they desire. Additionally, an illiquid trading market for the preferred securities could result in trading prices that are substantially below the value of the principal of and the accumulated but unpaid distributions on the preferred securities.

The preferred securities may trade at prices that do not fully reflect the value of accumulated but unpaid distributions and, as a result, a holder of preferred securities who disposes of preferred securities between record dates for distributions may incur an adverse tax effect.

      A holder of preferred securities who disposes of preferred securities between record dates for payments of distributions will not receive a distribution for the period prior to the disposition but will nevertheless be required to include accumulated but unpaid distributions through the date of disposition as ordinary income. Because the preferred securities may trade at prices that do not fully reflect the value of accumulated but unpaid distributions, a holder of preferred securities who sells preferred securities between record dates for distributions may recognize a capital loss for tax purposes as a result of a portion of the sale proceeds being allocated to accumulated but unpaid distributions. Any such capital loss may not be available to offset the ordinary income recognized as a result of the accumulated but unpaid distributions because, subject to limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes.

LINCOLN NATIONAL CORPORATION

      Lincoln is a holding company with consolidated assets of approximately $99.5 billion and shareholders’ equity of $5.8 billion as of June 30, 2003. Through our subsidiaries, we operate multiple insurance and investment management businesses. Our operations are currently divided into four business segments: Lincoln Retirement (formerly known as the Annuities segment), Life Insurance, Investment Management, and Lincoln UK.

•	Lincoln Retirement. Our Lincoln Retirement business segment (formerly known as the annuities segment) is headquartered in Fort Wayne, Indiana and provides tax-deferred investment growth and lifetime income opportunities for our clients through the development and sale of fixed and variable annuities. Through a broad-based distribution network, the Lincoln Retirement segment provides an array of annuity products to individuals and employer-sponsored groups in all 50 states. The Lincoln Retirement segment distributes some of its products through our internally-owned wholesaling unit, Lincoln Financial Distributors, as well as through our retail unit, Lincoln Financial Advisors. In addition, group fixed and variable annuity products and the Alliance Program (a customizable offering of mutual funds and a fixed account) are distributed to the employer-sponsored retirement market through the Lincoln Retirement segment’s fringe benefit division’s dedicated sales force.

•	Life Insurance. Our Life Insurance business segment, headquartered in Hartford, Connecticut, focuses on the creation and protection of wealth for its clients through the manufacture and sale of life insurance products throughout the United States. The Life Insurance segment offers universal life, variable universal life, interest-sensitive whole life, term life and corporate owned life insurance. This segment also offers linked-benefit life insurance (a universal life product with a long-term care benefit). Distribution of the Life Insurance segment’s products occurs primarily through Lincoln Financial Distributors and Lincoln Financial Advisors.

•	Investment Management. Our Investment Management business segment, headquartered in Philadelphia, Pennsylvania, offers a variety of asset management services to retail and institutional clients located throughout the United States and certain foreign countries. Its product offerings include mutual funds and managed accounts. It also provides investment management and account administration services for variable annuity products and 401(k) plans, “529” college savings plans, pension, endowment, trust and other institutional accounts. The primary operating companies within this segment are subsidiaries of Delaware Management Holdings, Inc. Retail products are primarily marketed by Lincoln Financial Distributors and through financial intermediaries including Lincoln Financial Advisors. Institutional products, including large case 401(k) plans, are marketed by a separate sales force within Delaware working closely with manager selection consultants. The Investment Management segment also provides investment advisory services for certain of our insurance and corporate portfolios.

•	Lincoln UK. Lincoln UK is headquartered in Barnwood, Gloucester, England, and is licensed to do business throughout the United Kingdom. Although Lincoln UK transferred its sales force to Inter-Alliance Group PLC in the third quarter of 2000, it continues to manage, administer and accept new deposits on its current block of business and, as required by UK regulation, accept new business for certain products. Lincoln UK’s product portfolio principally consists of unit-linked life and pension products, which are similar to U.S. produced variable life and annuity products.

      Over the past three years, we have redefined certain of our business segments. At the end of 2000, we established a new wholesaling distribution organization, Lincoln Financial Distributors, to focus on the changing business needs of financial intermediaries. Beginning with the first quarter of 2001, Lincoln Financial Distributors’ results were reported within Other Operations. Previously, our wholesaling efforts were conducted separately within the Lincoln Retirement, Life Insurance and Investment Management segments. Prior to the fourth quarter of 2001, we had a Reinsurance segment. Our reinsurance operations were acquired by Swiss Re on December 7, 2001 and the related segment information prior to the close of this transaction was moved to the Other Operations section of our financial statements.

      Recent Developments. In June 2003, Lincoln announced that it will combine its life and annuity businesses into a single operating unit focused on providing wealth accumulation and protection, income distribution and wealth transfer products. The realigned organization is expected to significantly reduce operating expenses while positioning Lincoln for future growth and to take advantage of the recent market recovery. Lincoln expects to make no changes in its segment reporting in 2003 and will reevaluate its segment reporting as further decisions are made. In August 2003, Lincoln announced additional planned actions that together with the actions announced in June 2003 are expected to impact all domestic operations, and include new initiatives as well as the previously announced realignment of Lincoln’s life and annuity businesses in Fort Wayne, Indiana; Hartford, Connecticut and Schaumburg, Illinois. For more detailed information regarding the anticipated impact of these actions, please refer to Lincoln’s Quarterly Report on Form 10-Q for the period ended June 30, 2003 incorporated herein by reference.

      Lincoln’s principal executive offices are located at 1500 Market Street, Suite 3900, Philadelphia, Pennsylvania 19102-2112 and our telephone number is (215) 448-1400.

LINCOLN NATIONAL CAPITAL VI

      Lincoln National Capital VI is a statutory trust formed under Delaware law pursuant to the trust agreement executed by the issuer trustees and Lincoln, as depositor, and the filing of a certificate of trust with the Delaware Secretary of State on April 20, 1998. The business and affairs of the trust are conducted by the issuer trustees: Bank One Trust Company, National Association, as property trustee, Bank One Delaware, Inc., Delaware trustee, and two individual administrative trustees who are employees or officers of, or affiliated with, Lincoln.

      The trust has been established solely for the following purposes:

•	to issue the preferred securities, which represent undivided beneficial ownership interests in the trust’s assets;

•	to issue all of its common securities to Lincoln in a total liquidation amount equal to at least 3% of the trust’s total capital;

•	to invest the proceeds of the issuance and sale of the preferred securities and the common securities in the subordinated debentures issued by Lincoln; and

•	to engage in other activities that are necessary or incidental to the activities described above, such as registering the transfer of the preferred securities.

      Because the trust is being established only for the purposes listed above, the subordinated debentures will be the trust’s sole assets. Payments on the subordinated debentures will be the trust’s sole source of income. The trust will issue only one series of preferred securities.

      All of the common securities issued by the trust will be owned by Lincoln. The common securities will rank equally, and payments will be made thereon pro rata, with the preferred securities, except upon the occurrence and continuance of an event of default under the trust agreement resulting from an event of default under the junior subordinated indenture. In such event, the rights of Lincoln as holder of the common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the preferred securities. See “Description of Trust Preferred Securities — Subordination of Common Securities” in the accompanying prospectus. Accordingly, in such event, no payments of distributions on the common securities will be paid unless all accumulated distributions have been paid on the preferred securities, and the redemption price of the common securities may not be paid unless the redemption price of the preferred securities has been paid. Lincoln will acquire common securities in an aggregate liquidation amount equal to approximately 3% of the total capital of the trust. The trust has a term of 55 years, but may terminate earlier as provided in the trust agreement.

      No separate financial statements of the trust have been included in this prospectus supplement. Lincoln and the trust do not consider that such financial statements would be material to holders of the preferred securities because the trust is a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than its holding, as trust assets, the subordinated debentures and the issuance of the preferred securities.

      Banc One Capital Markets, Inc., an affiliate of Bank One Trust Company, National Association (the property, guarantee and indenture trustee) and Bank One Delaware, Inc. (the Delaware trustee), is a member of the underwriting syndicate. See “Underwriting”. If Bank One Trust Company, National Association or Bank One Delaware, Inc. acquires any conflicting interest within the meaning of Section 310 of the Trust Indenture Act (e.g., in the event of a default on the junior subordinated debentures or the preferred securities), then Bank One Trust Company, National Association or Bank One Delaware, Inc. (as applicable) generally must either eliminate such conflict within 90 days or resign as trustee.

      The address of the trust’s principal place of business is Lincoln National Capital VI, c/o Lincoln National Corporation, 1500 Market Street, Suite 3900, Philadelphia, Pennsylvania 19102-2112 and its telephone number is (215) 448-1400.

USE OF PROCEEDS

      The trust intends to use the net proceeds from the sale of the Series F preferred securities in this offering to purchase a corresponding series of Series F subordinated debentures issued by Lincoln. We intend to use the net proceeds to Lincoln from the sale of those subordinated debentures, estimated to be $145.0 million after deducting the underwriting commission and estimated offering expenses, for general corporate purposes, including possible acquisitions. Lincoln does not currently have any commitment or understanding with respect to any possible acquisition. Until the funds are needed for such purposes, we intend to use the net proceeds to reduce our commercial paper borrowings. As of August 29, 2003, Lincoln’s outstanding commercial paper had maturities of four to 42 days, with a weighted average interest rate of approximately 1.15%.

ACCOUNTING TREATMENT

      For financial reporting purposes, Lincoln intends to account for the issuance of the preferred securities and the subordinated debentures in its consolidated financial statements as follows:

•	the subordinated debentures will be shown as a liability on Lincoln’s balance sheet under the caption “Junior subordinated debentures issued to affiliated trusts”;

•	the financial statements of the trust will not be reflected in Lincoln’s consolidated financial statements;

•	appropriate disclosures about the subordinated debentures, the guarantee, the trust and the preferred securities will be included in the notes to Lincoln’s consolidated financial statements;

•	the financial statement footnotes to Lincoln’s consolidated financial statements will reflect that the sole asset of the trust will be the subordinated debentures; and

•	interest on the subordinated debentures will be reflected as a charge to Lincoln’s consolidated income, identified as “Interest and debt expense,” whether paid or accrued.

CAPITALIZATION
(in millions except per share data)

      The following table sets forth our consolidated capitalization as of June 30, 2003 on an actual and as adjusted basis. The “Actual” column reflects our capitalization as of June 30, 2003 on a historical basis, without any adjustments to reflect subsequent or anticipated events. The “As Adjusted” column reflects (i) the redemption by Lincoln of $206.2 million of 7.40% junior subordinated debentures, Series C in July 2003 and the incurrence of short-term debt to finance such redemption; (ii) the redemption by Lincoln of $12.1 million of 5.67% junior subordinated debentures, Series D in August 2003 and the incurrence of short-term debt to finance such redemption; and (iii) the issuance of junior subordinated debentures contemporaneously with the issuance of the related preferred securities contemplated by this prospectus supplement and the application of the net proceeds from this offering as described in “Use of Proceeds.” The following data is qualified in its entirety by, should be read in conjunction with, the consolidated financial statements and notes thereto of Lincoln and its subsidiaries incorporated herein by reference.

	June 30, 2003

	Actual	As Adjusted

Short-term debt	$83.4	$138.4

Long-term debt:
7.25% Debentures due 2005	192.6	192.6
5.25% Notes due 2007	259.3	259.3
6.50% Notes due 2008	100.1	100.1
6.20% Notes due 2011	249.3	249.3
7% Notes due 2018	200.2	200.2
9.125% Debentures due 2024	119.9	119.9

Total long-term debt	1,121.4	1,121.4
Junior subordinated debentures issued to affiliated trusts, Series C, Series D, and Series E(1)(2)	397.2	197.5
Junior subordinated debentures issued to affiliated trust, Series F(3)	—	154.6

Total long-term debt and other borrowings	1,518.6	1,473.5
Shareholders’ Equity:
Preferred Stock, without par value:
Authorized: 10,000,000 shares
Issued and outstanding: 19,100 shares of $3.00 Convertible Cumulative Preferred Stock, Series A	0.6	0.6
Common Stock, without par value
Authorized: 800,000,000 shares
Issued and outstanding: 177,622,286 shares	1,454.8	1,454.8
Retained earnings	3,244.4	3,244.4
Foreign currency translation adjustment	68.3	68.3
Net unrealized gain on securities available-for-sale	1,117.8	1,117.8
Net unrealized gain on derivatives	28.8	28.8
Minimum pension liability adjustment	(98.8)	(98.8)

Total shareholders’ equity	5,815.9	5,815.9

Total capitalization	$7,334.5	$7,289.4

(1)	Comprised of the following:

•	In July, 1998, Lincoln issued $206.2 million of 7.40% junior subordinated debentures, Series C. Lincoln National Capital III contemporaneously issued 7.40% trust preferred securities, Series C. In July 2003, Lincoln caused all outstanding Series C junior subordinated debentures to be retired and Lincoln National Capital III contemporaneously redeemed all outstanding Series C preferred securities and the related common securities.

•	In August 1998, Lincoln issued $237.1 million of 6.40% junior subordinated debentures, Series D. Lincoln National Capital IV contemporaneously issued 6.40% trust preferred securities, Series D. In August 2001, (a) 9,000,000 of such Series D preferred securities ($225 million aggregate liquidation amount) and a like amount of the Series D junior subordinated debentures were retired, and (b) the distribution rate on the 200,000 Series D preferred securities ($5 million aggregate liquidation amount) and the interest rate on the related Series D junior subordinated debentures which remained outstanding was reset to 5.67%. In August 2003, Lincoln caused all outstanding Series D junior subordinated debentures to be retired and Lincoln National Capital IV contemporaneously redeemed all outstanding Series D preferred securities and the related common securities.

•	In November 2001, Lincoln issued $177.8 million of 7.65% junior subordinated debentures, Series E. Lincoln National Capital V contemporaneously issued 7.65% trust preferred securities, Series E. The Series E junior subordinated debentures will mature on November 1, 2050. In connection with this issuance, Lincoln executed an interest rate swap for a notional amount equal to the principal amount of the junior subordinated debentures that effectively converted the 7.65% fixed rate into a LIBOR-based floating interest rate. This derivative instrument is designated as a fair value hedge, and the change in fair value of the interest rate swap is reflected in this liability balance along with an offsetting change in the net derivative instruments balance on the balance sheet.

Lincoln owns all of the common securities of Lincoln National Capital V. The obligations of Lincoln under certain documents, including without limitation guarantee agreements, constitute a full and unconditional guarantee by Lincoln of the obligations of Lincoln National Capital V under the preferred securities. Lincoln National Capital V is not subject to the reporting requirements under the Securities Exchange Act of 1934.

(2)	Previously, this financial statement caption was described as “Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated debentures.” As a result of FASB Interpretation No. 46 (“FIN 46”) “Consolidation of Variable Interest Entities”, effective July 1, 2003, Lincoln will no longer consolidate subsidiary trust issuers of trust preferred securities. See “Accounting Treatment”. As a result of the deconsolidation of the trust as required by FIN 46, Lincoln will report its equity investment in the trust as an asset with a corresponding increase in the amount previously reported as a liability for “Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated debentures.” This reclassification has been reflected in the as adjusted column.

(3)	As described in this prospectus supplement, the sole assets of the trust issuing the preferred securities offered hereby will be the 6.75% junior subordinated debentures, Series F issued by Lincoln to the trust. The junior subordinated debentures will mature on September 11, 2052. Lincoln owns all of the common securities of Lincoln National Capital VI. It is anticipated that the trust will not be subject to the reporting requirements under the Securities Exchange Act of 1934.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

      The following table sets forth Lincoln’s historical ratios of earnings to fixed charges for each of the years in the five year period ended December 31, 2002 and for each of the six-month periods ended June 30, 2003 and 2002. The ratios set forth below do not reflect the redemption by Lincoln of (i) $206.2 million of 7.40% junior subordinated debentures, Series C in July 2003, (ii) $12.1 million of 5.67% junior subordinated debentures, Series D in August 2003 or (iii) the issuance by Lincoln of junior subordinated debentures in connection with this offering.

	Six Months
	Ended June 30,		Years Ended December 31,

	2003	2002(1)	2002(1)	2001(1)	2000(1)	1999	1998

Ratio of Earnings to Fixed Charges(2):
Including Interest on Annuities and Financial Products	1.26	1.17	0.97	1.42	1.48	1.34	1.44
Excluding Interest on Annuities and Financial Products(3)	4.88	3.28	0.55	5.75	5.68	4.51	5.82
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends(4)	1.26	1.17	0.97	1.42	1.48	1.34	1.44

(1)	Restated to reflect the retroactive adoption of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.” For additional information, see Lincoln’s Form 8-K filed on August 29, 2003 and Note 2 — Changes in Accounting Principle to the unaudited consolidated financial statements included in Lincoln’s Form 10-Qs for the quarters ended March 31, 2003 and June 30, 2003, each of which is incorporated herein by reference.

(2)	For purposes of determining this ratio, “earnings” consist of income before federal income taxes, cumulative effect of accounting changes, if any, and minority interests adjusted for the difference between income or losses from unconsolidated equity investments and cash distributions from such investments, plus fixed charges. “Fixed charges” consist of (i) interest and debt expense on short and long-term debt and interest on the junior subordinated debentures issued to affiliated trusts; (ii) interest on annuities and financial products; and (iii) the portion of operating leases that are representative of the interest factor.

(3)	Same as the ratio of earning to fixed charges, including interest on annuities and financial products, except fixed charges and earnings in this calculation do not include interest on annuities and financial products. This coverage ratio is not required, but is provided as additional information. This ratio is commonly used by individuals who analyze Lincoln’s operating and financial results.

(4)	Same as the ratio of earnings to fixed charges, including interest on annuities and financial products, except that fixed charges include the pre-tax earnings required to cover preferred stock dividend requirements.

SELECTED CONSOLIDATED FINANCIAL DATA
(in millions, except share and per share data)

      The following table presents selected consolidated financial data of Lincoln. The data at December 31, 2002, 2001 and 2000 and for each of the three years ended December 31, 2002 are derived from Lincoln’s audited financial statements for those years. Selected unaudited financial data at June 30, 2003 and 2002 and for each of the six-month periods ended June 30, 2003 and 2002 reflect, in the opinion of Lincoln, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for these periods. The results of operations for the six months ended June 30, 2003 are not necessarily indicative of results to be expected for the full year. The following data should be read in conjunction with the financial statements and the related notes thereto and the pro forma financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Six Months Ended
	June 30,		Years Ended December 31,

	2003	2002(1)	2002(1)	2001(1)	2000(1)

	(unaudited)
Income Statement Data:
Total revenue	$2,312.5	$2,283.4	$4,635.5	$6,378.0	$6,847.1
Net income(2)	184.3	134.2	48.8	545.7	585.3
Per Share Data:
Net income — diluted	$1.03	$0.71	$0.26	$2.85	$3.03
Net income — basic	1.04	0.72	0.27	2.89	3.06
Common stock dividend	0.670	0.640	1.295	1.235	1.175
Balance Sheet Data (at period end):
Assets	$99,532.8	$95,114.2	$93,184.6	$98,041.6	$99,870.6
Long-term debt	1,121.4	1,112.3	1,119.2	861.8	712.2
Junior subordinated debentures issued to affiliated trusts(3)	397.2	380.0	392.7	474.7	745.0
Shareholders’ equity	5,815.9	5,352.8	5,347.5	5,303.8	4,980.6
Per Share Data:(4)
Shareholders’ equity (including accumulated other comprehensive income)	$32.68	$29.01	$30.10	$28.32	$26.05
Shareholders’ equity (excluding accumulated other comprehensive income)	26.41	27.21	25.97	27.39	25.88

(1)	Restated to reflect the retroactive adoption of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.” For additional information, see Lincoln’s Form 8-K filed on August 29, 2003 and Note 2 — Changes in Accounting Principle to the unaudited consolidated financial statements included in the Form 10-Qs for the quarters ended March 31, 2003 and June 30, 2003, each of which is incorporated herein by reference.

(2)	Additional factors affecting the comparability of net income for the six months ended June 30, 2003 and 2002 and the three years ended December 31, 2002 include restructuring charges, net of income taxes, of: $12.3 million in the first six months of 2003; $1.0 million in the first six months of 2002; $(2.0) million in 2002; $24.7 million in 2001; and $80.2 million in 2000. Other factors affecting comparability are shown within the results of operations by segment disclosure in the Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Lincoln’s Form 10-Q for the quarter ended June 30, 2003 and its Form 10-K for the year ended December 31, 2002 incorporated herein by reference.

(3)	Previously, this financial statement caption was described as “Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated debentures.” As a result of FASB Interpretation No. 46, “Consolidation of Variable Interest Entities”, effective July 1, 2003, Lincoln will no longer consolidate subsidiary trust issuers of trust preferred securities. See “Accounting Treatment”.

(4)	Per share amounts were affected by the retirement of 0 and 4,885,000 shares of common stock in the six months ended June 30, 2003 and 2002, respectively, and by the retirement of 12,088,100, 11,278,022, and 6,222,581 shares of common stock in 2002, 2001 and 2000, respectively. In addition, 4,630,318 shares of common stock were issued in 2001 in connection with the settlement of FELINE PRIDESSM issued in August 1998.

CERTAIN TERMS OF THE PREFERRED SECURITIES

      This summary of certain terms and provisions of the preferred securities supplements the description of the terms and provisions of the preferred securities set forth in the accompanying prospectus under the heading “Description of Trust Preferred Securities,” to which description reference is hereby made. This summary does not purport to be complete and is qualified in its entirety by reference to the trust agreement, the Statutory Trust Act of the State of Delaware and the Trust Indenture Act.

      The trust agreement qualifies as an indenture under the Trust Indenture Act. Bank One Trust Company, National Association, the property trustee, acts as indenture trustee for the preferred securities under the trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the preferred securities are set forth in the trust agreement and portions of the Trust Indenture Act. You should read the trust agreement which is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part and contains important information regarding the preferred securities and the rights and responsibilities of the property trustee.

General

      The preferred securities will be issued pursuant to the terms of the trust agreement. Under the trust agreement the trust may issue up to 6,000,000 preferred securities. The trust agreement does not permit the trust to issue any securities other than the preferred securities and the common securities of the trust. All of the common securities of the trust, which have a total liquidation amount equal to at least 3% of the trust’s total capital, will be owned by Lincoln.

      The preferred securities rank equally with, and payments are made on a pro rata basis with the common securities of the trust. However, if a subordinated debenture event of default exists, the rights of the holders of the common securities of the trust to receive payments from the trust will be subordinated to the rights of the holders of the preferred securities. Events that constitute a subordinated debenture event of default are described below in “Certain Terms of the Subordinated Debentures — Subordinated Debenture Events of Default.” An event of default does not entitle the holders of the preferred securities to require the redemption of the preferred securities.

      Lincoln has executed a guarantee agreement with respect to the preferred securities. Lincoln’s guarantee is held by the guarantee trustee for the benefit of the holders of the preferred securities. Lincoln’s obligations under the guarantee agreement are subordinate to the senior debt of Lincoln. The guarantee does not cover payment of distributions on the preferred securities, or amounts payable on redemption or liquidation of the preferred securities in the event the trust does not have sufficient funds available to pay such distributions or amounts.

      The guarantee is described in more detail in the “Description of Guarantees” in the accompanying prospectus. However, in the aggregate, the following obligations of Lincoln provide a full and unconditional guarantee of the amounts due on the preferred securities:

•	Lincoln’s guarantee of the preferred securities;

•	Lincoln’s obligations under the subordinated debentures;

•	Lincoln’s obligations under the junior subordinated indenture;

•	Lincoln’s obligations under the trust agreement; and

•	Lincoln’s obligations under the expense agreement to pay all costs, expenses, debts and liabilities of the trust (other than with respect to the preferred securities).

      An event of default under the junior subordinated indenture constitutes an event of default under the trust agreement. The holder of common securities will be considered to have waived any event of default under the trust agreement regarding the common securities until all events of default under the trust agreement relating to the preferred securities have been cured, waived or otherwise eliminated. Until an event of default regarding the preferred securities has been cured, waived or otherwise eliminated, the property trustee will be considered to be acting solely on behalf of the holders of the preferred securities and only the holders of the preferred securities will have the right to direct the property trustee under the trust agreement.

      Banc One Capital Markets, Inc., an affiliate of Bank One Trust Company, National Association (the property and guarantee trustee) and Bank One Delaware, Inc. (the Delaware trustee), is a member of the underwriting syndicate. See “Lincoln National Capital VI” and “Underwriting” for additional information.

Distributions

      The preferred securities represent beneficial interests in the trust. The trust’s funds available for distribution to the holders of the preferred securities will be limited to payments received from Lincoln on the subordinated debentures. If Lincoln does not make a required payment on the subordinated debentures, the trust will not have sufficient funds to make the related payment on the preferred securities. The payment of distributions (if and to the extent the trust has funds legally available for the payment of such distributions in cash sufficient to make such payments) is guaranteed by Lincoln on a limited basis as described under “Description of Guarantees” in the accompanying prospectus.

      The following are the general distribution rights of the preferred securities:

•	Distributions on each of the preferred securities will be payable at the annual rate of 6.75% of the stated liquidation amount of $25.

•	Distributions on the preferred securities will be cumulative and will accrue from September 11, 2003 and will be payable quarterly in arrears on the last day of March, June, September and December of each year, commencing December 31, 2003, when, as and if funds are available for payment.

•	The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

•	If any date on which distributions are payable on the preferred securities is not a business day, payment of the distributions payable on such date will be made on the next succeeding day that is a business day without any interest or other payment as a result of any such delay, except that, if such business day is in the next succeeding calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the date such payment was originally payable. See “Description of Trust Preferred Securities — Distributions” in the accompanying prospectus.

      So long as no subordinated debenture event of default has occurred and is continuing, Lincoln has the right under the junior subordinated indenture to defer the payment of interest on the subordinated debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each extension period, provided that no extension period may extend beyond the stated maturity of the subordinated debentures. As a consequence of any such election, quarterly distributions on the preferred securities will be deferred by the trust during any such extension period. Distributions to which holders of the preferred securities are entitled will accumulate additional distributions thereon at the rate per year of 6.75% thereof, compounded quarterly from the relevant payment date for such distributions. The term “distributions” as used herein includes any such additional distributions. Any deferral of interest payment must end on one of the quarterly interest payment dates.

      If Lincoln elects to defer interest payments, quarterly distributions on the preferred securities will be deferred by the trust during any period in which such interest payments are deferred. Deferred distributions will continue to accrue, compounded quarterly, as described above.

      During any period for which Lincoln has elected to defer interest payments on the subordinated debentures, the junior subordinated indenture related to the subordinated debentures limits Lincoln’s ability to pay or declare dividends with respect to, or otherwise acquire, its common stock, to make principal or interest payments on certain debt or to make certain payments with respect to guarantees relating thereto. These limitations are more fully described below under “Certain Terms of the Subordinated Debentures — Restrictions on Certain Payments.”

      Prior to the termination of any such period for which Lincoln has elected to defer interest payments on the subordinated debentures, Lincoln may further extend the interest payment period, provided that no such extension period may exceed 20 consecutive quarters or extend beyond the stated maturity of the subordinated debentures. Upon the termination of any such extension period and the payment of all amounts then due, Lincoln may elect to begin a new extension period. There is no limitation on the number of times that Lincoln may elect to begin an extension period. See “Certain Terms of the Subordinated Debentures — Option to Extend Interest Payment Period” and “United States Federal Income Tax Consequences — Interest Income and Original Issue Discount.”

      Lincoln has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the subordinated debentures.

      Each distribution on the preferred securities will be payable to the holders, as they appear on the books and records of the trust on the relevant record date, which, as long as the preferred securities remain in book-entry only form, will be one business day prior to the relevant payment date.

Optional Redemption of Preferred Securities

      Upon the repayment or redemption, in whole or in part, of the subordinated debentures, whether at stated maturity or upon earlier redemption as provided in the junior subordinated indenture, the proceeds from such repayment or redemption will be applied by the property trustee to redeem both preferred and common trust securities on a proportionate basis, upon not less than 30 nor more than 60 days notice prior to the date fixed for repayment or redemption, at a redemption price, with respect to the preferred securities, equal to the aggregate liquidation amount of such preferred securities plus accumulated and unpaid distributions thereon to the date of redemption. See “Description of Trust Preferred Securities — Redemption or Exchange” in the accompanying prospectus and “Certain Terms of the Subordinated Debentures — Redemption.”

      The subordinated debentures are redeemable at the option of Lincoln before their maturity at 100% of their principal amount plus accrued and unpaid interest to the date of redemption, referred to herein as the redemption price:

•	in whole or in part, on one or more occasions any time on or after September 11, 2008; and

•	at any time, in whole, but not in part, within 90 days of the occurrence and continuation of specified changes in tax or regulatory law occur, which we refer to as a “tax event” and an “investment company event,” respectively, and collectively as a “special event”, which terms are defined and more fully described below and in the section entitled, “Description of Trust Preferred Securities — Redemption or Exchange — Special Event Redemption or Distribution of Corresponding Subordinated Debt Securities” in the accompanying prospectus;

in each case subject to conditions described under “Description of Junior Subordinated Debt Securities — Redemption” in the accompanying prospectus.

Distribution of Subordinated Debentures Upon Termination of the Trust

      Lincoln will have the right to terminate the trust at any time and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause the subordinated debentures to be distributed to the holders of the preferred securities in liquidation of the trust. Under current U.S. federal income tax law and interpretations, a distribution of the subordinated debentures upon liquidation of the trust would not be a taxable event to holders of the preferred securities. However, if any of the specified changes in, or interpretation of, tax or regulatory law described in the definition of “tax event” were to occur which would cause the trust to be subject to U.S. federal income tax with respect to income received or accrued on the subordinated debentures, as the case would be if, for example, the trust were treated as an association taxable as a corporation, a distribution of the subordinated debentures by the trust could be a taxable event to the trust and the holders of the preferred securities. See “United States Federal Income Tax Consequences — Distribution of Subordinated Debentures Upon Liquidation of the Trust.” If Lincoln does not elect either option described above, the preferred securities will remain outstanding until the repayment of the subordinated debentures.

Liquidation Amount

      The amount payable on the preferred securities in the event of a liquidation of the trust is $25 per preferred security plus accumulated and unpaid distributions. This amount may be in the form of a distribution of a like amount of subordinated debentures, unless such distribution is determined by the property trustee to not be practical, in which case the trust property will be liquidated and the trust will be dissolved in the manner determined by the property trustee. The term “like amount” means:

•	with respect to a redemption of any trust securities, trust securities having a liquidation amount equal to that portion of the principal amount of the subordinated debentures to be contemporaneously redeemed in accordance with the junior subordinated indenture, allocated to the holders of the trust securities based upon the liquidation amounts and the proceeds of which will be used to pay the redemption price of such trust securities, and

•	with respect to a distribution of subordinated debentures to holders of trust securities in connection with a dissolution or liquidation of the trust, subordinated debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such subordinated debentures are distributed. See “Description of Trust Preferred Securities — Liquidation Distribution Upon Termination” in the accompanying prospectus.

Listing of Preferred Securities

      The trust will apply to have the preferred securities listed on the New York Stock Exchange. If approved for listing, trading is expected to commence within 30 days after the preferred securities are first issued. You should be aware that the listing of the preferred securities will not necessarily ensure that a liquid trading market will be available for the preferred securities or that you will be able to sell your preferred securities at the price you paid for them. If the trust distributes the subordinated debentures, Lincoln will use its reasonable best efforts to list the subordinated debentures on the New York Stock Exchange or any other exchange, automated quotation system or over-the-counter market on which the preferred securities are then listed.

Governing Law

      The trust agreement and the preferred securities are governed by, and construed in accordance with, the internal laws of the State of Delaware.

CERTAIN TERMS OF THE SUBORDINATED DEBENTURES

General

      This summary of certain terms and provisions of the subordinated debentures supplements the description of the terms and provisions of the Corresponding Junior Subordinated Debt Securities set forth in the accompanying prospectus under the heading “Description of Junior Subordinated Debt Securities,” to which description reference is hereby made. This summary of the subordinated debentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the junior subordinated indenture as supplemented from time to time. The junior subordinated indenture and supplements to the junior subordinated indenture have been filed as exhibits to the registration statement of which the accompanying prospectus is a part. Certain terms used herein are defined in the junior subordinated indenture.

      Concurrently with the issuance of the preferred securities, the trust will invest the proceeds thereof, together with the consideration paid by Lincoln for the common securities, in the subordinated debentures issued by Lincoln. The subordinated debentures will bear interest accruing from the date of original issuance, at the annual rate of 6.75% of the principal amount thereof, payable quarterly in arrears on the last day of March, June, September and December of each year, each such date being referred to as an interest payment date, commencing December 31, 2003, to the person in whose name each subordinated debenture is registered, subject to certain exceptions, at the close of business on the business day next preceding such interest payment date.

      It is anticipated that, until the liquidation, if any, of the trust, each subordinated debenture will be held in the name of the property trustee in trust for the benefit of the holders of the preferred securities and the common securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on, the subordinated debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the date the payment was originally payable. Accrued interest that is not paid on the applicable interest payment date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per year of 6.75% thereof, compounded quarterly. The term “interest” as used herein includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable interest payment date and additional sums (as defined below), as applicable. The subordinated debentures will mature on September 11, 2052 (such date is referred to as the stated maturity).

      The subordinated debentures will be issued as a series of junior subordinated debentures under the junior subordinated indenture between Lincoln and Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago), the indenture trustee. Banc One Capital Markets, Inc., an affiliate of the indenture trustee, is a member of the underwriting syndicate. See “Lincoln National Capital VI” and “Underwriting” for additional information.

      The subordinated debentures will be unsecured and rank junior and subordinate in right of payment to all senior debt of Lincoln. See “Description of Junior Subordinated Debt Securities — Subordination” in the accompanying prospectus. Lincoln is a non-operating holding company and almost all of the operating assets of Lincoln and its consolidated subsidiaries are owned by such subsidiaries. Lincoln relies primarily on interest and dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the subordinated debentures are subordinated to all senior debt of Lincoln and effectively subordinated to all existing and future liabilities of Lincoln’s subsidiaries. Holders of subordinated debentures should look only to the assets of Lincoln for payments on the subordinated debentures. The subordinated debentures rank equally with the 7.65% Junior Subordinated Deferrable Interest Debentures, Series E, issued on November 19, 2001, and will rank equally with all future issuances of debt securities pursuant to the junior subordinated indenture. The junior subordinated indenture does not limit the incurrence or issuance of other secured or unsecured debt of Lincoln, whether under the junior subordinated indenture or any existing or other indenture that Lincoln may enter into, in the future or otherwise, including Lincoln’s senior indenture and junior subordinated indenture entered into with The Bank of New York and Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago), respectively. See “Certain Terms of the Subordinated Debentures — Subordination.”

      The subordinated debentures are not entitled to the benefit of a sinking fund.

Interest

      From and after September 11, 2003, the subordinated debentures will bear interest at an annual rate of 6.75% of the principal amount thereof, payable quarterly in arrears on the last day of March, June, September and December of each year, with the first payment to be made on December 31, 2003. Interest payments are made to the person in whose names the subordinated debentures are registered, subject to certain exceptions, at the close of business on the business day next preceding such interest payment date. It is anticipated that, until the liquidation, if any, of the trust, all of the subordinated debentures will be held in the name of the property trustee in trust for the benefit of the holders of the preferred securities and the common securities.

      The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the subordinated debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on the date such payment was originally payable.

Option to Extend Interest Payment Period

      So long as no subordinated debenture event of default, as described below under “— Subordinated Debenture Event of Default,” has occurred or is continuing, Lincoln has the right under the junior subordinated indenture at any time during the term of the subordinated debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each extension period, provided that no extension period may extend beyond the stated maturity of the preferred securities and the period for any deferral of interest payments must end on one of the quarterly interest payment dates. At the end of a period for which Lincoln has elected to defer interest payments, Lincoln must pay all interest then accrued and unpaid, together with interest thereon at the annual rate of 6.75%, compounded quarterly, to the extent permitted by applicable law. During any period for which Lincoln has elected to defer interest payments, interest will continue to accrue on the subordinated debentures, and corresponding distributions will continue to accrue on the preferred securities, and holders of subordinated debentures and holders of preferred securities will be required to accrue interest income for U.S. federal income tax purposes as described under “United States Federal Income Tax Consequences — Interest Income and Original Issue Discount.”

      During any period in which Lincoln has elected to defer interest payments on the debentures, Lincoln’s ability to make certain payments with respect to its capital stock and certain of its debt obligations is restricted as described below under “— Restrictions on Certain Payments.”

      Prior to the termination of any such period for which Lincoln has elected to defer interest payments, Lincoln may elect to further defer interest payments, provided that the deferral of interest payments may not exceed 20 consecutive quarters or extend beyond the stated maturity of the subordinated debentures. Upon the termination of any such deferral and the payment of all amounts then due, Lincoln may elect to begin a new deferral period. No interest shall be due and payable during any period for which Lincoln has elected to defer interest payments, except at the end of such period Lincoln must give the property trustee, the administrative trustees and the junior subordinated indenture trustee notice of its election to defer interest payments on the subordinated debentures at least one business day prior to the earlier of:

•	the date the distributions on the preferred securities would have been payable except for Lincoln’s election to defer interest payments on the subordinated debentures; or

•	the date the administrative trustees are required to give notice to the New York Stock Exchange, the Nasdaq National Market or other applicable self regulatory organization or to holders of such preferred securities of the record date or the date such distributions are payable, but in any event not less than one business day prior to such record date.

      The junior subordinated indenture trustee will give notice of Lincoln’s election to defer interest payments on the subordinated debentures to the holders of the preferred securities. There is no limitation on the number of times that Lincoln may elect to defer interest payments on the subordinated debentures.

See “Description of Junior Subordinated Debt Securities — Option to Extend Interest Payment Date” in the accompanying prospectus.

      Lincoln has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the subordinated debentures.

Restrictions on Certain Payments

      During any period in which Lincoln has elected to defer interest payments on the subordinated debentures, is in default under the terms of the guarantee or has actual knowledge of an event that with the giving of notice or lapse of time, or both, would constitute an event of default under the junior subordinated indenture, Lincoln may not, and may not permit any subsidiary of Lincoln to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Lincoln’s capital stock; or

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Lincoln, including other subordinated debentures, that rank equally with or junior in interest to the subordinated debentures; or

•	make any guarantee payments with respect to any guarantee by Lincoln of the debt securities of any subsidiary of Lincoln if such guarantee ranks equally with or junior in interest to the subordinated debentures.

      Regardless of such restrictions, during a period during which Lincoln has elected to defer interest payments on the subordinated debentures Lincoln may, and may allow its subsidiaries to:

•	declare and pay or make dividends or distributions in common stock of Lincoln;

•	redeem or purchase any rights issued pursuant to Lincoln’s stockholders rights agreement, or any successor to such stockholders rights agreement, and declare a dividend of such rights or the issuance of stock under such plans;

•	make payments under any guarantee regarding payment of periodic cash distributions with respect to preferred securities of and payments on liquidation or redemption of preferred securities issued by the trust or Lincoln National Capital V (each of which is a statutory trust formed under the laws of the state of Delaware and a wholly-owned subsidiary of Lincoln), out of monies held by the property trustee of such trust; and

•	purchase common stock or rights issued under any of Lincoln’s benefit plans for its directors, officers or employees.

Subordinated Debenture Events of Default

      The junior subordinated indenture provides that any one or more of the following events constitutes an event of default with respect to the subordinated debentures, referred to as a subordinated debenture event of default:

•	Lincoln’s failure, for a period of 30 days, to pay any interest on the subordinated debentures when due, subject to Lincoln’s right to defer interest payments;

•	Lincoln’s failure to pay any principal or premium, if any, on the subordinated debentures when due, whether at maturity, upon redemption by declaration or otherwise;

•	Lincoln’s failure to observe or perform in any material respect certain other covenants contained in the junior subordinated indenture for a period of 90 days after receiving written notice of the failure from the junior subordinated indenture trustee or holders of at least 25% in aggregate outstanding principal amount of the subordinated debentures; or

•	certain events in bankruptcy, insolvency or reorganization of Lincoln.

      The holders of a majority in aggregate outstanding principal amount of the subordinated debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The indenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of subordinated debentures may declare the principal due and payable immediately upon a subordinated debenture event of default, and, if the indenture trustee or such holders of the subordinated debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of the preferred securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the subordinated debentures may annul such declaration and waive the default if the default, other than the non-payment of the principal of which has become due solely by such acceleration, has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been deposited with the indenture trustee. If the holders of the subordinated debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the preferred securities shall have such right.

      The holders of a majority in aggregate outstanding principal amount of the subordinated debentures may, on behalf of the holders of all the subordinated debentures, waive any past default, except a default in the payment of principal or interest, unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been deposited with the indenture trustee, or a default in respect of a covenant or provision which under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding subordinated debenture. If the holders of the subordinated debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the preferred securities shall have such right.

      Lincoln is required to file annually with the indenture trustee a certificate as to whether or not Lincoln is in compliance with all the conditions and covenants applicable to it under the junior subordinated indenture.

      In case a subordinated debenture event of default shall occur and be continuing, the property trustee will have the right to declare the principal of and the interest on the subordinated debentures, and any other amounts payable under the junior subordinated indenture, to be due and payable and to enforce its other rights as a creditor with respect to the subordinated debentures.

Subordination

      In the junior subordinated indenture, Lincoln has agreed that any subordinated debt securities issued thereunder, including the subordinated debentures, will be subordinate and junior in right of payment to all senior debt to the extent provided in the junior subordinated indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Lincoln, the holders of senior debt will first be entitled to receive payment in full of principal, interest and premium, if any, on such senior debt before the holders of the subordinated debentures or the property trustee on behalf of the holders, will be entitled to receive or retain any payment in respect of the principal of and interest or premium, if any, on the subordinated debentures.

      In the event of the acceleration of the maturity of any of the subordinated debentures, the holders of all senior debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of the subordinated debentures will be entitled to receive or retain any payment in respect of the principal of or interest or premium, if any, on the subordinated debentures.

      No payments of principal, interest or premium, if any, in respect of subordinated debentures may be made if there shall have occurred and be continuing a default in any payment with respect to senior debt, or an event of default with respect to any senior debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

      The term “debt” means with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

•	every obligation of such person for money borrowed;

•	every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

•	every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•	every capital lease obligation of such person; and

•	every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

      The term “senior debt” means the principal of and interest and premium, if any, on debt, whether incurred on or prior to the date of the junior subordinated indenture or thereafter incurred, unless, in the instrument creating or evidencing the debt or pursuant to which the debt is outstanding, it is provided that such obligations are not superior in right of payment to the subordinated debenture or to other debt which is equal with, or subordinated to, the subordinated debentures; provided, however, that senior debt does not include:

•	any debt of Lincoln which when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to Lincoln;

•	any debt of Lincoln to any of its subsidiaries;

•	debt to any employee of Lincoln;

•	any liability for taxes;

•	indebtedness or monetary obligations to trade creditors or assumed by Lincoln or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services; or

•	any other debt securities issued pursuant to the junior subordinated indenture.

      Lincoln is a non-operating holding company and almost all of the operating assets of Lincoln are directly owned by its subsidiaries. Lincoln relies primarily on dividends from its subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the subordinated debentures will be effectively subordinated to all existing and future liabilities of Lincoln’s subsidiaries, including liabilities under contracts of insurance and annuities written by Lincoln’s insurance subsidiaries. Holders of the subordinated debentures should look only to the assets of Lincoln for payments of interest and principal and premium, if any.

      The junior subordinated indenture places no limitation on the amount of additional senior debt that may be incurred by Lincoln. Lincoln may from time to time to incur substantial additional senior indebtedness.

Additional Sums

      If the trust is required to pay any additional taxes, duties or other governmental charges, referred to as additional sums, as a result of a tax event, Lincoln will pay as additional amounts on the subordinated debentures such amounts as shall be required so that the distributions payable by the trust shall not be reduced as a result of any such additional taxes, duties or other governmental charges in the event that Lincoln does not elect to either:

•	redeem the subordinated debentures and cause a mandatory redemption of the trust securities within 90 days of the corresponding tax event; or

•	terminate the trust and, after satisfaction of the liabilities of the creditors of the trust, cause the subordinated debentures to be distributed to the holders of the trust securities in liquidation of the trust.

Redemption

      Lincoln can redeem the subordinated debentures before their maturity at 100% of their principal amount plus accrued and unpaid interest to the fixed date for redemption:

•	in whole or in part, on one or more occasions any time on or after September 11, 2008, and

•	at any time, in whole, but not in part, within 90 days of the occurrence and continuation of specified changes in tax or regulatory law occur, which we refer to as a “tax event” and an “investment company event,” respectively, each of which is more fully described in the section entitled, “Description of Junior Subordinated Debt Securities — Redemption —” in the accompanying prospectus, in each case subject to the further conditions described under “Description of Junior Subordinated Debt Securities — Redemption” in the accompanying prospectus.

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of subordinated debentures to be redeemed at its registered address. Unless Lincoln defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on such subordinated debentures. In the event any subordinated debentures are called for redemption, neither Lincoln nor the junior subordinated indenture trustee will be required to register the transfer of or exchange the subordinated debentures to be redeemed.

Distribution of Subordinated Debentures upon Dissolution of Trust

      Under certain circumstances involving the termination of the trust, subordinated debentures may be distributed to the holders of the preferred securities in liquidation of the trust after satisfaction of liabilities to creditors of the trust as provided by applicable law. If distributed to holders of preferred securities in liquidation, the subordinated debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the preferred securities, will act as depositary for the subordinated debentures. It is anticipated that the depositary arrangements for the subordinated debentures would be substantially identical to those in effect for the preferred securities. If the subordinated debentures are distributed to the holders of preferred securities upon the liquidation of the trust, Lincoln will use its reasonable best efforts to list the subordinated debentures on the New York Stock Exchange or any other stock exchange, automated quotation system or over-the-counter market on which the preferred securities are then listed. There can be no assurance as to the market price of any subordinated debentures that may be distributed to the holders of preferred securities. For a description of DTC and the terms of the depositary matters, see “Book-Entry Issuance” in the accompanying prospectus.

Registration of Subordinated Debentures

      A global security will be exchangeable for subordinated debentures registered in the names of persons other than DTC or its nominee only if:

•	DTC notifies Lincoln that it is unwilling or unable to continue as a depositary for the global securities and no successor depositary shall have been appointed within 90 days after such notification;

•	DTC at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934, at which time DTC is required to be so registered to act as such depositary and no successor depositary shall have been appointed within 90 days after the trust or Lincoln becoming aware of DTC ceasing to be so registered;

•	Lincoln, in its sole discretion, determines that such global securities shall be so exchangeable; or

•	there shall have occurred and be continuing an event of default under the junior subordinated indenture with respect to such global security.

      Any global security that is exchangeable pursuant to the preceding sentence will be exchangeable for subordinated debentures registered in such names as DTC, as the depository, shall direct. It is expected that such instructions will be based upon directions received by the DTC from its participants with respect to ownership of beneficial interests in such global security. In the event that subordinated debentures are issued in definitive form, such subordinated debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

      Payments on subordinated debentures represented by a global security will be made to DTC, as the depositary for the subordinated debentures. In the event subordinated debentures are issued in definitive form, principal and interest will be payable, the transfer of the subordinated debentures will be registrable, and subordinated debentures will be exchangeable for subordinated debentures of other denominations of a like aggregate principal amount, at the corporate office of the junior subordinated indenture trustee in Chicago, Illinois, or at the offices of any paying agent or transfer agent appointed by Lincoln, provided that payment of interest may be made at the option of Lincoln by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the subordinated debentures are issued in certificated form, the record dates for payment of interest will be the 15th day of the last month of each calendar quarter. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see “Book-Entry Issuance” in the accompanying prospectus.

Governing Law

      The junior subordinated indenture and the subordinated debentures are governed by, and construed in accordance with, the laws of the State of New York.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      The following summary describes the material U.S. federal income tax consequences of the purchase, ownership and disposition of the preferred securities by U.S. Holders, as defined below, who purchase the preferred securities upon original issuance at their original issue price. For purposes of this summary, a “U.S. Holder” means a beneficial owner of a preferred security that is:

•	an individual citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal tax purposes which is created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust which is either subject to the supervision of a court within the United States and the control of one or more U.S. persons, or has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

      This summary does not address all aspects of U.S. federal income tax that may be relevant to a U.S. Holder in light of the Holder’s particular circumstances or to special classes of U.S. Holders, such as dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities, traders in securities that elect to use a mark-to-market method of accounting, persons liable for alternative minimum tax, insurance companies, persons holding preferred securities as part of a straddle, hedge, conversion transaction or other integrated investment, or persons whose functional currency is not the U.S. dollar.

      Further, if a partnership holds preferred securities, the tax consequences to the partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding preferred securities, you should consult your own tax advisor. In addition, this summary does not address the tax consequences of a beneficial owner of preferred securities that is not a U.S. Holder nor does it address U.S. federal estate or gift tax consequences or the tax consequences arising under the tax laws of any state, local, or foreign jurisdiction.

      The discussion below is based on the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, the U.S. Treasury regulations promulgated under the Code, and judicial decisions and administrative interpretations now in effect, all of which are subject to change, possibly on a retroactive basis.

      You should consult your own tax advisor regarding the tax consequences to you of the purchase, ownership and disposition of the preferred securities in light of your own particular circumstances, as well as the state, local and foreign tax consequences of the purchase, ownership and disposition of the preferred securities.

Classification of Lincoln National Capital VI

      Under current law and assuming full compliance with the terms of the declaration of trust, the trust will be classified as a grantor trust for U.S. federal income tax purposes and not as an association taxable as a corporation. As a result, for U.S. federal income tax purposes, you generally will be treated as owning an undivided beneficial interest in the subordinated debentures. Accordingly, you will be required to include in your gross income your proportionate share of the interest income or original issue discount that is paid or accrued on the subordinated debentures. See below under the caption “— Interest Income and Original Issue Discount”.

Classification of the Subordinated Debentures

      Lincoln intends to take the position that the subordinated debentures will be classified for U.S. federal income tax purposes as indebtedness of Lincoln. Lincoln, the trust and you (through your purchase of a beneficial interest in the preferred securities) agree to treat the subordinated debentures as indebtedness of Lincoln for U.S. federal income tax purposes. The remainder of this discussion assumes that the subordinated debentures will be classified as indebtedness of Lincoln for U.S. federal income tax purposes.

Interest Income and Original Issue Discount

      Under the Code and U.S. Treasury regulations, if a debt instrument is not issued at a price less than its stated redemption price at maturity by more than the statutory de minimis amount, interest is payable at least annually at a single fixed rate and the instrument contains terms and conditions that make the nonpayment of interest no more than a remote contingency, the instrument will not be considered to be issued with original issue discount, which we refer to as “OID”.

      We anticipate that the subordinated debentures will not be issued with an issue price that is less than their stated redemption price at maturity by more than the statutory de minimis amount. Further, Lincoln believes that the likelihood of it exercising its option to defer payments of interest is remote based on, among other things, Lincoln’s inability to pay a dividend, to engage in certain capital transactions with respect to its stock, to repay, repurchase or redeem, or make any payments of interest, principal or premium on, any debt securities that rank equally with or junior to the subordinated debentures, if the deferral option is exercised. Based on this conclusion, Lincoln has taken the position that the subordinated debentures should not be treated as issued with OID unless and until it exercises its option to defer payment of interest, so that the stated interest on the subordinated debentures will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your regular method of tax accounting.

      If, however, Lincoln exercises its right to defer payments of interest on the subordinated debentures, the subordinated debentures will be treated as reissued with OID at that time. As a result, you will be subject to the special OID rules described below. Once the subordinated debentures become OID instruments, they will be taxed as OID instruments for as long as they remain outstanding. Further, it is possible that the IRS could assert that the subordinated debentures were initially issued with OID. If the IRS were successful in this regard, you would be subject to the special OID rules described below regardless of whether we exercise our option to defer payments of interest on the subordinated debentures. Under the OID economic accrual rules, the following would occur:

•	regardless of your method of accounting, you would accrue an amount of interest income each year using a constant yield method of accrual whether or not interest is paid;

•	the actual cash payments of interest you receive on the subordinated debentures would not be reported separately as taxable income;

•	any amount of OID included in your gross income with respect to the subordinated debentures would increase your tax basis in the preferred securities; and

•	the amount of distributions you receive in respect of such accrued OID would reduce your tax basis in the preferred securities.

      Because the subordinated debentures are debt for U.S. federal income tax purposes, (i) corporate Holders will not be entitled to a dividends-received-deduction with respect to any income recognized in respect of the preferred securities, and (ii) individual Holders will not be entitled to treat such income as a dividend eligible for a current maximum U.S. federal income tax rate of 15%.

Distribution of Subordinated Debentures Upon Liquidation of the Trust

      The subordinated debentures held by the trust may be distributed to you in exchange for your preferred securities if the trust is liquidated before the maturity date of the subordinated debentures. Under current law, except as described below, this type of distribution from a grantor trust would not be taxable. Upon such a distribution, you will receive your proportionate share of the subordinate debentures previously held indirectly through the trust. Your holding period and total tax basis in the subordinated debentures will include the holding period and total tax basis that you had in your preferred securities before the distribution. If, however, the trust is treated as an association taxable as a corporation and we elect to distribute the subordinated debentures to you at that time, the distribution would be taxable to you and the trust.

      If you receive subordinated debentures in exchange for your preferred securities, you would accrue interest in respect of the subordinated debentures in the same manner described above under the caption “— Interest Income and Original Issue Discount”.

Sales or Redemptions of Preferred Securities

      If you sell your preferred securities (including a redemption for cash), you generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale or redemption of the preferred securities (not including amounts attributable to accrued but unpaid interest that you did not previously include in income, which would be taxable as ordinary income) and your adjusted tax basis in the preferred securities sold or redeemed. Your adjusted tax basis in the preferred securities generally will equal the cost of the preferred securities to you (and increased by any accrued OID and decreased by any payment received on the preferred securities if the OID rules described under the caption “— Interest Income and Original Issue Discount” apply).

      Your gain or loss will be a capital gain or loss, provided that you held the preferred securities as a capital asset, and generally will be a long-term capital gain or loss if, at the time of disposition, you held the preferred securities for more than one year. Long-term capital gains of individuals recognized before January 1, 2009 are currently subject to a maximum U.S. federal income tax rate of 15%. The deductibility of capital losses is subject to certain limitations.

      The preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying subordinated debentures. If you dispose of the preferred securities between record dates for payments of distributions, you will nevertheless be required to include accrued but unpaid interest on the subordinated debentures through the date of disposition in income as ordinary income. You will recognize a capital loss to the extent the selling price, less the amount allocable to accrued but unpaid interest, is less than your adjusted tax basis. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

      Information reporting will generally apply to payments of interest (including OID, if applicable) on the preferred securities and to the gross proceeds from the sale, redemption or other disposition of the preferred securities. Backup withholding at a rate equal to the fourth lowest rate of tax under Section 1(c) of the Code (which is currently 28%) on payments of interest on the preferred securities (including OID if the subordinated debentures are OID instruments) and on the gross proceeds from the sale, redemption, or other disposition of the preferred securities may apply if you (1) fail to furnish your taxpayer identification number (“TIN”) on an IRS Form W-9 (or a suitable substitute form); (2) furnish an incorrect TIN; (3) are informed by the IRS that you have failed to report properly any interest or dividends; or (4) fail, under certain circumstances, to provide a certified statement signed under penalty of perjury that the TIN provided is your correct number and that you are not subject to backup withholding. You should consult your tax advisor as to your qualification for any exemption from backup withholding and the procedure for obtaining such exemption.

      Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. federal income tax liability, provided that the required information is furnished to the IRS.

UNDERWRITING

      Subject to the terms and conditions of the underwriting agreement among us, the trust and the underwriters named below, each underwriter has agreed severally to purchase from the trust, and the trust has agreed to sell to such underwriter, the following respective number of preferred securities at the offering price set forth on the cover page of this prospectus supplement. A.G. Edwards & Sons, Inc., Citigroup Global Markets Inc., Wachovia Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated are the representatives of the underwriters.

Preferred
Underwriter	Securities

A.G. Edwards & Sons, Inc.	1,100,000
Citigroup Global Markets Inc.	1,100,000
Wachovia Capital Markets, LLC	1,100,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,100,000
Morgan Stanley & Co. Incorporated	1,100,000
ABN AMRO Incorporated	50,000
Banc One Capital Markets, Inc.	50,000
HSBC Securities (USA) Inc.	50,000
J.P. Morgan Securities Inc.	50,000
McDonald Investments Inc.	50,000
NatCity Investments, Inc.	50,000
J.J.B. Hilliard, W.L. Lyons, Inc.	50,000
Quick & Reilly, Inc.	50,000
U.S. Bancorp Piper Jaffray Inc.	50,000
Wells Fargo Securities, LLC	50,000

Total	6,000,000

      The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent, including the delivery of certain legal opinions. The underwriters are obligated to take and pay for all of the preferred securities offered in this offering if any are purchased. In the event of a default by any underwriter, the underwriting agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

      In view of the fact that the proceeds of the sale of the preferred securities will ultimately be used to purchase our subordinated debentures, the underwriting agreement provides that we will pay to the underwriters $0.7875 per preferred security for the accounts of the several underwriters. ($4,725,000 in the aggregate).

      The underwriters propose to offer the preferred securities, in part, directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession of $0.50 per preferred security. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.45 per preferred security to certain brokers and dealers. After the preferred securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the underwriters.

      We and the trust expect to incur expenses, to be paid by us, of approximately $250,000 in connection with this offering.

      We and the trust have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933, and make contributions with respect to these liabilities.

      We and the trust have agreed that, for a period beginning on the date of this prospectus supplement and continuing to, and including, the date 30 days after the closing date for the purchase of the preferred securities, we will not offer, sell or contract to sell or otherwise dispose of any preferred securities, any other beneficial interests in the assets of the trust, or any other of our securities or securities of the trust that are substantially similar to the preferred securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive such securities, without the prior written consent of A.G. Edwards & Sons, Inc., except for the preferred securities offered in connection with this offering.

      Prior to this offering, there has been no public market for the preferred securities. Application will be made to list the preferred securities on The New York Stock Exchange under the symbol “LNCPrF”. If approved, trading of the preferred securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the preferred securities. The underwriters have advised us and the trust that they intend to make a market in the preferred securities prior to the commencement of trading on the NYSE. The underwriters have no obligation to make a market in the preferred securities, however, and may cease market-making activities, if commenced, at any time. No assurance can be given as to the liquidity of the trading market for the preferred securities. In order to meet one of the requirements for listing the preferred securities on the NYSE, the underwriters will undertake to sell the preferred securities to a minimum of 400 beneficial holders.

      Until the distribution of the preferred securities is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters to bid for and purchase preferred securities in the open market. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize, maintain or otherwise affect the price of the preferred securities.

      If the underwriters create a short position in preferred securities in connection with the offering, i.e., if they sell a greater aggregate number of preferred securities than is set forth on the cover page of this prospectus, the underwriters may reduce the short position by purchasing preferred securities in the open market. This is known as a “syndicate covering transaction.” The underwriters must close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the preferred securities in the open market after pricing that could adversely affect investors who purchase in the offering.

      The underwriters may also impose a penalty bid on short selling group members. This means that if the underwriters purchase preferred securities in the open market to reduce the selling group members’ short position or to stabilize the price of the preferred securities, they may reclaim the amount of the selling concession from the selling group members who sold those preferred securities as part of the offering.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of the purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resale of the security.

      The underwriters may conduct the transactions described above on the NYSE or in the over-the-counter market, or otherwise. Neither we, the trust nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that these transactions may have on the price of the preferred securities. In addition, neither we, the trust nor the underwriters make any representation that the underwriters will engage in such transactions or that the transactions, once commenced, will not be discontinued without notice.

      A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. The representatives may agree to allocate a number of preferred securities to underwriters for sale to their online brokerage account holders. The representatives of the underwriters will allocate preferred securities to underwriters that may make Internet distributions on the same basis as other allocations. In addition, preferred securities may be sold by the underwriters to securities dealers who resell preferred securities to online brokerage account holders.

      It is expected that delivery of the preferred securities will be made, against payment for the preferred securities, on or about September 11, 2003, which will be the fifth business day following the date of pricing of the preferred securities. Under Rule 15c6-1 under the Securities Exchange Act of 1934, purchases or sales of securities in the secondary market generally are required to settle within three business days (T+3), unless the parties to any such transactions expressly agree otherwise. Accordingly, purchasers of the preferred securities who wish to trade the preferred securities on the date of this prospectus supplement or the next business day, will be required, because the preferred securities initially will settle within five business days, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the preferred securities who wish to trade on the date of this prospectus supplement or the next business day should consult their own legal advisors.

      Certain of the underwriters and their affiliates have in the past provided, and may in the future provide, investment banking, commercial banking and other services to Lincoln in the ordinary course of business for which they have received and may receive customary fees and expenses. Banc One Capital Markets, Inc., an affiliate of the indenture, property, guarantee and Delaware trustees, is a member of the underwriting syndicate.

LEGAL MATTERS

      The validity of the subordinated debentures and guarantee will be passed upon for Lincoln and the trust by Sonnenschein Nath & Rosenthal LLP, Chicago, Illinois, and for the underwriters by Sullivan & Cromwell LLP, New York, New York. Certain matters of Delaware law with respect to the validity of the preferred securities offered hereby will be passed upon for Lincoln and the trust by Richards, Layton & Finger P.A., special Delaware counsel to Lincoln and the trust. Sullivan & Cromwell LLP from time to time performs legal services for Lincoln.

EXPERTS

      The consolidated financial statements and schedules of Lincoln National Corporation and its subsidiaries included in Lincoln’s Annual Report on Form 10-K for the year ended December 31, 2002 and the consolidated financial statements and schedules of Lincoln National Corporation and its subsidiaries included in Lincoln’s Current Report on Form 8-K filed on August 29, 2003 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

      Certain statements made or incorporated by reference in this prospectus supplement and the accompanying prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe”, “anticipate”, “expect”, “estimate”, “project”, “will”, “shall” and other words or phrases with similar meaning. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. In addition to the matters discussed in “Risk Factors” above, these risks and uncertainties include, among others, the potential effects of and subsequent significant changes in:

•	Lincoln (e.g., the combination of its life and annuity businesses into a single operating unit, business growth initiatives, and acquisitions and divestitures of legal entities and blocks of business — directly or by means of reinsurance transactions);

•	financial markets (e.g., interest rates and securities markets and stock and bond market performance);

•	the performance of the investment portfolios of Lincoln’s subsidiaries and of the portfolios which they manage (both internal and external);

•	competitors and competing products and services;

•	legislation (e.g., corporate, individual, estate and product taxation) affecting the relative tax treatment of dividends, annuities and retirement savings;

•	the price of Lincoln’s stock;

•	accounting principles generally accepted in the United States;

•	regulations (e.g., insurance and securities regulations);

•	debt and claims-paying ratings issued by nationally recognized statistical rating organizations;

•	the National Association of Insurance Commissioners’ (NAIC) capital requirements;

•	the risk that future interpretations of NAIC Actuarial Guidelines may require Lincoln to establish additional statutory reserves for guaranteed minimum death benefits under variable annuity contracts;

•	the risk that significant accounting, fraud or corporate governance issues may adversely affect the value of certain investments in the portfolios of Lincoln’s companies;

•	the risk that Lincoln could have to accelerate amortization of deferred policy acquisition costs if the stock market deteriorates;

•	the risk that Lincoln could have to write off investments in certain securities if the issuers’ financial condition deteriorates;

•	the risks associated with having products with guaranteed benefits;

•	whether necessary regulatory approvals are obtained (e.g., insurance department, Hart-Scott-Rodino, etc.) and, if obtained, whether they are obtained on a timely basis;

•	whether proceeds from divestitures of legal entities and blocks of business can be used as planned;

•	risks associated with litigation, arbitration and other actions such as: (a) adverse decisions in significant actions including, but not limited to extra-contractual and class action damage cases; (b) new decisions which change the law; (c) unexpected trial court rulings; (d) unavailability of witnesses; and (e) newly discovered evidence;

•	whether there will be significant charges or benefits resulting from the contingencies described in the footnotes to Lincoln’s consolidated financial statements;

•	risks associated with acts of God (e.g., hurricanes, earthquakes and storms) or acts of terrorism or war;

•	the stability of governments in countries in which Lincoln’s subsidiaries do business; and

•	other insurance risks (e.g., policyholder mortality and morbidity).

     The risks included here are not exhaustive. Lincoln’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC include additional factors which could affect Lincoln’s business and financial performance. Lincoln operates in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all risk factors that will affect Lincoln. Further, it is not possible to assess the effect that risks, if realized, would have on Lincoln or the extent to which any factor or combination of factors may cause actual results to differ materially from those indicated in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictors of actual results. In addition, Lincoln disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this prospectus supplement.

PROSPECTUS

$1,200,000,000

Lincoln National Corporation

Debt Securities

Preferred Stock
Common Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units

Lincoln National Capital VI

Lincoln National Capital VII
Lincoln National Capital VIII
Lincoln National Capital IX

Trust Preferred Securities fully and unconditionally

guaranteed, as described herein, by

Lincoln National Corporation

          By this prospectus, we may offer from time to time:

•	debt securities, which may be senior debt securities and/or junior subordinated debt securities, which we refer to as “subordinated debt securities”;

•	preferred stock, which may be represented by depositary shares;

•	common stock;

•	warrants to purchase debt securities, preferred stock or common stock;

•	stock purchase contracts to purchase shares of common stock;

•	stock purchase units, each representing ownership of a stock purchase contract and any of (1) debt securities, (2) debt obligations of third parties, including U.S. Treasury securities, or (3) trust preferred securities of a trust, securing the holder’s obligation to purchase common stock under the stock purchase contract.

         Lincoln National Capital VI, Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX are Delaware business trusts which may offer from time to time trust preferred securities representing preferred undivided beneficial interests in the assets of the applicable trust.

         This prospectus provides a general description of the securities that we may offer. We will describe the specific terms of the securities in a supplement or supplements to this prospectus. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities. For each type of security listed above, the amount, price and terms will be determined at or prior to the time of sale.

         We intend to sell these securities through underwriters, dealers, agents or directly to a limited number of purchasers. The names of, and any securities to be purchased by or through, these parties, the compensation of these parties and other special terms in connection with the offering and sale of these securities will be provided in the related prospectus supplement or supplements.

         Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and the information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

         Lincoln’s common stock is traded on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange under the symbol “LNC.”

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 29, 2002.

      You should rely only on the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the dates on their respective front covers. Lincoln’s business, financial condition, results of operations and prospects may have changed since those dates.

      For North Carolina Residents:     The Commissioner of Insurance for the State of North Carolina has not approved or disapproved these securities nor has the Commissioner ruled upon the accuracy or adequacy of this prospectus.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1.2 billion or the equivalent denominated in foreign currencies. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. Before making any investment decision, you should read this prospectus, the prospectus supplement relating to the offering and the information described below under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

      In this prospectus, references to the “trusts” refer collectively to Lincoln National Capital VI, Lincoln National Capital VII, Lincoln National Capital VIII, and Lincoln National Capital IX, each a statutory business trust formed under the laws of the State of Delaware. References to “Lincoln” “we,” “us” and “our” refer to Lincoln National Corporation, and not to the trusts, unless we state otherwise or the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

      Lincoln and the trusts have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933 with respect to the securities offered hereby. This prospectus does not contain all of the information included in the registration statement. For further information with respect to Lincoln, the trusts and the securities offered hereby, you should refer to the registration statement, including its exhibits and the documents incorporated by reference therein. Statements made in this prospectus concerning the contents of any document filed as an exhibit to the registration statement are not necessarily complete, and in each instance are qualified by reference to the document filed as an exhibit.

      We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. The SEC maintains an internet web site that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is www.sec.gov. You may also obtain copies of this information, as well as the registration statement and its exhibits, from the SEC’s public reference room located at:

450 Fifth Street, N.W.

Washington, D.C. 20549.

      Please call the SEC at (800) SEC-0330 for additional information on the public reference room and the applicable copying charges.

      You may also inspect reports, proxy statements and other information about us at the offices of the:

New York Stock Exchange, Inc.

20 Broad Street, New York, New York 10005

Chicago Stock Exchange, Inc.

440 South LaSalle Street, Chicago, Illinois 60603; and

Pacific Stock Exchange, Inc.

301 Pine Street, San Francisco, California 94104.

      No separate financial statements of the trusts are included in this prospectus. We do not believe that these financial statements would be helpful because:

•	The trusts are wholly-owned subsidiaries of Lincoln, a reporting company which files consolidated financial information under the Securities Exchange Act of 1934;

•	each trust was formed for and operates as a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than issuing and selling its trust preferred securities and common securities, purchasing subordinated debt securities of Lincoln and other necessary or incidental activities as described in this prospectus; and

•	Lincoln’s obligations described in this prospectus, through the guarantee, the trust agreement, the subordinated debt securities, the subordinated indenture and any supplemental indentures thereto, and the expense agreement, taken together, constitute a full, irrevocable and unconditional guarantee by Lincoln of payments due on the trust preferred securities.

DOCUMENTS INCORPORATED BY REFERENCE

      The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you in this section directly to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file with the SEC in the future will automatically update and supersede the information contained in this prospectus.

      We incorporate by reference our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2001 and our Current Report on Form 8-K filed April 23, 2002. We also incorporate by reference our future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (except that, unless specifically stated to the contrary, none of the information that we disclose under Items 9 or 12 of any Current Report on Form 8-K, including exhibits relating to such disclosures, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus) until the termination of any offering of securities made by this prospectus and the accompanying prospectus supplement. Any statement contained in this prospectus or the accompanying prospectus supplement, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein or therein, will be deemed to be modified or superseded for purposes of this prospectus and the accompanying prospectus supplement to the extent that a statement contained herein or therein or in any other subsequently filed document incorporated or deemed to be incorporated by reference herein or therein modifies or supersedes the statement. Any such statement or document so modified or superceded will not be deemed, except as modified or superseded, to constitute a part of this prospectus or the accompanying prospectus supplement.

      We will provide without charge to any person to whom this prospectus and the accompanying prospectus supplement is delivered, upon request, a copy of any or all of the documents incorporated by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to:

C. Suzanne Womack, Secretary

Lincoln National Corporation
1500 Market Street, Suite 3900
Philadelphia, Pennsylvania 19102-2112
Telephone: (215) 448-1400.

UNCERTAINTY OF FORWARD–LOOKING STATEMENTS

      Some of the statements made or incorporated by reference in this prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe”, “anticipate”, “expect”, “estimate”, “project”, “will”, “shall” and other words or phrases with similar meaning. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. We discuss some of these risks and uncertainties in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our filings under the Securities Exchange Act of 1934 which are incorporated by reference in this prospectus. In addition, these risks and uncertainties include:

•	Subsequent significant changes in Lincoln (e.g., acquisitions and divestitures);

•	Financial markets (e.g., interest rates and securities markets) and general economic conditions;

•	Legislation (e.g., corporate, individual, estate and product taxation);

•	Accounting principles generally accepted in the U.S.;

•	Regulations (e.g., insurance and securities regulations);

•	Receipt of regulatory approvals;

•	Litigation (e.g., adverse decisions in extracontractual and class action damage cases, new appellate decisions which change the law, unexpected trial court rulings, unavailability of witnesses and newly discovered evidence);

•	Debt and claims paying ratings issued by nationally recognized statistical rating organizations;

•	Acts of God (e.g., hurricanes, earthquakes and storms) or terrorist attacks and their effects;

•	Stability of foreign governments in countries that Lincoln does business;

•	Other insurance risks (e.g., policyholder mortality and morbidity); and

•	Competition.

      We operate in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for us to predict all risk factors that will affect Lincoln. It is also not possible for us to assess the impact of all risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this prospectus.

LINCOLN NATIONAL CORPORATION

      Lincoln National Corporation is a holding company with consolidated assets at December 31, 2001 of approximately $98.0 billion and shareholders’ equity of approximately $5.3 billion. Through our subsidiaries, we operate multiple insurance and investment management businesses. Our operations are currently divided into four business segments:     Lincoln Retirement (formerly known as Annuities), Life Insurance, Investment Management and Lincoln UK.

      Lincoln is an Indiana corporation with its principal office at 1500 Market Street, Suite 3900, Philadelphia, Pennsylvania 19102-2112. Its telephone number is (215) 448-1400.

THE LINCOLN TRUSTS

      We created Lincoln National Capital VI, Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX. Each trust is a statutory business trust formed under Delaware law pursuant to a trust agreement executed by Lincoln, as sponsor of the trust, and the Delaware trustee described below, and the filing of a certificate of trust with the Delaware Secretary of State. We will execute amended and restated trust agreements for the trusts substantially in the form filed as an exhibit to the registration statement that includes this prospectus. We refer to the trust agreements, each as amended and restated, in this prospectus as the “trust agreements.” These trust agreements will state the terms and conditions for the trusts to issue and sell their trust preferred securities and common securities, which we refer to collectively in this prospectus as the “trust securities.” Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939.

      Each trust exists for the exclusive purposes of:

•	issuing and selling its trust securities;

•	using the proceeds from the sale of its trust securities to acquire a series of corresponding subordinated debt securities issued by Lincoln, which we refer to as “corresponding subordinated debt securities”; and

•	engaging in only those other activities necessary, convenient or incidental to the above purposes.

      Unless otherwise specified in the applicable prospectus supplement, each trust has a term of approximately 55 years, but may terminate earlier as provided in the applicable trust agreement. Each trust’s business and affairs are conducted by its trustees, each appointed by Lincoln as holder of the trust’s common securities. Unless otherwise specified in the applicable prospectus supplement, there are four trustees of each trust, which we collectively refer to as the issuer trustees, as follows:

•	Administrative Trustees: Two of the trustees, whom we refer to as “administrative trustees”, are persons who are employees or officers of or who are affiliated with Lincoln.

•	Property, Guarantee and Indenture Trustee: The third trustee is Bank One Trust Company, National Association, a financial institution that is unaffiliated with Lincoln, and which serves as the property trustee under the trust agreement. Bank One Trust Company, National Association also acts as the guarantee trustee under the guarantee agreement, and the indenture trustee under a junior subordinated indenture agreement.

•	Delaware Trustee: The fourth trustee, Bank One Delaware, Inc., a corporation that is unaffiliated with Lincoln, serves as the Delaware trustee under the trust agreement.

      Lincoln will hold directly or indirectly all of the common securities of each of the trusts. Unless otherwise indicated in the applicable prospectus supplement, the common securities will represent an aggregate liquidation amount equal to at least 3% of each trust’s total capital. As the direct or indirect holder of the common securities of a trust, Lincoln will generally have the sole right to appoint, remove or replace the property trustee and/or the Delaware trustee for the trust. However, if a subordinated debt security event of default under the trust agreement for the trust has occurred and is continuing, the holders of a majority in liquidation preference of the related trust preferred securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for the trust. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees; such voting rights are vested exclusively in Lincoln, as the direct or indirect owner of the common securities of the trust. The duties and obligations of each issuer trustee are governed by the applicable trust agreement. Lincoln will pay all fees and expenses related to each trust and the offering of the trust preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each trust.

      The common securities of a trust owned directly or indirectly by Lincoln will rank equally, and payments will be made on such common securities proportionately with the trust preferred securities of the trust, except as provided below. Upon the occurrence and continuance of an event of default under a trust agreement resulting from a subordinated debt security event of default, periodic cash distributions (which we refer to as “distributions”) and payments upon liquidation, redemption or otherwise with respect to the trust securities of a trust must be paid or delivered to the holders of the trust preferred securities of that trust before the holders of the common securities of that trust. See “Description of Trust Preferred Securities — Subordination of Common Securities.”

      Except as otherwise provided in the applicable prospectus supplement:

•	each trust will sell its trust preferred securities to the public and its common securities to Lincoln;

•	concurrently with the issuance by a trust of its trust preferred securities, the trust will use the proceeds from these sales to buy a series of corresponding subordinated debt securities from Lincoln with the same financial terms as the trust preferred securities;

•	Lincoln will pay interest on the subordinated debt securities at the same rate and at the same times as the trust makes payments on the trust preferred securities. The trust will use the payments it receives on the subordinated debt securities to make the corresponding payments on the trust preferred securities.

•	Lincoln will, on a subordinated basis, fully and unconditionally guarantee the payment by the trust of the trust preferred securities to the extent described in this prospectus. We refer to this as the “guarantee.” Both the subordinated debt securities and the guarantee will be subordinated to Lincoln’s existing and future senior indebtedness, and will effectively be subordinated to existing and future senior obligations of Lincoln’s subsidiaries.

•	the corresponding subordinated debt securities will be the sole assets of each trust, and

•	payments under the corresponding subordinated debt securities and the related expense agreement with Lincoln will be the only revenue of each trust.

Lincoln may redeem the corresponding subordinated debt securities (and cause the redemption of the trust securities) or may terminate each trust and cause the corresponding subordinated debt securities to be distributed to the holders of trust preferred securities in liquidation of their interests in such trust in certain circumstances. See “Description of Trust Preferred Securities — Liquidation Distribution Upon Termination.”

      The rights of the holders of trust preferred securities are described in the applicable trust agreement and the Delaware Business Trust Act. The principal executive office of each trust is located at 1500 Market Street, Suite 3900, Philadelphia, Pennsylvania 19102-2112, and its telephone number is (215) 448-1400.

USE OF PROCEEDS

      Except as otherwise set forth in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus and the applicable prospectus supplement are expected to be used by Lincoln for general corporate purposes, including repurchases of outstanding common stock, repayment or redemption of outstanding debt or preferred stock, the possible acquisition of financial services businesses or assets thereof, investments in portfolio assets and working capital needs. Lincoln routinely reviews opportunities to acquire financial services businesses or assets thereof. Each trust will use all proceeds received from the sale of its trust securities to purchase subordinated debt securities of Lincoln.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND

EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

      The following table sets forth Lincoln’s historical ratios of earnings to fixed charges for each of the years in the five year period ended December 31, 2001. In addition, pro forma ratios are provided for the year ended December 31, 2001 which give effect to the following transactions as if they had occurred on December 31, 2000:

•	the redemption of $215 million of 8 3/4% Series A trust preferred securities in August 2001;

•	the retirement of $225 million of 6.40% Series D trust preferred securities in August 2001;

•	the sale of $172.5 million aggregate principal amount of 7.65% Series E trust preferred securities in November 2001 and the application of the net proceeds thereof;

•	the sale of $250 million aggregate principal amount of 6.20% notes due 2011 in December 2001 and the application of the net proceeds thereof; and

•	the redemption of $100 million of 8.35% Series B trust preferred securities in January 2002.

	Year Ended December 31,

	2001	2000	1999	1998	1997(5)

Ratio of Earnings to Fixed Charges(1):
Excluding Interest on Annuities and Financial Products
Historical	6.10	5.95	4.51	5.82	13.57
Pro Forma(2)	6.93
Including Interest on Annuities and Financial Products(3)
Historical	1.46	1.51	1.34	1.44	2.04
Pro Forma(2)	1.47
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends(4)
Historical	1.46	1.51	1.34	1.44	2.04
Pro Forma(2)	1.47

(1)	For purposes of determining this ratio, “earnings” consist of income before federal income taxes, cumulative effect of accounting change and minority interest adjusted for the difference between income or losses from unconsolidated equity investments and cash distributions from such investments, plus fixed charges. “Fixed charges” consist of interest and debt expense on short and long term debt and distributions to minority interest preferred securities of subsidiary companies; and the portion of operating leases that are representative of the interest factor.

(2)	Pro forma ratios after giving effect to (a) the net decrease in interest expense due to the redemption of $215 million of Series A trust preferred securities, the redemption of $100 million of Series B trust preferred securities and the retirement of $225 million Series D trust preferred securities with a weighted average distribution rate of 8.26% per year and the reduction in short-term debt of $99.3 million with a weighted average interest rate of 4.04% per year, and (b) the net increase in interest expense due to the issuance of $172.5 million of 7.65% Series E trust preferred securities, the issuance of $250 million of 6.20% notes due 2011 and the amortization of the loss (included in interest expense) on the treasury lock entered into to hedge the variability in the semi-annual interest payments of the 6.20% notes due 2011 prior to their issuance, partially offset by the net interest received on the interest rate swap entered into to hedge the risk of paying higher fixed rate interest on the $172.5 million of 7.65% Series E trust preferred securities than could be paid on long-term debt in the marketplace.

(3)	Same as the ratio of earning to fixed charges, excluding interest on annuities and financial products, except fixed charges and earnings include interest on annuities and financial products.

(4)	Same as the ratio of earnings to fixed charges, including interest on annuities and financial products, except that fixed charges include the pre-tax earnings required to cover preferred stock dividend requirements.

(5)	Coverage ratios in 1997 are higher than other historical periods due primarily to the inclusion of a pre-tax gain on sale of discontinued operations of $1.2 billion.

DESCRIPTION OF SENIOR DEBT SECURITIES

      We may issue the senior debt securities in one or more series under an indenture dated as of September 15, 1994 between Lincoln and The Bank of New York, as trustee. For purposes of this section, we refer to the indenture, as supplemented from time to time, as the “indenture” and to The Bank of New York or any successor or additional trustee, in its capacity as trustee under the indenture, as the “trustee.” The indenture and the form of the senior debt securities are filed as exhibits to the registration statement that includes this prospectus. The indenture has been qualified under the Trust Indenture Act.

      This summary of the indenture and the senior debt securities relates to terms and conditions applicable to the senior debt securities generally. We will summarize the particular terms of any series of senior debt securities in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below. Because the summary of the material provisions of the indenture and the senior debt securities set forth below and the summary of the material terms of a particular series of senior debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the forms of the indenture and the senior debt securities for complete information regarding the terms and provisions of the indenture (including defined terms) and the senior debt securities. Wherever we refer to particular articles, sections or defined terms of the indenture in this prospectus or in a prospectus supplement, those articles, sections or defined terms are incorporated in this prospectus and the prospectus supplement by reference, and the statement with respect to which such reference is made is qualified in its entirety by such reference.

General

      The senior debt securities will be unsecured and will rank on parity with all other unsecured and unsubordinated indebtedness of Lincoln. The indenture does not limit the amount of senior debt securities which we may issue under it, and it provides that senior debt securities may be issued up to the aggregate principal amount that we authorize from time to time.

      Please refer to the applicable prospectus supplement for the following terms of a particular series of senior debt securities being offered:

•	the title, aggregate principal amount and authorized denominations of the senior debt securities;

•	the percentage of their principal amount at which the senior debt securities will be issued;

•	the date or dates on which the senior debt securities will mature;

•	the rate or rates per annum (which may be fixed or variable), if any, at which the senior debt securities will bear interest or the method of determining or calculating such rate or rates;

•	the times at which any such interest will be payable;

•	the currency or units of two or more currencies in which the senior debt securities are denominated and in which principal and any premium, interest and additional amounts (described below) will or may be payable;

•	the dates, if any, on which and the price or prices at which the senior debt securities may or will be redeemed by Lincoln pursuant to any optional or mandatory sinking fund provisions, and other terms and provisions of any sinking fund;

•	any redemption terms or any terms for repayment of principal amount at the option of the holder;

•	whether and under what circumstances Lincoln will pay additional amounts in respect of certain taxes imposed on certain holders or as otherwise provided;

•	the terms and conditions upon which such senior debt securities may be convertible into shares of common stock or other securities of Lincoln, including the conversion price, conversion period and other conversion provisions;

•	the defeasance provisions, if any, that are applicable to the senior debt securities (other than those described in this prospectus);

•	whether the senior debt securities are to be issuable in global form and, if so, the terms and conditions, if any, upon which interests in senior debt securities issued in global form may be exchanged, in whole or in part, for the individual senior debt securities represented by the global senior debt security and the initial depository for the global senior debt security;

•	the person to whom any interest on a registered security is payable, if other than the registered holder, or the manner in which any interest is payable on a bearer security if other than upon presentation of the related coupons; or

•	any other specific terms of the senior debt securities.

      Principal, interest and premium and additional amounts, if any, will be payable in the manner, at the places and subject to the restrictions set forth in the indenture, the senior debt securities and the prospectus supplement relating thereto.

      Unless we specify otherwise in the applicable prospectus supplement, we will issue the senior debt securities in fully registered form without coupons. When we issue senior debt securities of any series in bearer form, we will describe in the applicable prospectus supplement the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to the senior debt securities and to payment on and transfer and exchange of the senior debt securities.

      We may issue senior debt securities as discounted senior debt securities that bear no interest or that bear interest at a below market rate at the time of issuance to be sold at a substantial discount below their stated principal amount. We will describe the U.S. federal income tax consequences and other special considerations applicable to any discounted senior debt securities in the applicable prospectus supplement.

      If the purchase price of any senior debt securities is payable in one or more foreign currencies or currency units or if any senior debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or premium, or interest, if any, on, any senior debt securities is payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to the senior debt securities and foreign currency or currency units in the applicable prospectus supplement.

      Under the indenture, we have the ability to issue senior debt securities with terms different from those of senior debt securities previously issued under the indenture and, without the consent of the holders and unless otherwise provided, to reopen a previous series of senior debt securities and issue additional senior debt securities of such series in an aggregate principal amount determined by us.

      Holders may present senior debt securities for exchange, and holders may present registered senior debt securities for transfer, in the manner, at the places and subject to the restrictions set forth in the indenture, the senior debt securities and the applicable prospectus supplement. Holders of senior debt securities in bearer form and the related coupons may transfer them by delivery. No service charge will be made for any transfer or exchange of senior debt securities, but Lincoln may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. (Section 2.06)

      Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indenture and the senior debt securities would not necessarily afford holders of the senior debt securities protection in the event of a highly leveraged or other transaction involving Lincoln that may adversely affect those holders.

      If the senior debt securities are convertible into shares of common stock, the conversion price payable and the number of shares purchasable upon conversion may be subject to adjustment in certain events as set forth in the applicable prospectus supplement.

Form, Registration, Transfer and Exchange

      We may issue senior debt securities of a series solely as registered securities, solely as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. We may issue senior debt securities of a series in whole or part in the form of one or more global senior debt securities, which we refer to in this prospectus as “global securities”, as described below under “Global Senior Debt Securities.”

      Registered securities of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor in different authorized denominations. In addition, if senior debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, subject to the terms of the indenture, to exchange bearer securities and the appropriate related coupons of that series for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in the applicable prospectus supplement, any bearer security surrendered in exchange for a registered security between a record date or a special record date for defaulted interest and the relevant date for payment of interest will be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for the bearer security. Instead, that interest will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Bearer securities will not be issued in exchange for registered securities. (Sections 2.06, 2.12 and 4.01)

      Holders may present senior debt securities for exchange as provided above, and unless otherwise indicated in the applicable prospectus supplement, holders may present registered securities for registration of transfer (duly endorsed, or accompanied by a duly executed written instrument of transfer), at the office of any transfer agent designated by Lincoln for that purpose with respect to any series of senior debt securities and referred to in the applicable prospectus supplement. This may be done without service charge upon payment of any taxes and other governmental charges as described in the indenture. The transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. Lincoln may at any time rescind the designation of any transfer agent. However, no such designation or rescission shall in any manner relieve Lincoln of its obligation to maintain an office or agency in each place of payment for senior debt securities of a series. Lincoln may at any time designate additional transfer agents with respect to any series of senior debt securities. (Sections 2.06 and 4.02)

      If senior debt securities of any series are redeemed, Lincoln will not be required to:

•	register the transfer or exchange of senior debt securities of that series during a 15-day period before the selection of the securities of that series to be redeemed;

•	register the transfer of or exchange any registered security, or portion thereof, selected for redemption, except the unredeemed portion of any registered security being redeemed in part; or

•	exchange any bearer security called for redemption except, to the extent provided with respect to any series of senior debt securities and referred to in the applicable prospectus supplement, to exchange such bearer security for a registered security of that series of like tenor and principal amount that is immediately surrendered for redemption. (Section 2.06)

Payment and Paying Agents

      Unless otherwise indicated in the applicable prospectus supplement, payment of principal and premium, interest and additional amounts, if any, on registered securities will be made at the office of the paying agent or paying agents that Lincoln may designate from time to time. However, at Lincoln’s option, Lincoln may make payment of interest and any additional amounts by check or draft mailed to the address, as it appears in the senior debt security register, of the person or entity entitled to the payment. Unless otherwise indicated in an applicable prospectus supplement, Lincoln will make payment of any installment of interest on registered securities to the person or entity in whose name the registered security is registered at the close of business on the record date for such interest. (Section 4.01)

      Unless otherwise indicated in the applicable prospectus supplement, payment of principal and premium, interest and additional amounts, if any, on bearer securities will be payable in accordance with applicable laws and regulations at the offices of those paying agents outside the U.S. as Lincoln may designate from time to time, or by check or by transfer to an account maintained by the payee outside the U.S. Unless otherwise indicated in the applicable prospectus supplement, Lincoln will make interest payments on bearer securities only against surrender of the coupon relating to that interest installment. (Sections 2.06 and 4.02)

      Lincoln will name any paying agents in or outside the U.S. initially designated by Lincoln for the senior debt securities in the applicable prospectus supplement. If the senior debt securities of a series are listed on a stock exchange located outside the U.S. and if the stock exchange requires it, Lincoln will maintain a paying agent for that series in London, Luxembourg or any other required city located outside the U.S. so long as the senior debt securities of that series are listed on that exchange. Lincoln may at any time designate additional paying agents or rescind the designation of any paying agent. However, no such designation or rescission shall in any manner relieve Lincoln of its obligation to maintain an office or agency in each place of payment. (Section 4.02)

      All monies paid by Lincoln to a paying agent for the payment of principal of or interest or additional amounts, if any, on any senior debt security which remain unclaimed at the end of one year after becoming due and payable will be repaid to Lincoln. After that time, the holder of the senior debt security or coupon will look only to Lincoln for payment of those amounts. (Section 4.03)

Global Senior Debt Securities

      Lincoln may issue the senior debt securities of a series in the form of one or more global securities that Lincoln will deposit with a depository or its nominee identified in the applicable prospectus supplement. In such a case, Lincoln will issue one or more global securities in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding senior debt securities of the series to be represented by such global security or global securities. Unless and until it is exchanged in whole or in part for senior debt securities in registered form, a global security may not, subject to certain exceptions, be registered for transfer or exchange except to the depository for the global security or a nominee of the depository. (Section 2.06)

      Unless otherwise specified in the applicable prospectus supplement, a global security representing a series of senior debt securities will be exchangeable for individual senior debt securities of that series in the following circumstances:

•	if a depository is at an time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by Lincoln within 90 days;

•	at any time in Lincoln’s sole discretion if Lincoln determines not to have any senior debt securities of that series represented by a global security;

•	if Lincoln so specifies with respect to a series of senior debt securities, at any time upon the request of an owner of a beneficial interest in a global security representing senior debt securities of that series if the exchange is made on terms acceptable to Lincoln, the trustee and the depository; or

•	a senior debt security event of default has occurred and is continuing with respect to that series of senior debt securities.

      To the extent not described under the heading “Book-Entry Issuance,” we will describe the terms of the depository arrangement for any portion of a series of senior debt securities to be represented by a global security in the applicable prospectus supplement.

Limitation on Liens on Stock of Restricted Subsidiaries

      Lincoln will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for borrowed money (which we refer to in this prospectus as “Debt”) secured by a mortgage, security interest, pledge, lien or other encumbrance upon any shares of stock of any Restricted Subsidiary without effectively providing that the senior debt securities (together with, if Lincoln shall so determine, any other indebtedness of or guarantee by Lincoln ranking equally with the senior debt securities and then existing or thereafter created) will be secured equally and ratably with that Debt. (Section 4.06).

      For purposes of the indenture, “Restricted Subsidiary” means The Lincoln National Life Insurance Company so long as it remains a subsidiary, as well as any successor to all or a principal part of the business of that subsidiary and any other subsidiary which Lincoln’s board of directors designates as a Restricted Subsidiary. (Section 1.01) The Lincoln National Life Insurance Company accounted for approximately 91% of the consolidated revenues of Lincoln during the year ended December 31, 2001 and 92% of the consolidated assets of Lincoln at December 31, 2001.

Limitation on Issuance or Disposition of Stock of Restricted Subsidiaries

      Lincoln will not, nor will it permit any Restricted Subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any capital stock, other than nonvoting preferred stock, of any Restricted Subsidiary, except for:

•	the purpose of qualifying directors;

•	sales or other dispositions to Lincoln or one or more Restricted Subsidiaries;

•	the disposition of all or any part of the capital stock of any Restricted Subsidiary for consideration which is at least equal to the fair value of that capital stock as determined by Lincoln’s board of directors acting in good faith; or

•	an issuance, sale, assignment, transfer or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of Lincoln or any Restricted Subsidiary. (Section 4.07)

      For the purposes of the indenture, “capital stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in corporate stock. (Section 1.01)

Defaults and Remedies

      A “senior debt security event of default” with respect to senior debt securities of any series is defined in the indenture as being any one of the following events:

(a)	default for 30 days in payment of any interest or additional amounts on the senior debt securities of that series;

(b)	default in payment of principal or premium, if any, on the senior debt securities of that series when due either at maturity, upon redemption, by declaration or otherwise, other than a failure to make payment resulting from mistake, oversight or transfer difficulties not continuing for more than three business days beyond the payment due date;

(c)	default in payment of any sinking fund installment when due and payable, other than a failure to make payment resulting from mistake, oversight or transfer difficulties not continuing for more than three business days beyond the payment due date;

(d)	default by Lincoln in the performance or breach of any other covenant or warranty of Lincoln relating to the senior debt securities of that series for a period of 60 days after written notice has been provided to Lincoln by the trustee or to Lincoln and the trustee by the registered holders of at least 25% in principal amount of the outstanding debt securities of that series;

(e)	certain events involving the bankruptcy or insolvency of Lincoln; or

(f)	other events of default as specified in the supplemental indenture or board resolution under which that series of senior debt securities was issued. (Section 6.01)

      The indenture provides that if a senior debt security event of default described in clauses (a), (b), (c) or, in the event of a default with respect to less than all outstanding series under the indenture, (d) above has occurred and is continuing with respect to one or more series, either the trustee or the holders of 25% in principal amount of the outstanding senior debt securities of that series (each series voting as a separate class) may declare the principal (or in the case of original issue discount senior debt securities, the portion of the principal amount specified in the terms of the senior debt securities), accrued interest and any additional amounts payable with respect to the senior debt securities of that series to be due and payable immediately.

      The indenture also provides that if a senior debt security event of default described in clause (d) (in the event of a default with respect to all outstanding series) or (e) above has occurred and is continuing, either the trustee or the holders of 25% in principal amount of all senior debt securities then outstanding (voting as one class) may declare the principal (or in the case of original issue discount senior debt securities, the portion of the principal amount specified in the terms of the senior debt securities), accrued interest and any additional amounts payable with respect to all outstanding senior debt securities to be due and payable immediately. Upon certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series (or of all series, as the case may be) may annul declarations of acceleration and waive past defaults, other than defaults in the payment of principal of, or premium, interest or additional amounts, if any, on the senior debt securities. (Sections 6.01 and 6.10)

      Holders may not enforce the indenture or the senior debt securities except as provided in the indenture. The trustee may refuse to enforce the indenture or the senior debt securities unless it receives indemnity satisfactory to it. Subject to certain limitations, holders of a majority in principal amount of the senior debt securities of any series may direct the trustee in its exercise of any trust or power. Lincoln must deliver annually to the trustee an officer’s statement indicating whether the signer knows of any default by Lincoln in performing any of its obligations under the indenture. The trustee may withhold from holders notice of any continuing default, except a default in payment of principal or any premium, interest or additional amounts, or any sinking or purchase fund installment, if it determines that withholding notice is in their interest. (Sections 4.05, 6.06, 6.09, 6.11, 7.01 and 7.05)

Defeasance

      Unless otherwise described in a prospectus supplement with respect to any series of senior debt securities, if Lincoln deposits with the trustee, in trust, money, government obligations or a combination thereof which will in the written opinion of independent public accountants selected by Lincoln, provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest and additional amounts and premium, if any, on, a series of senior debt securities on the dates such payments are due in accordance with the terms of that series, Lincoln, at its option:

•	will be discharged from any and all obligations in respect of that series of senior debt securities on the 91st day after satisfaction of all conditions to the discharge, other than certain obligations to register the transfer or exchange of the senior debt securities, replace stolen, lost or mutilated senior debt securities, maintain paying agencies and hold moneys for payment in trust; or

•	effective upon the satisfaction of all applicable conditions, need not comply with certain restrictive covenants under the indenture or otherwise applicable to that series of senior debt securities and will not be limited by any restrictions with respect to merger, consolidation or sales of assets. (Section 8.02)

      In order to exercise either of the options described above, no senior debt security event of default shall have occurred and be continuing under the indenture and Lincoln must provide to the trustee:

•	an opinion of counsel to the effect that holders of the applicable series of senior debt securities:

•	will not recognize income, gain or loss for federal income tax purposes as a result of Lincoln’s exercise of its option; and

•	will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such option had not been exercised;

•	if senior debt securities are being discharged, a private letter ruling to the same effect as the opinion of counsel received from the U.S. Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the IRS;

•	an officers’ certificate to the effect that no senior debt security event of default or event which with the giving of notice or lapse of time, or both, would become a senior debt security event of default, with respect to the applicable series of senior debt securities shall have occurred and be continuing on the date of the deposit; and

•	if the senior debt securities are listed on the New York Stock Exchange, an opinion of counsel to the effect that the exercise of the option will not cause the senior debt securities to be delisted. (Section 8.02)

      For purposes of the indenture, the term “government obligations” means generally:

•	direct noncallable obligations of the government which issued the currency in which the senior debt securities of the applicable series are denominated;

•	noncallable obligations which are fully guaranteed by that government with respect to the payment of principal and interest; or

•	noncallable obligations on which the full faith and credit of that government is pledged with respect to the payment of principal and interest. (Section 1.01).

      In addition, Lincoln may obtain a discharge under the indenture with respect to all the senior debt securities of a series by depositing with the trustee, in trust, moneys or government obligations sufficient to pay at maturity or upon redemption all of the principal, premium, interest and additional amounts payable with respect to the senior debt securities of that series if all of those senior debt securities are by their terms to become due and payable within one year or are to be called for redemption within one year. Lincoln is not required to deliver an opinion of counsel or ruling relating to the tax consequences to holders for this discharge. (Section 8.01) After any discharge of senior debt securities pursuant to the terms of the indenture described above, the holders of those senior debt securities will be able to look solely to the trust fund, and not to Lincoln, for payments of principal and any premium, interest or additional amounts. (Sections 8.01 and 8.02)

Consolidation, Merger and Sale of Assets

      Lincoln may not consolidate with or merge into, or sell, lease or convey all or substantially all of its assets to, another corporation unless:

•	the successor or transferee corporation is a corporation organized and existing under the laws of the U.S. or a state thereof;

•	the successor or transferee corporation assumes by supplemental indenture all the obligations of Lincoln under the senior debt securities and the indenture; and

•	Lincoln or the successor corporation, as the case may be, will not, immediately after such consolidation or merger or sale, lease or conveyance, be in default in the performance of any covenant or condition with respect to the senior debt securities or the indenture.

      Lincoln will deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and the supplemental indenture comply with the terms of the indenture. Upon any consolidation or merger or any sale, lease or conveyance of all or substantially all of the assets of Lincoln, the successor or transferee corporation shall succeed to, and be substituted for, and may exercise every right and power of, Lincoln under the indenture. (Sections 5.01 and 5.02). Thereafter, all obligations of the predecessor corporation will terminate. (Section 5.01)

Modification of the Indenture

      The indenture permits Lincoln and the trustee to amend or supplement the indenture or the senior debt securities without notice to or the consent of any holder of a senior debt security for certain purposes, including to:

•	cure any ambiguity, defect or inconsistency;

•	comply with Section 5.01 (relating to when Lincoln may consolidate, merge or sell all or substantially all of its assets);

•	provide for uncertificated senior debt securities;

•	establish the form or terms of senior debt securities of any series; or

•	make any change that does not adversely affect the rights of any holder of a senior debt security. (Section 9.01)

      Lincoln and the trustee may modify or amend certain other provisions of the indenture only with the consent of the holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of each series issued under the indenture which is affected by the modification or amendment (voting as one class). However, no such modification or amendment may, without the consent of the holder of each senior debt security affected thereby:

•	reduce the percentage of senior debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate or rates or extend the time for payment of interest or additional amounts, if any, on any senior debt security;

•	reduce the principal of or premium, if any, on or extend the fixed maturity of any senior debt security;

•	modify or effect in any manner adverse to the holders of senior debt securities the terms and conditions of the obligations of Lincoln in respect of its obligations under the indenture;

•	waive a default in the payment of principal of or premium or interest or additional amounts, if any, on any senior debt security;

•	impair the right to institute a suit for the enforcement of any payment with respect to any series of senior debt securities;

•	change a place of payment; or

•	make any senior debt security payable in currency other than that stated in the senior debt security. (Section 9.02)

Regarding the Trustee

      The trustee is a participant in various credit agreements of Lincoln, and Lincoln has maintained other banking relationships with the trustee in the normal course of business. The trustee also acts as trustee and paying agent for Lincoln’s 7 5/8% Notes due July 15, 2002, 7 1/4% Debentures due May 15, 2005, 6 1/2% Notes due March 15, 2008, 6.20% Notes due December 15, 2011, 7% Notes due March 15, 2018

and 9 1/8% Debentures due October 1, 2024 and may act as trustee under various other indentures, trusts and guarantees of Lincoln and its affiliates in the ordinary course of business.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

      We may issue junior subordinated debt securities in one or more series under a junior subordinated indenture, as supplemented from time to time, between Lincoln and Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago), as trustee. For purposes of this prospectus, we refer to the junior subordinated indenture, as supplemented from time to time, as the “subordinated indenture”, to the junior subordinated debt securities as “subordinated debt securities” and to Bank One Trust Company or any successor or additional trustee, in its capacity as trustee under the subordinated indenture, as the “subordinated indenture trustee.” The subordinated indenture (including the form of the subordinated debt securities) is filed as an exhibit to the registration statement that includes this prospectus. The subordinated indenture has been qualified under the Trust Indenture Act.

      This summary of the subordinated indenture and the subordinated debt securities relates to terms and conditions applicable to the subordinated debt securities generally. We will summarize the particular terms of any series of subordinated debt securities in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below. Because the summary of the material provisions of the subordinated indenture and the subordinated debt securities set forth below and the summary of the material terms of a particular series of subordinated debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the forms of the subordinated indenture and the subordinated debt securities for complete information regarding the terms and provisions of the subordinated indenture (including defined terms) and the subordinated debt securities. Wherever we refer to particular articles, sections or defined terms of the subordinated indenture in this prospectus or in a prospectus supplement, those articles, sections or defined terms are incorporated in this prospectus and the prospectus supplement by reference, and the statement with respect to which such reference is made is qualified in its entirety by such reference.

General

      Each series of subordinated debt securities will rank equally with all other series of subordinated debt securities and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the subordinated indenture to all Senior Debt (as defined below) of Lincoln. See “— Subordination.”

      Lincoln is a non-operating holding company and almost all of the operating assets of Lincoln and its consolidated subsidiaries are owned by its subsidiaries. Lincoln relies primarily on dividends from its subsidiaries to meet its obligations. The payment of dividends by Lincoln’s insurance company subsidiaries is limited under the insurance company holding company laws of the states in which those subsidiaries are domiciled. Accordingly, the subordinated debt securities will be effectively subordinated to all existing and future liabilities of Lincoln’s subsidiaries, and holders of subordinated debt securities should look only to the assets of Lincoln for payments on the subordinated debt securities. Except as otherwise provided in the applicable prospectus supplement, the subordinated indenture does not limit the incurrence or issuance of other secured or unsecured debt of Lincoln, whether under the subordinated indenture, the indenture or any other indenture that Lincoln may enter into in the future or otherwise. See “— Subordination” and the prospectus supplement relating to any offering of subordinated debt securities.

      We will issue the subordinated debt securities in one or more series pursuant to an indenture supplemental to the subordinated indenture or a resolution of Lincoln’s board of directors or a committee thereof.

      The applicable prospectus supplement will describe the following terms of the subordinated debt securities:

•	the title of the subordinated debt securities;

•	any limit upon the aggregate principal amount of the subordinated debt securities;

•	the date or dates on which the principal of the subordinated debt securities is payable (which we refer to as the “stated maturity”) or the method of determination of the stated maturity;

•	the rate or rates, if any, at which the subordinated debt securities will bear interest, the interest payment dates on which interest will be payable, the right, if any, of Lincoln to defer or extend an interest payment date and the regular record date for interest payable on any interest payment date or the method by which any of these items will be determined;

•	the place or places where the principal of and premium, if any, and interest on the subordinated debt securities will be payable and where the subordinated debt securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon Lincoln regarding the subordinated debt securities and the subordinated indenture may be made;

•	the terms and conditions upon which subordinated debt securities may be redeemed, in whole or in part, at the option of Lincoln or a holder of subordinated debt securities;

•	the obligation or the right, if any, of Lincoln or a holder to redeem, purchase or repay the subordinated debt securities and the terms and conditions upon which the subordinated debt securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which any subordinated debt securities shall be issuable if other than denominations of $25 and any integral multiple thereof;

•	if other than in U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of and premium and interest, if any, on the subordinated debt securities shall be payable, or in which the subordinated debt securities shall be denominated;

•	any additions, modifications or deletions in the events of default or covenants of Lincoln specified in the subordinated indenture with respect to the subordinated debt securities;

•	if other than the principal amount, the portion of the principal amount of subordinated debt securities that shall be payable upon declaration of acceleration of the maturity thereof;

•	any additions or changes to the subordinated indenture with respect to a series of subordinated debt securities as shall be necessary to permit or facilitate the issuance of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the subordinated debt securities and the manner in which these amounts will be determined;

•	the terms and conditions relating to the issuance of a temporary global security representing all of the subordinated debt securities of the series and the exchange of the temporary global security for definitive subordinated debt securities of the series;

•	whether the subordinated debt securities of the series will be issued in whole or in part in the form of one or more global securities and the depositary for the global securities, which depositary will be a clearing agency registered under the Securities Exchange Act of 1934;

•	the appointment of any paying agent or agents;

•	the terms and conditions of any obligation or right of Lincoln or a holder to convert or exchange the subordinated debt securities into trust preferred securities;

•	the form of trust agreement and guarantee agreement, if applicable;

•	the relative degree, if any, to which subordinated debt securities of the series shall be senior or subordinated to other series of subordinated debt securities or other indebtedness of Lincoln in right of payment, whether other series of subordinated debt securities or other indebtedness are outstanding or not; and

•	any other terms of the subordinated debt securities not inconsistent with the provisions of the subordinated indenture.

      We may sell subordinated debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which is below market rates at the time of issuance. We will describe certain U.S. federal income tax consequences and special considerations applicable to any subordinated debt securities in the applicable prospectus supplement.

      If the purchase price of any subordinated debt securities is payable in one or more foreign currencies or currency units or if any subordinated debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or premium or interest, if any, on, any subordinated debt securities is payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax consequences, specific terms and other information with respect to the subordinated debt securities and foreign currency or currency units in the applicable prospectus supplement.

      If any index is used to determine the amount of any principal, premium or interest payable with respect to any series of subordinated debt securities, we will describe the special U.S. federal income tax, accounting and other considerations in the applicable prospectus supplement.

Denominations, Registration and Transfer

      Unless otherwise specified in the applicable prospectus supplement, we will issue the subordinated debt securities only in registered form without coupons in denominations of $25 and any integral multiple of $25. Subordinated debt securities of any series will be exchangeable for other subordinated debt securities of the same series and of a like aggregate principal amount and tenor in different authorized denominations.

      Holders may present subordinated debt securities for exchange as provided above, and holders may present subordinated debt securities for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the appropriate securities registrar or at the office of any transfer agent designated by Lincoln for such purpose with respect to any series of subordinated debt securities and referred to in the applicable prospectus supplement. This may be done without service charge upon payment of any taxes and other governmental charges as described in the subordinated indenture. Lincoln has appointed the subordinated indenture trustee as securities registrar under the subordinated indenture. If the applicable prospectus supplement refers to any transfer agents initially designated by Lincoln with respect to any series of subordinated debt securities in addition to the securities registrar, Lincoln may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts. However, Lincoln will be required to maintain a transfer agent in each place of payment for that series. Lincoln may at any time designate additional transfer agents with respect to any series of subordinated debt securities.

      In the event of any redemption, neither Lincoln nor the subordinated indenture trustee will be required to:

•	issue, register the transfer of or exchange subordinated debt securities of any series during a period beginning at the opening of business 15 days before any selection of subordinated debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•	transfer or exchange any subordinated debt securities selected for redemption, except the unredeemed portion of any subordinated debt securities being redeemed in part.

Global Subordinated Debt Securities

      Lincoln may issue the subordinated debt securities of a series in whole or in part in the form of one or more global securities that Lincoln will deposit with, or on behalf of, a depository or its nominee identified in the prospectus supplement relating to that series. Lincoln will issue global securities only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual subordinated debt securities it represents, a global security may not be transferred except as a whole:

•	by the depository for the global security to a nominee of the depository;

•	by a nominee of the depository to the depository or another nominee of the depository; or

•	by the depository or any nominee to a successor depository or any nominee of the successor.

      Unless otherwise specified in the applicable prospectus supplement, a global security representing a series of subordinated debt securities will be exchangeable for individual subordinated debt securities of that series in the following circumstances:

•	if a depository is unwilling or unable to continue as depository or if the depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934;

•	at any time in Lincoln’s sole discretion if Lincoln determines not to have any subordinated debt securities of that series represented by a global security;

•	if Lincoln so specifies with respect to a series of subordinated debt securities, at any time upon the request of an owner of a beneficial interest in a global security representing subordinated debt securities of that series if the exchange is made on terms acceptable to Lincoln, the subordinated indenture trustee and the depository; or

•	a subordinated debt security event of default has occurred and is continuing with respect to that series of subordinated debt securities.

      To the extent not described under the heading “Book-Entry Issuance,” we will describe the terms of the depository arrangement for a series of subordinated debt securities to be represented by a global security in the applicable prospectus supplement.

Payment and Paying Agents

      Unless otherwise indicated in the applicable prospectus supplement, payment of principal and any premium and interest on subordinated debt securities will be made at 55 Water Street, 1st Floor, Jeanette Park Entrance, New York, New York 10041, or at the office of any paying agent or paying agents as Lincoln may designate from time to time in the applicable prospectus supplement. However, at Lincoln’s option, Lincoln may make payment of any interest:

•	except in the case of global subordinated debt securities, by check mailed to the address, as it appears in the securities register, of the person or entity entitled to the payment; or

•	by transfer to an account maintained by the person or entity entitled to the payment as specified in the securities register, if Lincoln has received proper transfer instructions by the regular record date.

      Unless otherwise indicated in the applicable prospectus supplement, Lincoln will make payments of interest on subordinated debt securities to the person or entity in whose name the subordinated debt security is registered at the close of business on the regular record date for such interest, except in the case of defaulted interest. Lincoln may at any time designate additional paying agents or rescind the designation of any paying agent. However, Lincoln will be required to maintain at all times a paying agent in each place of payment for each series of subordinated debt securities.

      Any moneys deposited by Lincoln with the subordinated indenture trustee or any paying agent, or then held by Lincoln in trust, for the payment of the principal of and any premium or interest on any subordinated debt security that remains unclaimed for two years after becoming due and payable will be repaid to Lincoln at its request. After that time, the holder of the subordinated debt security will look, as a general unsecured creditor, only to Lincoln for payment of those amounts.

Option to Extend Interest Payment Date

      If provided in the applicable prospectus supplement and subject to any terms, conditions and covenants contained in the prospectus supplement, Lincoln will have the right at any time and from time to time during the term of any series of subordinated debt securities to defer payment of interest for that number of consecutive interest payment periods as may be specified in the applicable prospectus supplement (each of which we refer to as an “extension period”). However, no extension period may extend beyond the stated maturity of the applicable series of subordinated debt securities. We will describe certain U.S. federal income tax consequences and special considerations applicable to the subordinated debt securities in the applicable prospectus supplement.

Redemption

      Unless otherwise indicated in the applicable prospectus supplement:

•	subordinated debt securities will not be subject to any sinking fund;

•	Lincoln may, at its option, redeem the subordinated debt securities of any series in whole at any time or in part from time to time. Lincoln may redeem subordinated debt securities in denominations larger than $25 in part but only in integral multiples of $25;

•	the redemption price for any subordinated debt security shall equal the principal amount of the security, plus any accrued and unpaid interest to the redemption date; and

•	if a Subordinated Debt Security Tax Event described below has occurred and is continuing with respect to a series of subordinated debt securities, Lincoln may, at its option, redeem that series of subordinated debt securities in whole, but not in part, at any time within 90 days of the occurrence of the Subordinated Debt Security Tax Event, at a redemption price equal to 100% of the principal amount of the subordinated debt securities of that series then outstanding plus accrued and unpaid interest to the redemption date.

      “Subordinated Debt Security Tax Event” means the receipt by Lincoln of an opinion of counsel experienced in such matters to the effect that:

•	as a result of any amendment to, or change or announced prospective change in, the laws or regulations of the U.S. or any political subdivision or taxing authority in the U.S., or

•	as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations,

•	which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the applicable series of subordinated debt securities under the subordinated indenture,

•	there is more than an insubstantial risk that interest payable by Lincoln on the series of subordinated debt securities is not, or within 90 days of the date of the opinion will not be, deductible by Lincoln, in whole or in part, for U.S. federal income tax purposes.

      Lincoln will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of subordinated debt securities to be redeemed at its registered address. Unless Lincoln defaults in payment of the redemption price, interest will cease to accrue on those subordinated debt securities called for redemption on and after the redemption date.

Restrictions on Certain Payments

      Lincoln will also covenant, as to each series of subordinated debt securities, that it will not, and will not permit any subsidiary of Lincoln to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Lincoln’s capital stock;

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Lincoln (including other subordinated debt securities) that rank equally with or junior in interest to the subordinated debt securities; or

•	make any guarantee payments with respect to any guarantee by Lincoln of the debt securities of any subsidiary of Lincoln if that guarantee ranks equally or junior in interest to the subordinated debt securities;

if at such time:

•	any event has occurred of which Lincoln has actual knowledge that:

•	with the giving of notice or the lapse of time, or both, would constitute a subordinated debt security event of default with respect to the subordinated debt securities of that series;

•	which default Lincoln has not taken reasonable steps to cure;

•	if the subordinated debt securities are held by a trust of a series of related trust preferred securities, Lincoln is in default with respect to its payment of any obligations under the guarantee relating to those trust preferred securities; or

•	Lincoln has given notice of its selection of an extension period as provided in the subordinated indenture with respect to the subordinated debt securities of that series and has not rescinded such notice, or that extension period, or any extension of that extension period, shall be continuing.

The following actions are not subject to the restrictions described above:

•	dividends or distributions in common stock of Lincoln;

•	redemptions or purchases of any rights pursuant to Lincoln’s rights plan, or any successor to Lincoln’s rights plan, and the declaration of a dividend of rights or the issuance of stock under those plans in the future;

•	payments under any guarantee; and

•	purchases of common stock related to the issuance of common stock under any of Lincoln’s benefit plans for its directors, officers or employees.

Modification of Subordinated Indenture

      From time to time Lincoln and the subordinated indenture trustee may, without the consent of the holders of any series of subordinated debt securities, amend, waive or supplement the subordinated indenture for specified purposes, including, among other things:

•	curing ambiguities, defects or inconsistencies, as long as the cure does not materially adversely affect the interest of the holders of any series of subordinated debt securities or, in the case of corresponding subordinated debt securities, the holders of the related trust preferred securities so long as they remain outstanding; and

•	qualifying, or maintaining the qualification of, the subordinated indenture under the Trust Indenture Act.

      Lincoln and the subordinated indenture trustee may generally modify the subordinated indenture in a manner affecting the rights of the holders of one or more series of the subordinated debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of subordinated debt securities affected. However, no modification may, without the consent of the holder of each outstanding subordinated debt security affected:

•	change the stated maturity or reduce the principal amount of any series of subordinated debt securities, or reduce the rate or extend the time of payment of interest on those securities, other than an extension as contemplated by the subordinated indenture; or

•	reduce the percentage of principal amount of subordinated debt securities of any series, the holders of which are required to consent to a modification of the subordinated indenture.

In the case of subordinated debt securities that correspond to a series of trust preferred securities, so long as any of the related trust preferred securities remain outstanding:

•	no modification described in the previous paragraph may be made that adversely affects the holders of such trust preferred securities in any material respect,

•	no termination of the subordinated indenture may occur, and

•	no waiver of any subordinated debt security event of default or compliance with any covenant under the subordinated indenture may be effective,

in each case without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the related trust preferred securities unless and until the principal of and all accrued and unpaid interest on the corresponding subordinated debt securities has been paid in full and certain other conditions are satisfied.

      In addition, Lincoln and the subordinated indenture trustee may execute a supplemental subordinated indenture for the purpose of creating any new series of subordinated debt securities without the consent of any holder of subordinated debt securities.

Subordinated Debt Security Events of Default

      The subordinated indenture provides that any one or more of the following events with respect to a series of subordinated debt securities that has occurred and is continuing constitutes a “subordinated debt security event of default” with respect to that series of subordinated debt securities:

•	failure for 30 days to pay any interest on the series of the subordinated debt securities when due, other than the deferral of any due date in the case of an extension period;

•	failure to pay any principal or premium, if any, on the series of subordinated debt securities when due whether at maturity, upon redemption by declaration or otherwise;

•	failure to observe or perform in any material respect certain other covenants contained in the subordinated indenture for 90 days after written notice has been provided to Lincoln by the subordinated indenture trustee or to Lincoln and the subordinated trustee by the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of that series; or

•	certain events in bankruptcy, insolvency or reorganization of Lincoln.

      The holders of a majority in aggregate outstanding principal amount of an applicable series of subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated indenture trustee. The subordinated indenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of an applicable series of subordinated debt securities may declare the principal due and payable immediately upon a subordinated debt security event of default. In the case of subordinated debt securities that correspond to a series of trust preferred securities, if the subordinated indenture trustee or the holders of the corresponding subordinated debt securities fail to declare the principal due and payable immediately upon a subordinated debt security event of default, then the holders of at least 25% in aggregate liquidation preference of the related trust preferred securities may exercise that right. The holders of a majority in aggregate outstanding principal amount of a series of subordinated debt securities may annul the declaration and its consequences if the default (other than the non-payment of the principal of the series of subordinated debt securities which has become due solely by such acceleration) has been cured or waived and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and the fees and expenses of the subordinated indenture trustee has been deposited with the subordinated indenture trustee. In the case of subordinated debt securities that correspond to a series of trust preferred securities, if the holders of the corresponding subordinated debt securities fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation preference of the related trust preferred securities may exercise that right.

      The holders of a majority in aggregate outstanding principal amount of a series of subordinated debt securities may, on behalf of the holders of all the affected subordinated debt securities of that series, waive any past default, except:

•	a default in the payment of principal or interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the subordinated indenture trustee; or

•	a default with respect to a covenant which cannot be modified or amended pursuant to the terms of the subordinated indenture without the consent of the holder of each outstanding subordinated debt security.

In the case of subordinated debt securities that correspond to a series of trust preferred securities, if the holders of the corresponding subordinated debt securities fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation preference of the related trust preferred securities may exercise that right. Lincoln must file annually with the subordinated indenture trustee a certificate as to whether or not Lincoln is in compliance with all the conditions and covenants applicable to it under the subordinated indenture.

      If a subordinated debt security event of default has occurred and is continuing as to a series of subordinated debt securities that correspond to a series of trust preferred securities, the property trustee will have the right to declare the principal of and the interest on the corresponding subordinated debt securities, and any other amounts payable under the subordinated indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the corresponding subordinated debt securities.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

      If a subordinated debt security event of default has occurred and is continuing and the default is attributable to the failure of Lincoln to pay interest or principal on the related subordinated debt securities on the date such interest or principal is otherwise payable, a holder of trust preferred securities may, subject to the terms of the subordinated indenture, institute a legal proceeding directly against Lincoln for enforcement of payment to the holder of the principal of or interest on related subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related trust preferred securities held by the holder (which we refer to as a “direct action”). Lincoln may not amend the subordinated indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities. If Lincoln removes the right to bring a direct action, the applicable trust may become subject to the reporting obligations under the Securities Exchange Act of 1934. Lincoln will have the right under the subordinated indenture to set-off any payment made to the holder of trust preferred securities by Lincoln in connection with a direct action.

      The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related subordinated debt securities unless a trust agreement event of default has occurred and is continuing under the applicable trust agreement. See “Description of Trust Preferred Securities — Events of Default; Notice.”

Consolidation, Merger, Sale of Assets and Other Transactions

      Lincoln may not consolidate with or merge into any other person or entity or convey, transfer or lease its properties and assets substantially as an entirety to any person or entity, and no person or entity may consolidate with or merge into Lincoln or convey, transfer or lease its properties and assets substantially as an entirety to Lincoln, unless:

•	if Lincoln consolidates with or merges into another person or entity or conveys or transfers its properties and assets substantially as an entirety to any person or entity, the successor person or entity is organized under the laws of the U.S. or any state or the District of Columbia and expressly assumes Lincoln’s obligations under the subordinated debt securities and the subordinated indenture;

•	immediately after giving effect to the transaction, no subordinated debt security event of default, and no event which, after notice or lapse of time or both, would become a subordinated debt security event of default, shall have occurred and be continuing;

•	in the case of subordinated debt securities that correspond to a series of trust preferred securities, the transaction is permitted under the related trust agreement or guarantee and does not give rise to any breach or violation of the related trust agreement and guarantee; and

•	certain other conditions prescribed in the subordinated indenture are met.

      The general provisions of the subordinated indenture do not afford holders of the subordinated debt securities protection in the event of a highly leveraged or other transaction involving Lincoln that may adversely affect holders of the subordinated debt securities.

Satisfaction and Discharge

      The subordinated indenture provides that when:

•	all subordinated debt securities not previously delivered to the subordinated indenture trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year;

•	Lincoln deposits or causes to be deposited with the subordinated indenture trustee funds, in trust, in the currency or currencies in which those subordinated debt securities are payable;

•	the deposited amount is for the purpose and is sufficient to pay and discharge the entire amount of principal, premium and interest on those subordinated debt securities to the date of the deposit if those debt securities have become due and payable or to the stated maturity, as the case may be,

•	Lincoln has paid or caused to be paid all other sums payable pursuant to the subordinated indenture; and

•	certain other conditions prescribed in the subordinated debenture are met,

then with certain exceptions the subordinated indenture will cease to be of further effect and Lincoln will be deemed to have satisfied and discharged the subordinated indenture.

Conversion or Exchange

      If and to the extent indicated in the applicable prospectus supplement, the subordinated debt securities of any series may be convertible or exchangeable into trust preferred securities or other securities. We will describe the specific terms on which subordinated debt securities of any series may be so converted or exchanged in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of Lincoln, in which case the number of shares of trust preferred securities or other securities to be received by the holders of subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

      Any subordinated debt securities issued by Lincoln under the subordinated indenture will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the subordinated indenture. Upon any payment or distribution of assets of Lincoln to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Lincoln, the holders of Senior Debt will first be entitled to receive payment in full of principal and premium and interest, if any, on the Senior Debt before the holders of subordinated debt securities or, in the case of corresponding subordinated debt securities, the property trustee on behalf of the holders, will be entitled to receive or retain any payment with respect to the subordinated debt securities.

      In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the outstanding Senior Debt (including any amounts due upon acceleration) before the holders of subordinated debt securities will be entitled to receive or retain any payment with respect to the subordinated debt securities.

      No payments on account of principal, premium or interest, if any, in respect of the subordinated debt securities may be made if there has occurred and is continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of its maturity, or if any judicial proceeding is pending with respect to any default.

      “Debt” means with respect to any person or entity, whether recourse is to all or a portion of the assets of that person or entity and whether or not contingent,

•	every obligation of that person or entity for money borrowed;

•	every obligation of that person or entity evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of that person or entity with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that person or entity;

•	every obligation of that person or entity issued or assumed as the deferred purchase price of property or services, other than trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of that person or entity; and

•	every obligation of the type described above of another person or entity and all dividends of another person or entity the payment of which, in either case, that person or entity has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

      “Senior Debt” means the principal of, and premium and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Lincoln whether or not such claim for post-petition interest is allowed in that proceeding), on Debt, whether incurred on or prior to the date of the subordinated indenture or incurred after that date, unless, in the instrument creating or evidencing the Debt or pursuant to which the Debt is outstanding, it is provided that the obligations with respect to that Debt are not superior in right of payment to the subordinated debt securities or to other Debt which is equal with, or subordinated to, the subordinated debt securities; provided, however, that Senior Debt shall not be deemed to include:

•	any Debt of Lincoln which was without recourse to Lincoln when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code,

•	any Debt of Lincoln to any of its subsidiaries,

•	Debt to any employee of Lincoln,

•	any liability for taxes,

•	indebtedness or monetary obligations to trade creditors or assumed by Lincoln or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services, and

•	any other debt securities issued pursuant to the subordinated indenture.

      Lincoln is a non-operating holding company and almost all of the operating assets of Lincoln are owned by Lincoln’s subsidiaries. Lincoln relies primarily on dividends from its subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the subordinated debt securities will be effectively subordinated to all existing and future liabilities of Lincoln’s subsidiaries, including liabilities under contracts of insurance and annuities written by Lincoln’s insurance subsidiaries. Holders of subordinated debt securities should look only to the assets of Lincoln for payments of principal, premium, and interest, if any.

      The subordinated indenture places no limitation on the amount of additional Senior Debt that Lincoln may incur. Lincoln expects from time to time to incur additional indebtedness constituting Senior Debt.

      The subordinated indenture provides that the subordination provisions described above, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Lincoln will describe any change in the applicable prospectus supplement.

Governing Law

      The subordinated indenture and the subordinated debt securities will be governed by and construed in accordance with the laws of the state of New York.

Information Concerning the Subordinated Indenture Trustee

      The subordinated indenture trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to those provisions, the subordinated indenture trustee is under no obligation to exercise any of the powers vested in it by the subordinated indenture at the request of any holder of subordinated debt securities, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which the subordinated trustee might incur in connection with its exercise of those powers. The subordinated indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the subordinated indenture trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

      The subordinated trustee is a participant in various credit agreements of Lincoln, and Lincoln has maintained other banking relationships with the trustee in the normal course of business. The subordinated indenture trustee acts as property trustee and guarantee trustee for Lincoln’s 7.40% Series C trust preferred securities, 5.67% Series D trust preferred securities and 7.65% Series E trust preferred securities and may act as trustee under various other indentures, trusts and guarantees of Lincoln and its affiliates in the ordinary course of business.

Corresponding Subordinated Debt Securities

      Lincoln may issue corresponding subordinated debt securities in one or more series of subordinated debt securities under the subordinated indenture with terms corresponding to the terms of a series of related trust preferred securities. In that event, concurrently with the issuance of each trust’s trust preferred securities, the trust will invest the proceeds of that issuance and the consideration paid by Lincoln for the common securities in a series of corresponding subordinated debt securities issued by Lincoln to the trust. Lincoln will issue each series of corresponding subordinated debt securities with a principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the common securities of such trust. Each series of corresponding subordinated debt securities will rank equally with all other series of subordinated debt securities. Unless otherwise provided in the applicable prospectus supplement, holders of the related trust preferred securities for a series of corresponding subordinated debt securities will have certain rights in connection with modifications to the subordinated indenture and upon occurrence of subordinated debt security events of default as described under “— Modification of Subordinated Indenture” and “— Subordinated Debt Security Events of Default”.

      If a Special Event (which we define in “Description of Trust Preferred Securities — Redemption or Exchange” below) has occurred and is continuing with respect to a trust that issued trust preferred securities, Lincoln may, at its option, redeem the corresponding subordinated debt securities at any time within 90 days of the occurrence of the Special Event, in whole but not in part, subject to the provisions of the subordinated indenture. The redemption price for any corresponding subordinated debt securities will be equal to 100% of the principal amount of the outstanding corresponding subordinated debt securities plus accrued and unpaid interest to the redemption date. As long as the applicable trust is the holder of all the outstanding series of corresponding subordinated debt securities, the trust will use the proceeds of the redemption to redeem the corresponding trust securities. Lincoln may not redeem a series of corresponding subordinated debt securities in part unless Lincoln has paid in full all accrued and unpaid interest on all outstanding corresponding subordinated debt securities of that series for all interest periods terminating on or prior to the redemption date.

      Lincoln will covenant in the subordinated indenture as to each series of corresponding subordinated debt securities, that if and so long as:

•	the trust of the related series of trust securities is the holder of all the corresponding subordinated debt securities;

•	a Tax Event (which we define in “Description of Trust Preferred Securities — Redemption or Exchange” below) in respect of such trust has occurred and is continuing; and

•	Lincoln has elected, and has not revoked such election, to pay additional sums (which we define under “Description of Trust Preferred Securities — Redemption or Exchange” below) with respect to the trust securities,

Lincoln will pay to the trust the additional sums.

      Lincoln will also covenant, as to each series of corresponding subordinated debt securities that:

•	Lincoln or any permitted successor of Lincoln under the subordinated indenture will maintain directly or indirectly 100% ownership of the common securities of the trust to which Lincoln has issued corresponding subordinated debt securities;

•	Lincoln will not voluntarily terminate, wind-up or liquidate any trust, other than:

•	in connection with a distribution of corresponding subordinated debt securities to the holders of the trust preferred securities in liquidation of the trust, or

•	in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement, and

•	Lincoln will use its reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.

DESCRIPTION OF PREFERRED STOCK AND COMMON STOCK

General

      Lincoln may issue, separately or together with other offered securities, shares of common stock or preferred stock, all as set forth in the prospectus supplement relating to the common stock or preferred stock for which this prospectus is being delivered. In addition, if the prospectus supplement so provides, the debt securities or preferred stock may be convertible into or exchangeable for common stock.

      Lincoln’s articles of incorporation currently authorize the issuance of 800,000,000 shares of common stock and 10,000,000 shares of preferred stock. Lincoln may issue its preferred stock from time to time in one or more series by resolution of Lincoln’s board of directors. Lincoln has outstanding one series of preferred stock, consisting of Lincoln’s $3.00 Cumulative Convertible preferred stock, Series A (without par value), which we refer to as “Series A preferred stock.” At December 31, 2001, Lincoln had issued and outstanding 186,943,738 shares of common stock and 23,034 shares of Series A preferred stock.

      As described under “Description of Depositary Shares”, Lincoln may, at its option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement relating to the particular series of the preferred stock) in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary.

      The following descriptions of the classes of Lincoln’s capital stock are summaries, do not purport to be complete, and are subject, in all respects, to the applicable provisions of the Indiana Business Corporation Law and Lincoln’s articles of incorporation (including the certificate of resolution by the board of directors of Lincoln designating the rights and preferences of the Series A preferred stock), and the rights agreement described below, which, in each case, are included as exhibits to the registration statement that includes this prospectus.

Common Stock

      Holders of Lincoln’s common stock are entitled to receive dividends when, as and if declared by the board of directors after all dividends accrued on all preferred or special classes of shares entitled to preferential dividends have been paid or declared and set apart for payment out of funds legally available therefor. Upon liquidation, dissolution or winding up of the affairs of Lincoln, whether voluntary or involuntary, holders of common stock are entitled to receive proportionately any net assets of Lincoln remaining after the claims of creditors and preferences of the Series A preferred stock, and any other series of preferred stock at the time outstanding, have been paid in full.

      Lincoln’s articles of incorporation provide that holders of common stock and holders of any series of preferred stock from time to time outstanding each have the right at every meeting of shareholders to one vote for each share of common stock and/or preferred stock so held, and holders of common stock and holders of preferred stock will vote as one class. Under certain circumstances as provided by law, Lincoln’s articles of incorporation or the terms of the preferred stock, certain series of preferred stock may vote as a separate class or classes. See “— Preferred Stock.” Lincoln’s bylaws presently provide for three classes of directors, with directors in each class serving staggered three-year terms. The holders of common stock do not have any preemptive rights to subscribe for additional shares, and the common stock does not have cumulative voting rights.

      Lincoln’s common stock is listed on the New York, Chicago and Pacific Stock Exchanges. The outstanding shares of common stock are, and the common stock offered pursuant to this prospectus when issued will be, validly issued, fully paid and non-assessable. Lincoln will take appropriate action to list the common stock offered pursuant to this prospectus as described in the prospectus supplement relating to any issuance of common stock.

     Common Stock Purchase Rights

      On November 14, 1996, the board of directors of Lincoln authorized the amendment and restatement of the Rights Agreement dated November 7, 1986 between Lincoln and Mellon Investor Services LLC, as rights agent (the “Rights Agent”), relating to certain common share purchase rights (which we refer to as “common rights”) issued on each outstanding share of common stock of Lincoln (which we refer to as “common shares”). After separation from the common stock, each common right will entitle the holder to buy one common share at an exercise price of $200.00, subject to adjustment, until the earlier of November 14, 2006 or the redemption of the common rights. The common rights will continue to be represented by the certificates for common shares and will not be exercisable, or transferable apart from the common shares, until the earlier of the tenth calendar day after the announcement that a person or group has acquired beneficial ownership of 15% or more of the common shares (which we refer to as an “acquiring person”) or the tenth business day after a person commences, or announces an intention to commence, an offer the consummation of which would result in a person beneficially owning 15% or more of the common shares. Separate certificates for the common rights will be mailed to holders of the common shares as of that date. The common rights will then begin trading separately from the common shares. As long as the common rights are attached to the common shares, Lincoln will issue one common right with each common share that becomes outstanding so that all common shares will have attached common rights.

      If:

•	Lincoln is acquired in a merger or other business combination transaction,

•	any person consolidates or merges with Lincoln and all or part of the common shares are exchanged for securities, cash or property of any other person, or

•	50% or more of Lincoln’s consolidated assets or earning power are sold,

then each common right will entitle its holder to purchase, at the exercise price of the common right, that number of shares of common stock of the surviving company which at the time of the transaction would have a market value of two times the exercise price of the common right. Alternatively, if a person acquires 15% or more of the outstanding common shares, each common right not owned by the acquiring person would become exercisable for the number of common shares which would then have a market value of two times the exercise price of the common right. In addition, at any time after a person becomes an acquiring person, and before its acquisition of 50% or more of the common shares, the board of directors of Lincoln may exchange common rights, other than common rights owned by the acquiring person, in whole or in part, at an exchange ratio of one common share per common right, subject to adjustment.

      The common rights are redeemable in whole, but not in part, at $.01 per common right at any time prior to the expiration of 10 calendar days from the date of the public announcement that a person or group has become an acquiring person. The common rights will expire on November 14, 2006, unless sooner redeemed. Until a common right is exercised, the holder of the common right will have no rights as a shareholder of Lincoln, including, without limitation, the right to vote or to receive dividends.

      The purchase price payable, and the number of common shares or other securities or property issuable, upon exercise of the Common Rights are subject to adjustment from time to time to prevent dilution:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common shares;

•	as a result of the grant to holders of the common shares of certain rights or warrants to subscribe for common shares or convertible securities at less than the current market price of the common shares; or

•	as a result of the distribution to holders of the common shares of evidences of indebtedness or assets (other than regular periodic cash dividends or dividends payable in the common shares) or of subscription rights or warrants, other than those referenced above.

With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in the purchase price.

      The common rights have certain anti-takeover effects. The common rights may cause substantial dilution to a person or group that attempts to acquire Lincoln on terms not approved by the board of directors of Lincoln, except pursuant to an offer conditioned on a substantial number of common rights being acquired. The common rights should not interfere with any merger or other business combination approved by Lincoln’s board of directors since the common rights may be redeemed in whole, but not in part, by Lincoln at $.01 per common right prior to the expiration of ten calendar days from the date of the public announcement that a person or group has become an acquiring person.

     Certain Provisions of Lincoln’s Articles of Incorporation

      Lincoln’s articles of incorporation provide that the affirmative vote of the holders of three-fourths of Lincoln’s voting stock is required to amend Article VII, which deals with the number, classification, qualifications and removal of directors. Article VII provides that the number of directors may be fixed in the bylaws, that qualifications for directors may be set in the bylaws, and that the bylaws may provide for classification of Lincoln’s board of directors. The bylaws can be amended only by action of Lincoln’s board of directors. Article VII also provides that directors can be removed, with or without cause, at a meeting of shareholders called expressly for that purpose upon the affirmative vote of the holders of at least three-fourths of Lincoln’s voting stock.

      The provisions of Article VII requiring the affirmative vote of three-fourths of Lincoln’s voting stock to amend Article VII could make it difficult for the shareholders to change the existing provision of that article, which, in turn, could discourage proxy contests and tender offers and make it more likely that incumbent directors will maintain their positions.

      The articles of incorporation also contain a “fair price” provision which requires, subject to certain exceptions, the holders of at least three-fourths of Lincoln’s voting stock to approve certain kinds of business combinations involving Lincoln and any shareholder holding 10% or more of Lincoln’s voting stock or certain affiliates of that shareholder unless:

•	the transaction is approved by a majority of the members of the board of directors of Lincoln who are not affiliated with the 10% shareholder making the proposal; or

•	the transaction meets certain minimum price and procedural requirements.

      In either of these cases, only the normal shareholder and director approval requirements of the Indiana Business Corporation Law would govern the transaction. The “fair price” provision may be amended or repealed only upon the affirmative vote of the holders of at least three-fourths of Lincoln’s voting stock. The “fair price” provision is intended to increase the likelihood that all shareholders of Lincoln will be treated similarly if certain kinds of business combinations are effected. The “fair price” provision may have the effect of making a takeover of Lincoln more expensive and may therefor discourage tender offers for less than three-fourths of Lincoln’s stock and acquisitions of substantial blocks of Lincoln’s stock with a view to acquiring control of Lincoln.

     Certain State Law Provisions

      Chapter 43 of the Indiana Business Corporation Law also restricts business combinations with interested shareholders. It prohibits certain business combinations, including mergers, sales of assets, recapitalizations, and reverse stock splits, between certain corporations having 100 or more shareholders that also have a class of voting shares registered with the SEC under Section 12 of the Securities Exchange Act of 1934 (which includes Lincoln) and an interested shareholder, defined as the beneficial owner of 10% or more of the voting power of the outstanding voting shares of that corporation, for five years following the date the shareholder acquired such 10% beneficial ownership, unless the acquisition or the business combination was approved by the board of directors in advance of that date. Moreover, the acquisition or business combination must meet all requirements of the corporation’s articles of incorporation, as well as the requirements specifically set out in the Indiana Business Corporation Law. After the five-year period expires, a business combination with an interested shareholder that did not receive board approval prior to the interested shareholder’s acquisition date may take place only if the combination is approved by a majority vote of shares not held by the interested shareholder or its affiliates or if the proposed combination meets certain minimum price requirements based upon the highest price paid by the interested shareholder. The aggregate amount of cash and the market value of non-cash consideration to be received by holders of all outstanding stock other than common stock is to be determined under criteria similar to those for common stock, except that the minimum price to be received by the shareholders cannot be less than the highest preferential amount per share to which holders of such class of stock are entitled in the event of voluntary dissolution, plus dividends declared or due. The consideration to be received by holders of a particular class must be distributed promptly and paid in cash or in the same form as the interested shareholder used to acquire the largest number of shares it owns in that class. Finally, the interested shareholder must not have become the beneficial owner of any more voting shares of stock since it became an interested shareholder, with certain exceptions.

      Chapter 42 of the Indiana Business Corporation Law includes provisions designed to protect minority shareholders in the event that a person acquires, pursuant to a tender offer or otherwise, shares giving it more than 20%, more than 33 1/3%, or more than 50% of the outstanding voting power (which we refer to as “control shares”) of corporations having 100 or more shareholders. Unless the corporation’s articles of incorporation or bylaws provide that Chapter 42 does not apply to control share acquisitions of shares of the corporation before the control share acquisition, an acquirer who purchases control shares without seeking and obtaining the prior approval of the board of directors cannot vote the control shares until each class or series of shares entitled to vote separately on the proposal, by a majority of all votes entitled to be cast by that group (excluding the control shares and any shares held by officers of the corporation and employees of the corporation who are directors thereof), approve in a special or annual meeting the rights of the acquirer to vote the control shares. An Indiana corporation otherwise subject to Chapter 42 may elect not to be covered by the statute by so providing in its articles of incorporation or bylaws. Lincoln is currently subject to the statute.

      Indiana insurance laws and regulations provide that no person may acquire voting securities of Lincoln if that person would directly or indirectly be in control of Lincoln after the acquisition, unless that person has provided certain required information to Lincoln and to the Indiana Insurance Commissioner and the Indiana Insurance Commissioner has approved the acquisition. Control of Lincoln is presumed to exist if any person beneficially owns 10% or more of the voting securities of Lincoln. Furthermore, the Indiana Insurance Commissioner may determine, after notice and hearing, that control exists despite the absence of a presumption to that effect. Consequently, no person may acquire, directly or indirectly, 10% or more of the voting securities of Lincoln to be outstanding after any offering of securities pursuant to this prospectus, or otherwise acquire control of Lincoln, unless that person has provided such required information to the Indiana Insurance Commissioner and the Indiana Insurance Commissioner has approved such acquisition.

      Transfer Agent and Registrar. Equiserve serves as Transfer Agent and Registrar for shares of Lincoln’s common stock.

Preferred Stock

      Lincoln’s preferred stock has, upon issuance, preference over the common stock with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of Lincoln. Lincoln’s board of directors will determine other relative rights, preferences and limitations of each series of preferred stock, including dividend, redemption, liquidation, sinking fund, conversion and other provisions, in the resolutions establishing and designating such series and as described in the prospectus supplement relating to the series of preferred stock. The Series A preferred stock constitutes the only series of preferred stock currently authorized for issuance by the board of directors.

      Lincoln’s articles of incorporation provide that each holder of preferred stock of any series from time to time outstanding will be entitled to one vote per share upon all matters submitted to vote at a meeting of shareholders of Lincoln. Further, in the event that six or more quarterly dividends, whether or not consecutive, on any series of preferred stock are in default, the holders of any outstanding series of preferred stock as to which the default exists will be entitled, at the next annual meeting of shareholders, to vote as a class to elect two directors of Lincoln. This right will continue with respect to shares of cumulative preferred stock, including the Series A preferred stock, until all accumulated and unpaid dividends on all such shares, the holders of which were entitled to vote at the previous annual meeting of shareholders, have been paid or declared and set aside for payment and, with respect to shares of non-cumulative preferred stock, if any, until any non-cumulative dividends have been paid or declared and set apart for payment for four consecutive quarterly dividend periods on all such shares, the holders of which were entitled to vote at the previous annual meeting of shareholders.

      The approval of the holders of record of at least two-thirds of the outstanding shares of all series of preferred stock of Lincoln, voting as a class, will be required to:

•	amend Lincoln’s articles of incorporation to create or authorize any stock ranking prior to or on a parity with such preferred stock with respect to the payment of dividends or distributions upon dissolution, liquidation or winding up, or to create or authorize any security convertible into shares of any such stock;

•	amend, alter, change or repeal any of the express terms of the preferred stock, or any series thereof, in any prejudicial manner (provided only holders of two-thirds of the outstanding shares of the series prejudiced by such change or repeal need consent to such action);

•	merge or consolidate with another corporation where Lincoln is not the surviving entity, if the rights, preferences or powers of the preferred stock would be adversely affected or if securities would thereupon be authorized or outstanding which could not otherwise have been created without the approval of the preferred stockholders; or

•	authorize, or revoke a previously authorized, voluntary dissolution of Lincoln, approve any limitation of the term of the existence of Lincoln or authorize the sale, lease, exchange or other disposition of all or substantially all of the property of Lincoln.

      In the event of voluntary or involuntary dissolution, liquidation or winding-up of Lincoln, the holders of each series of the preferred stock will be entitled to receive out of the assets of Lincoln available for distribution to its shareholders, before distribution of assets is made to holders of common stock or any other class of stock ranking junior to the series of preferred stock upon liquidation, a liquidating distribution in an amount per share as set forth in the prospectus supplement relating to the series of preferred stock, plus accrued and unpaid dividends.

      The preferred stock, when issued, will be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement relating to the particular series of a preferred stock, each series of preferred stock will be on a parity in all respects with other series of preferred stock.

     Series A Preferred Stock

      At December 31, 2001, Lincoln had issued and outstanding 23,034 shares of Series A preferred stock. Cumulative dividends are payable quarterly, as declared by Lincoln’s board of directors, on shares of Series A preferred stock at the per annum rate of $3.00 per share. Upon the liquidation, dissolution or winding up of Lincoln, the Series A preferred stock is entitled to a liquidation preference of $80.00 per share, or $1,842,720 in the aggregate at December 31, 2001, plus accrued dividends, before any assets may be distributed to holders of common stock or any other stock ranking junior to the Series A preferred stock. The Series A preferred stock may be redeemed at any time at the option of Lincoln, in whole or in part, at a redemption price of $80.00 per share plus accrued dividends, and the Series A preferred stock is convertible into common stock at the option of the holder at a rate of eight shares of common stock (subject to adjustment) for each share of Series A preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

      The descriptions below and in any prospectus supplement of certain provisions of the deposit agreement and depositary receipts summarize the material terms of these documents. Because these summaries are not complete, you should refer to the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock.

General

      Lincoln may, at its option, elect to have shares of preferred stock be represented by depositary shares. Lincoln will deposit the shares of any series of preferred stock underlying the depositary shares under a separate deposit agreement (which we refer to as a “deposit agreement”) between Lincoln and a bank or trust company selected by Lincoln (which we refer to as the “preferred stock depositary”). We will include the name and address of the preferred stock depositary for any depositary shares in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by that depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

      The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Each depositary share will represent the applicable interest in a number of shares of a particular series of preferred stock described in the applicable prospectus supplement.

      A holder of depositary shares will be entitled to receive the number of whole shares of preferred stock underlying the holder’s depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to the holder the number of whole shares of preferred stock to be withdrawn, together with a new depositary receipt evidencing the excess number of depositary shares.

Dividends and other Distributions

      The preferred stock depositary will distribute all cash dividends or other cash distributions on the preferred stock to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by the holders.

      If Lincoln distributes property other than in cash with respect to the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the preferred stock depositary determines that it is not feasible to make the distribution. In this event, the preferred stock depositary may, with the approval of Lincoln, adopt any method it deems equitable and practicable for the purpose of effecting the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the record holders of the depositary receipts.

      The amount so distributed in any of the circumstances described above will be reduced by any amount required to be withheld by Lincoln or the preferred stock depositary on account of taxes.

Conversion and Exchange

      We will describe any terms relating to the conversion or exchange of any series of preferred stock underlying the depositary shares in the applicable prospectus supplement. If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange, each record holder of depositary shares will have the right or obligation to convert or exchange the depositary shares pursuant to the terms thereof.

Redemption of Depositary Shares

      If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary as a result of the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying that depositary share. Whenever Lincoln redeems preferred stock from the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as Lincoln may determine.

      After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, other than the right to receive the redemption price upon redemption. Any funds deposited by Lincoln with the preferred stock depositary for any depositary shares which the holders fail to redeem shall be returned to Lincoln after a period of two years from the date the funds are deposited.

Voting

      Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of depositary receipts on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The preferred stock depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with those instructions, and Lincoln will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

Record Date

      Whenever:

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made or any rights, preferences or privileges are offered with respect to the preferred stock,

•	the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or

•	the preferred stock depositary receives notice of the mandatory conversion of or any election on Lincoln’s part to call any preferred stock for redemption,

the preferred stock depositary shall in each case fix a record date (which shall be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts:

•	who shall be entitled to receive the dividend, distribution, rights, preferences or privileges or the net proceeds of their sale,

•	who shall be entitled to give instructions for the exercise of voting rights at any meeting, or

•	who shall be entitled to receive notice of the meeting or of the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

      Lincoln and the preferred stock depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of depositary receipts (other than taxes and other governmental charges, fees and other expenses payable by the holders as described below under “Charges of Preferred Stock Depositary”), or which otherwise prejudices any substantial existing right of holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 90 days after notice of the amendment has been mailed to the record holders of outstanding depositary receipts.

      Whenever so directed by Lincoln, the preferred stock depositary will terminate the deposit agreement by mailing notice of the termination to the record holders of all depositary receipts then outstanding at least 30 days prior to the termination date. The preferred stock depositary may likewise terminate the deposit agreement if at any time:

•	45 days have expired after the preferred stock depositary has delivered to Lincoln written notice of its election to resign, and

•	a successor depositary has not been appointed and accepted its appointment.

      If any depositary receipts remain outstanding after the date of termination, the preferred stock depositary:

•	will discontinue the transfer of depositary receipts,

•	will suspend the distribution of dividends to the holders,

•	will not give any further notices under the deposit agreement, other than notice of the termination, and

•	will not perform any further acts under the deposit agreement except as provided below and except that the preferred stock depositary will continue to:

•	collect dividends and any other distributions on the preferred stock, and

•	without any liability for any interest, deliver the preferred stock, together with those dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, in exchange for depositary receipts surrendered.

      At any time beginning two years after the termination date, the preferred stock depositary may sell the preferred stock then held by it at public or private sales, at places and upon terms as it deems proper. Without liability for any interest, the preferred stock depositary may hold the net proceeds of any sale, together with any money and other property then held by it, for the proportionate benefit of the holders of depositary receipts which have not been surrendered.

Charges of Preferred Stock Depositary

      Except for taxes, transfer taxes, governmental charges and any other charges that are expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock, Lincoln will pay all charges of the preferred stock depositary including charges in connection with:

•	the initial deposit of the preferred stock,

•	the initial issuance of the depositary receipts,

•	the distribution of information to the holders of depositary receipts with respect to matters on which preferred stock is entitled to vote,

•	withdrawals of the preferred stock by the holders of depositary receipts, and

•	redemption or conversion of the preferred stock.

Miscellaneous

      The preferred stock depositary will make available for inspection by holders of depositary receipts at its corporate office and its New York office, all reports and communications that Lincoln delivers to the preferred stock depositary as the holder of preferred stock.

      Neither the preferred stock depositary nor Lincoln will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties without negligence or bad faith. The obligations of Lincoln under the deposit agreement are limited to performing its duties in good faith. Neither Lincoln nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding regarding any depositary shares or preferred stock unless satisfactory indemnity is furnished. Lincoln and the preferred stock depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

      Lincoln may remove the preferred stock depositary and the preferred stock depositary may resign at any time, effective upon the acceptance by a successor depositary of its appointment. However, if a successor preferred stock depositary has not been appointed or accepted such appointment within 45 days after the preferred stock depositary has delivered a notice of election to resign to Lincoln, the preferred stock depositary may terminate the deposit agreement. See “Amendment and Termination of Deposit Agreement” above.

DESCRIPTION OF WARRANTS

General

      Lincoln may issue warrants to purchase debt securities, preferred stock, depositary shares representing preferred stock or common stock (which we refer to collectively as, the “underlying warrant securities”). Lincoln may issue the warrants independently or together with any underlying warrant securities and either attached to or separate from any underlying warrant securities. Lincoln will issue each series of warrants under a separate warrant agreement (which we refer to as a “warrant agreement”) to be entered into between Lincoln and a warrant agent. The warrant agent will act solely as an agent of Lincoln in connection with the series of warrants and will not assume any obligation or agency relationship for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of the warrants offered pursuant to this prospectus. We will describe further terms of the warrants and the warrant agreement in the applicable prospectus supplement.

      The applicable prospectus supplement will describe the terms of any warrants with respect to which this prospectus is being delivered, including the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of warrants issued with each underlying warrant security;

•	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF TRUST PREFERRED SECURITIES

      Pursuant to the terms of the trust agreement for each trust, the issuer trustees on behalf of the trust will issue the trust preferred securities and the common securities. The trust preferred securities of a particular issue will represent preferred beneficial interests in the trust. The holders of trust preferred securities will be entitled to a preference in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the common securities of the trust, as well as other benefits as described in the corresponding trust agreement. Each of the trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

      This summary of certain provisions of the trust preferred securities and each trust agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each trust agreement, including the definitions of certain terms, and the Trust Indenture Act. Wherever we refer to particular defined terms of a trust agreement in this prospectus or in a prospectus supplement, those defined terms are incorporated in this prospectus and the prospectus supplement by reference. We have filed the form of the trust agreement as an exhibit to the registration statement that includes this prospectus.

General

      The trust preferred securities of a trust will rank equally, and payments will be made on the trust preferred securities proportionately, with the common securities of that trust except as described under “— Subordination of Common Securities.” Each trust will use the proceeds from the sale of trust preferred securities and common securities to purchase an aggregate principal amount of corresponding subordinated debt securities of Lincoln equal to the aggregate liquidation amount of the trust preferred securities and commons securities. The property trustee of each trust will hold legal title to the corresponding subordinated debt securities for the benefit of the holders of the related trust preferred securities and common securities. In addition Lincoln will execute a guarantee for the benefit of the holders of the related trust preferred securities. Lincoln’s obligations under each guarantee are subordinate to the Senior Debt of Lincoln. Each guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the trust preferred securities when the related trust does not have funds on hand available to make the payments. See “Description of Guarantees.”

Distributions

      Each trust’s trust preferred securities represent beneficial interests in the applicable trust. The revenue of each trust available for distribution to the holders of its trust preferred securities will be limited to payments received from Lincoln on the corresponding subordinated debt securities. If Lincoln does not make a required payment on the corresponding subordinated debt securities, the trust will not have sufficient funds to make the related payments on the trust preferred securities.

      The following are the general distribution rights of the trust preferred securities:

•	Distributions on each trust preferred security will be payable at a rate specified in the applicable prospectus supplement.

•	Distributions on the trust preferred securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable prospectus supplement.

•	If any date on which distributions are payable on the trust preferred securities is not a business day, the trust will pay those distributions on the next succeeding day that is a business day without any interest or other payment as a result of the delay. However, if that business day is in the next succeeding calendar year, the trust will make the payment on the immediately preceding business day with the same force and effect as if made on the date the payment was originally payable.

•	The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless we specify otherwise in the applicable prospectus supplement.

•	Distributions to which holders of trust preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement.

      If provided in the applicable prospectus supplement, Lincoln has the right under the subordinated indenture to defer the payment of interest at any time or from time to time on any series of the corresponding subordinated debt securities for a period which we will specify in the applicable prospectus supplement (which we refer to as an “extension period”). However, no extension period may extend beyond the stated maturity of the corresponding subordinated debt securities. If Lincoln elects to defer interest payments on the subordinated debt securities, the trust will defer distributions on the corresponding trust preferred securities during the extension period. Deferred distributions will continue to accumulate additional distributions at the rate per annum set forth in the applicable prospectus supplement.

      During the extension period, Lincoln may not, and may not permit any subsidiary of Lincoln to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Lincoln’s capital stock;

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Lincoln that rank equally with or junior in interest to the corresponding subordinated debt securities; or

•	make any guarantee payments with respect to any guarantee by Lincoln of debt securities of any subsidiary of Lincoln if that guarantee ranks equally or junior in interest to the corresponding subordinated debt securities.

The following actions are not subject to the restrictions discussed above:

•	dividends or distributions in common stock of Lincoln;

•	redemptions or purchases of any rights pursuant to Lincoln’s rights plan, or any successor to Lincoln’s rights plan, and the declaration of a dividend of rights or the issuance of stock under stock plans in the future;

•	payments under any guarantee; and

•	purchases of common stock related to the issuance of common stock under any of Lincoln’s benefit plans for its directors, officers or employees.

      Distributions on the trust preferred securities will be payable to the holders as they appear on the register of the trust on the relevant record dates, which, as long as the trust preferred securities remain in book-entry form, will be one business day prior to the relevant distribution date. Subject to any applicable laws and regulations and the provisions of the applicable trust agreement, the trust will make each payment as described under “Book-Entry Issuance.” If any trust preferred securities are not in book-entry form, the relevant record date for those trust preferred securities will be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.

Redemption or Exchange

      Mandatory Redemption. If Lincoln repays or redeems any corresponding subordinated debt securities, in whole or in part, whether at maturity or upon earlier redemption as provided in the subordinated indenture, the property trustee, upon not less than 30 nor more than 60 days notice, will apply the proceeds from the repayment or redemption to redeem trust securities on a proportionate basis with an aggregate stated liquidation amount equal to the aggregate principal amount of the subordinated debentures repaid or redeemed. The redemption price (which we refer to as the “redemption price”) will equal the aggregate liquidation amount of the trust securities plus accumulated but unpaid distributions on the trust securities to the redemption date and the related amount of the premium, if any, paid by Lincoln upon the concurrent redemption of the corresponding subordinated debt securities. See “Description of Subordinated Debt Securities — Redemption.”

      Lincoln will have the right to redeem any series of corresponding subordinated debt securities:

•	in whole at any time or in part from time to time, subject to the conditions described under “Description of Subordinated Debt Securities — Redemption”;

•	at any time, in whole but not in part, upon the occurrence of a Tax Event or an Investment Company Event (each as defined below and which we collectively refer to as a “Special Event”) and subject to the further conditions described under “Description of Subordinated Debt Securities — Redemption”; or

•	as we specify in the applicable prospectus supplement.

      Special Event Redemption or Distribution of Corresponding Subordinated Debt Securities. If a Special Event with respect to a series of trust preferred securities and common securities has occurred and is continuing, Lincoln has the right to redeem the corresponding subordinated debt securities in whole but not in part and thereby cause a mandatory redemption of the related trust preferred securities and common securities in whole but not in part at the redemption price within 90 days following the occurrence of the Special Event. Lincoln has the right to terminate the related trust at any time and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause the corresponding subordinated debt securities to be distributed to the holders of the trust preferred securities and common securities in liquidation of the trust. If Lincoln does not elect either option described above, the applicable series of trust preferred securities will remain outstanding. If a Tax Event has occurred and is continuing, additional sums (as defined below) may be payable on the corresponding subordinated debt securities.

      Extension of Maturity of Corresponding Subordinated Debt Securities. If provided in the applicable prospectus supplement, Lincoln will have the right to extend or shorten the maturity of any series of corresponding subordinated debt securities at the time that Lincoln exercises its right to elect to terminate the related trust and cause the corresponding subordinated debt securities to be distributed to the holders of the trust preferred securities and common securities in liquidation of the trust. However, Lincoln may extend the maturity only if it satisfies certain conditions specified in the applicable prospectus supplement at the time the election is made and at the time of the extension.

      The subordinated indenture defines “additional sums” as the additional amounts as may be necessary in order that the amount of distributions then due and payable by a trust on the outstanding trust preferred securities and common securities of the trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a Tax Event.

      “Investment Company Event” means the receipt by the applicable trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the applicable trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of original issuance of the series of trust preferred securities.

      “Tax Event” means the receipt by the applicable trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change or announced prospective change in, the laws or regulations of the U.S. or any political subdivision or taxing authority in the U.S., or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the trust preferred securities under the trust agreement, there is more than an insubstantial risk that:

•	the trust is, or will be within 90 days of the date of the opinion, subject to U.S. federal income tax with respect to income received or accrued on the series of corresponding subordinated debt securities,

•	interest payable by Lincoln on the series of corresponding subordinated debt securities is not, or within 90 days of the date of the opinion, will not be, deductible by Lincoln, in whole or in part, for U.S. federal income tax purposes, or

•	the applicable trust is, or will be within 90 days of the opinion, subject to more than a minimal amount of other taxes, duties or other governmental charges.

      After the liquidation date fixed for any distribution of corresponding subordinated debt securities for any series of trust preferred securities:

•	that series of trust preferred securities will no longer be deemed to be outstanding;

•	The Depository Trust Company, referred to as DTC, or its nominee, as the record holder of that series of trust preferred securities, will receive a registered global certificate or certificates representing the corresponding subordinated debt securities to be delivered upon such distribution; and

•	any certificates representing that series of trust preferred securities not held by DTC or its nominee will be deemed to represent corresponding subordinated debt securities having a principal amount equal to the stated liquidation preference of that series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on that series of trust preferred securities until such certificates are presented to the administrative trustees or their agent for transfer or reissuance.

      There can be no assurance as to the market prices for the trust preferred securities or the corresponding subordinated debt securities that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the corresponding subordinated debt securities that the investor may receive on dissolution and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities offered pursuant to this prospectus.

Redemption Procedures

      A trust will redeem trust preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding subordinated debt securities. A trust will redeem trust preferred securities and pay the redemption price only to the extent that the trust has funds on hand available for the payment of the redemption price. See also “— Subordination of Common Securities.”

      If a trust gives a notice of redemption with respect to its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will irrevocably deposit with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities. See “Book-Entry Issuance.” If the trust preferred securities are no longer in book-entry form, to the extent funds are available, the property trustee will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities. However, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption will be payable to the holders of the trust preferred securities on the relevant record dates for the related distribution dates.

      If the trust has given the notice of redemption and the property trustee has deposited the funds as required, then upon the date of such deposit, all rights of the holders of the trust preferred securities called for redemption will cease, other than the right of the holders of the trust preferred securities to receive the redemption price without interest, and the trust preferred securities will cease to be outstanding. If the date fixed for redemption of trust preferred securities is not a business day, then the trust will pay the redemption price on the next succeeding day which is a business day without any interest or other payment in respect of any such delay. However, if that business day falls in the next calendar year, the trust will make the payment on the immediately preceding business day. If payment of the redemption price of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the trust or by Lincoln pursuant to the guarantee as described under “Description of Guarantees”, distributions on the trust preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for the trust preferred securities to the date the redemption price is actually paid. In this event, the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

      Subject to applicable law (including U.S. federal securities law), Lincoln or its subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

      The trust will pay the redemption price on the trust preferred securities and make any distribution of corresponding subordinated debt securities to the applicable holders of record of the trust preferred securities as they appear on the register for the trust preferred securities on the relevant record date. The record date will generally be one business day prior to the relevant redemption date or liquidation date, as applicable. However, if any trust preferred securities are not in book-entry form, the relevant record date for the trust preferred securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

      If less than all of the trust preferred securities and common securities are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust preferred securities and common securities to be redeemed will be allocated proportionately to the trust preferred securities and the common securities based upon their relative liquidation amounts. The property trustee shall select the particular trust preferred securities to be redeemed on a proportionate basis not more than 60 days prior to the redemption date from the outstanding trust preferred securities not previously called for redemption, by such method as the property trustee deems fair and appropriate. The property trustee may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25) of the liquidation amount of trust preferred securities of a denomination larger than $25. The property trustee shall promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount of the trust preferred securities to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities will relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

      The property trustee will mail the notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless Lincoln defaults in payment of the redemption price on the corresponding subordinated debt securities, on and after the redemption date interest will cease to accrue on the subordinated debt securities or portions thereof (and distributions will cease to accrue on the related trust preferred securities or portions thereof) called for redemption.

Subordination of Common Securities

      Each trust will pay distributions on, and the redemption price of, the trust securities it issues equally among its trust preferred securities and common securities based on their respective liquidation amounts. However, if on any distribution date or redemption date a subordinated debt security event of default has occurred and is continuing, the trust will not pay any distribution on, or redemption price of, any of the trust’s common securities and will not make any other payment on account of the redemption, liquidation or other acquisition of the trust’s common securities, in each case unless payment in full in cash of all accumulated and unpaid distributions on all of the trust’s outstanding trust preferred securities for all distribution periods terminating on or before the redemption, liquidation or other acquisition, or in the case of payment of the redemption price the full amount of the redemption price on all of the trust’s outstanding trust preferred securities then called for redemption, will have been made or provided for. In this event, the property trustee will apply all available funds first to the payment in full in cash of all distributions on, or redemption price of, the trust’s trust preferred securities then due and payable.

      In the case of any trust agreement event of default resulting from a subordinated debt security event of default, Lincoln as holder of the trust’s common securities will be deemed to have waived any right to act with respect to the trust agreement event of default under the applicable trust agreement until the effect of all such trust agreement events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until any trust agreement events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of such trust preferred securities and not on behalf of Lincoln as holder of the trust’s common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Termination

      Pursuant to each trust agreement, each trust will automatically terminate upon expiration of its term and will terminate on the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of Lincoln;

•	the distribution of a like amount of corresponding subordinated debt securities to the holders of its trust securities, if Lincoln, as depositor, has given written direction to the property trustee to terminate the trust, which direction is optional and wholly within the discretion of Lincoln;

•	the redemption of all of the trust’s trust securities following a Special Event;

•	redemption of all of the trust’s trust preferred securities as described under “Description of Trust Preferred Securities — Redemption or Exchange — Mandatory Redemption”; and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

      If an early termination of the trust occurs other than as a result of redemption of all of the trust’s trust preferred securities as described under “Description of Preferred Securities — Redemption or Exchange — Mandatory Redemption” or following a Special Event, the issuer trustees will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust securities a like amount of the corresponding subordinated debt securities, unless the property trustee determines that distribution of the corresponding debt securities is impracticable. If the property trustee determines that distribution of the corresponding subordinated debt securities is impracticable, the holders of trust preferred securities will be entitled to receive, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the aggregate liquidation amount of the trust preferred securities plus accrued and unpaid distributions to the date of payment (which we refer to as a “liquidation distribution”). If the trust can pay the liquidation distribution only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the trust will pay amounts payable on its trust preferred securities on a proportionate basis. The holders of the trust’s common securities will generally be entitled to receive distributions upon the liquidation proportionately with the holders of its trust preferred securities. However, if a subordinated debt security event of default has occurred and is continuing, the trust preferred securities will have a priority over the common securities. A supplemental Indenture may provide that if an early termination occurs as a result of the entry of a court order for the dissolution of the trust, the corresponding subordinated debt securities may be subject to optional redemption in whole but not in part.

Events of Default; Notice

      Any one of the following events constitutes an “event of default” under each trust agreement (which we refer to as a “trust agreement event of default”) with respect to the trust preferred securities issued under that trust agreement, whatever the reason for the trust agreement event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of a subordinated debt security event of default under the subordinated indenture (see “Description of Subordinated Debt Securities — Subordinated Debt Security Events of Default”);

•	default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;

•	default by the property trustee in the payment of any redemption price of any trust security when it becomes due and payable;

•	default in the performance or breach in any material respect of any covenant or warranty of the issuer trustees in the trust agreement (other than a default by the property trustee in the payment of any distribution on, or redemption price of, trust securities as described above), and continuation of the default or breach for a period of 60 days after the holders of at least 25% in aggregate liquidation preference of the outstanding trust preferred securities of the applicable trust have provided, by registered or certified mail, a written notice to the defaulting issuer trustee or trustees specifying the default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and the failure by Lincoln to appoint a successor property trustee within 60 days of that event.

      Within 90 days after the occurrence of any trust agreement event of default actually known to the property trustee, the property trustee will transmit notice of the trust agreement event of default to the holders of the trust’s trust preferred securities, the administrative trustees and Lincoln, as depositor, unless the trust agreement event of default is cured or waived. Lincoln, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each trust agreement.

      If a subordinated debt security event of default has occurred and is continuing, the trust preferred securities will have a preference over the common securities upon termination of each trust as described above. See “— Liquidation Distribution Upon Termination.” The existence of a trust agreement event of default does not entitle the holders to accelerate the maturity of the trust preferred securities.

Removal of Issuer Trustees

      Unless a subordinated debt security event of default has occurred and is continuing, the holder of the common securities may remove any issuer trustee at any time. If a subordinated debt security event of default has occurred and is continuing, the holders of a majority in liquidation amount of the outstanding trust preferred securities may remove the property trustee and the Delaware trustee at such time. The holders of the trust preferred securities do not have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in Lincoln as the holder of the common securities. No resignation or removal of an issuer trustee and no appointment of a successor trustee will be effective until the successor trustee accepts the appointment in accordance with the applicable trust agreement.

Co-trustees and Separate Property Trustee

      Unless a trust agreement event of default has occurred and is continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or any jurisdiction in which any part of the trust property may at the time be located, Lincoln, as the holder of the common securities, and the administrative trustees may appoint one or more persons to act either:

•	as a co-trustee, jointly with the property trustee, of all or any part of the trust property; or

•	to act as separate trustee of any of the trust property.

      The co-trustee or separate trustee will have such powers as may be provided in the instrument of appointment. Lincoln and the administrative trustees may vest in the co-trustee or separate trustee any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement. If subordinated debt security event of default has occurred and is continuing, the property trustee alone will have power to make the appointment.

Merger or Consolidation of Issuer Trustees

      Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which that trustee will be a party, or any corporation succeeding to all or substantially all the corporate trust business of that trustee, will be the successor of that trustee under each trust agreement, provided the corporation is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

      A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person or entity, except as described below. A trust may, at the request of Lincoln, with the consent of the administrative trustees and without the consent of the holders of the trust preferred securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state; provided, that:

•	the successor entity either expressly assumes all of the obligations of the trust with respect to the trust preferred securities or substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities (which we refer to as “successor securities”), so long as the successor securities have the same rank as the trust preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

•	Lincoln expressly appoints a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding subordinated debt securities;

•	the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed, if any;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

•	the successor entity has a purpose identical to that of the trust;

•	prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, Lincoln has received an opinion from independent counsel to the trust experienced in such matters to the effect that:

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect, and

•	following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

•	Lincoln or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

      Despite the foregoing, a trust will not, except with the consent of holders of 100% in liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes.

Voting Rights; Amendment of Each Trust Agreement

      Except as provided below and under “Description of Guarantees — Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of the trust preferred securities will have no voting rights.

      Lincoln, the property trustee and the administrative trustees may amend a trust agreement from time to time without the consent of the holders of the trust preferred securities:

•	to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or make any other provisions with respect to matters or questions arising under the trust agreement which are not inconsistent with the other provisions of the trust agreement; or

•	to modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act of 1940;

provided, however, that in the case of the first bullet point above, the action will not adversely affect in any material respect the interests of any holder of trust securities. Any amendments of the trust agreement will become effective when notice of the amendment is given to the holders of trust securities.

      Lincoln and the issuer trustees may generally amend a trust agreement with:

•	the consent of holders representing not less than a majority in liquidation amount of the outstanding trust securities; and

•	receipt by the issuer trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the issuer trustees in accordance with the amendment will not affect the trust’s status as a grantor trust for U.S. federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act of 1940.

However, Lincoln and the issuer trustees may not amend a trust agreement without the consent of each holder of trust securities to:

•	change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made with respect to the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any payment on or after that date.

      So long as any corresponding subordinated debt securities are held by the property trustee, the issuer trustees will not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the subordinated indenture trustee or executing any trust or power conferred on the property trustee with respect to the corresponding subordinated debt securities;

•	waive any past default that is waivable under Section 5.13 of the subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the subordinated debt securities is due and payable; or

•	consent to any amendment, modification or termination of the subordinated indenture or the corresponding subordinated debt securities where such consent is required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities; provided, however, that where a consent under the subordinated indenture would require the consent of each holder of corresponding subordinated debt securities affected thereby, the property trustee may not consent without the prior approval of each holder of corresponding trust preferred securities.

      The issuer trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the corresponding subordinated debt securities. In addition to obtaining the approvals of the holders of the trust preferred securities referred to above, prior to taking any of the foregoing actions, the issuer trustees will obtain an opinion of counsel experienced in such matters to the effect that the trust will not be classified as a corporation for U.S. federal income tax purposes on account of the action.

      Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in each trust agreement.

      No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

      Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by Lincoln, the issuer trustees or any affiliate of Lincoln or any issuer trustees, will, for purposes of the vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

      A trust may issue trust preferred securities of a series in whole or in part in the form of one or more global securities that the trust will deposit with, or on behalf of, the depository identified in the prospectus supplement relating to that series. Unless otherwise indicated in the applicable prospectus supplement, the depository will be DTC. A trust may issue global securities only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual trust preferred securities it represents, a global security may not be transferred except as a whole:

•	by the depository for the global security to a nominee of the depository;

•	by a nominee of the depository to the depository or another nominee of the depository; or

•	by the depository or any nominee to a successor depository or any nominee of the successor.

      Unless otherwise specified in the applicable prospectus supplement, a global security representing a series of trust preferred securities will be exchangeable for individual trust preferred securities of that series in the following circumstances:

•	if a depository is unwilling or unable to continue as depository or if the depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934;

•	at any time in Lincoln’s sole discretion if Lincoln determines not to have any trust preferred securities of that series represented by a global security;

•	if Lincoln so specifies with respect to a series of trust preferred securities, at any time upon the request of an owner of a beneficial interest in a global security representing trust preferred securities of that series if the exchange is made on terms acceptable to Lincoln, the subordinated indenture trustee and the depository; or

•	a subordinated debt security event of default has occurred and is continuing with respect to the corresponding subordinated debt securities.

      To the extent not described under the heading “Book-Entry Issuance,” we will describe the terms of the depository arrangement for a series of trust preferred securities to be represented by a global security in the applicable prospectus supplement.

Payment and Paying Agency

      Payments in respect of any global certificate representing trust preferred securities will be made to the depositary, which will credit the relevant accounts at the depository on the applicable distribution dates. Payments in respect of trust preferred securities held in certificated form will be made by check mailed to the address of the holder entitled thereto as the address appears on the register. Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and Lincoln. The paying agent may resign as paying agent upon 30 days’ written notice to the property trustee and Lincoln. If the property trustee will no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees and Lincoln, to act as paying agent.

Registrar and Transfer Agent

      Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the trust preferred securities.

      The registrar and transfer agent will register transfers of trust preferred securities without charge by or on behalf of each trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trusts will not be required to register or cause to be registered the transfer of their trust preferred securities after the trust preferred securities have been called for redemption.

Information Concerning the Property Trustee

      The property trustee, other than during the occurrence and continuance of a trust agreement event of default, undertakes to perform only those duties as are specifically set forth in each trust agreement and, after a trust agreement event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If:

•	the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement,

•	the matter is not one on which holders of trust preferred securities are entitled to vote under the trust agreement, and

•	no trust agreement event of default has occurred and is continuing,

then the property trustee will take such action as is directed by Lincoln and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

      The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in such a way that:

•	no trust will be deemed to be an “investment company” required to be registered under the Investment Company Act of 1940;

•	no trust will be classified as an association taxable as a corporation for U.S. federal income tax purposes; and

•	the corresponding subordinated debt securities will be treated as indebtedness of Lincoln for U.S. federal income tax purposes.

      Lincoln and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each trust or each trust agreement, that Lincoln and the administrative trustees determine in their discretion to be necessary or desirable for the purposes described above, as long as the action does not materially adversely affect the interests of the holders of the related trust preferred securities.

      Holders of the trust preferred securities have no preemptive or similar rights.

      No trust may borrow money or issue debt or mortgage or pledge any of its assets.

DESCRIPTION OF GUARANTEES

      Lincoln will execute a guarantee concurrently with the issuance by each trust of its trust preferred securities for the benefit of the holders from time to time of the trust preferred securities. Bank One Trust Company, National Association, whom we refer to in such capacity as the “guarantee trustee”, will act as indenture trustee under each guarantee for the purposes of compliance with the Trust Indenture Act. The guarantee trustee will hold each guarantee for the benefit of the holders of the related trust’s trust preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act.

      This summary of certain provisions of the guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each guarantee agreement, including the definitions of certain terms, and the Trust Indenture Act. We have filed the form of the guarantee as an exhibit to the registration statement that includes this prospectus. Reference in this summary to trust preferred securities means that trust’s trust preferred securities to which a guarantee relates.

General

      Pursuant to and to the extent set forth in the guarantee, Lincoln will irrevocably agree to pay in full the guarantee payments on a subordinated basis to the holders of the trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment. The following payments constitute “guarantee payments” with respect to the trust preferred securities and, to the extent not paid by or on behalf of the related trust, will be subject to the guarantee:

•	any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds on hand available therefor at such time,

•	the redemption price with respect to any trust preferred securities called for redemption to the extent that the trust has funds on hand available therefor at such time, or

•	upon a voluntary or involuntary dissolution, winding up or liquidation of the trust (unless the corresponding subordinated debt securities are distributed to holders of the trust preferred securities), the lesser of the liquidation distribution and the amount of assets of the trust remaining available for distribution to holders of trust preferred securities.

      Lincoln’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Lincoln to the holders of the applicable trust preferred securities or by causing the trust to pay the required amounts to the holders.

      Each guarantee will be an irrevocable guarantee on a subordinated basis of the related trust’s obligations under the trust preferred securities, but will apply only to the extent that the related trust has funds sufficient to make such payments. If Lincoln does not make interest payments on the corresponding subordinated debt securities held by the trust, the trust will not be able to pay distributions on the trust preferred securities and will not have funds legally available therefor. Each guarantee will rank subordinate and junior in right of payment to all Senior Debt of Lincoln. See “— Status of the Guarantees.”

      Lincoln is a non-operating holding company and almost all of the operating assets of Lincoln and its consolidated subsidiaries are owned by Lincoln’s subsidiaries. Lincoln relies primarily on dividends from its subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, Lincoln’s obligations under the guarantees will be effectively subordinated to all existing and future liabilities of Lincoln’s subsidiaries, and claimants should look only to the assets of Lincoln for payments thereunder. The payment of dividends by Lincoln’s insurance company subsidiaries is limited under the insurance holding company laws in which Lincoln’s subsidiaries are domiciled. Except as otherwise provided in the applicable prospectus supplement, the guarantees do not limit the incurrence or issuance of other secured or unsecured debt of Lincoln, whether under the Indenture, any other indenture that Lincoln may enter into in the future or otherwise. See the prospectus supplement relating to any offering of trust preferred securities.

      Lincoln’s obligations described in this prospectus and in any accompanying prospectus supplement, through the applicable guarantee, the applicable trust agreement, the subordinated debt securities, the subordinated indenture, any supplemental indentures to the subordinated indenture, and the expense agreement, taken together, constitute a full, irrevocable and unconditional guarantee by Lincoln of payments due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust preferred securities. See “The Trusts,” “Description of Trust Preferred Securities,” and “Description of Subordinated Debt Securities.”

Status of the Guarantees

      Each guarantee will constitute an unsecured obligation of Lincoln and will rank subordinate and junior in right of payment to all Senior Debt.

      Each guarantee will rank equally with all other guarantees issued by Lincoln. Each guarantee will constitute a guarantee of payment and not of collection. Therefor, to the extent provided below, the guaranteed party may institute a legal proceeding directly against Lincoln to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. Each guarantee will be held for the benefit of the holders of the related trust preferred securities. None of the guarantees places a limitation on the amount of additional Senior Debt that Lincoln may incur. Lincoln expects from time to time to incur additional indebtedness constituting Senior Debt.

Amendments and Assignment

      Except with respect to any changes which do not materially adversely affect the rights of holders of the related trust preferred securities, in which case no vote will be required, no guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding trust preferred securities covered by that guarantee. The manner of obtaining any approval will be as set forth under “Description of the Trust Preferred Securities — Voting Rights; Amendment of Each Trust Agreement.” All guarantees and agreements contained in each guarantee will bind the successors, assigns, receivers, trustees and representatives of Lincoln and will inure to the benefit of the holders of the related trust preferred securities then outstanding.

Events of Default

      An event of default under each guarantee will occur upon the failure of Lincoln to perform any of its payment or other obligations under that guarantee. The holders of not less than a majority in aggregate liquidation amount of the related trust preferred securities covered by a guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of that guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under that guarantee.

      If the guarantee trustee fails to enforce the guarantee after a holder has made a written request for the guarantee trustee to do so or if Lincoln has failed to make a guarantee payment, then any holder of the trust preferred securities covered by a guarantee may, to the extent permitted by law, institute a legal proceeding directly against Lincoln to enforce its rights under that guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

      Lincoln, as guarantor, is required to file annually with the guarantee trustee a certificate as to whether or not Lincoln is in compliance with all the conditions and covenants applicable to it under the guarantee.

Information Concerning the Guarantee Trustee

      The guarantee trustee, other than during the occurrence and continuance of a default by Lincoln in performance of any guarantee, undertakes to perform only such duties as are specifically set forth in each guarantee and, after default with respect to any guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee at the request of any holder of any trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantees

      Each guarantee will terminate and be of no further force and effect upon:

•	full payment of the redemption price of the related trust preferred securities;

•	full payment of the amounts payable upon liquidation of the related trust; or

•	upon distribution of corresponding subordinated debt securities to the holders of the related trust preferred securities.

      Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under the trust preferred securities or the related guarantee.

Governing Law

      Each guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreement

      Pursuant to the expense agreement entered into by Lincoln under each trust agreement, Lincoln will irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of any trust preferred securities or other similar interests in the trust the amounts due those holders pursuant to the terms of the trust preferred securities or such other similar interests, as the case may be.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

      Lincoln may issue stock purchase contracts, representing contracts obligating holders to purchase from Lincoln, and Lincoln to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units (which we refer to as “stock purchase units”) consisting of a stock purchase contract and either:

•	senior debt securities or subordinated debt securities,

•	debt obligations of third parties, including U.S. Treasury securities, or

•	trust preferred securities of a trust, securing the holder’s obligations to purchase the common stock under the stock purchase contracts.

      The stock purchase contracts may require Lincoln to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. In certain circumstances, Lincoln may deliver newly issued prepaid stock purchase contracts (which we refer to as “prepaid securities”) upon release to a holder of any collateral securing the holder’s obligations under the original stock purchase contract.

      We will describe the terms of any stock purchase contracts, stock purchase units and prepaid securities in the applicable prospectus supplement. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to the stock purchase contracts, stock purchase units and prepaid securities and any document pursuant to which the prepaid securities will be issued.

BOOK-ENTRY ISSUANCE

      Unless otherwise specified in the applicable prospectus supplement, we or the applicable trust will issue to investors securities, other than our common stock, in book-entry form and represented by one or more global certificates registered in the name of a depository or a nominee of a depository. Unless otherwise specified in the applicable prospectus supplement, the depository will be DTC. We have been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede is expected to be the initial registered holder of all securities that are issued in book-entry form.

      DTC has informed us that it is:

•	a limited-purpose trust company organized under the New York banking laws;

•	a “banking organization” within the meaning of the New York banking laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934.

      DTC has also informed us that it was created to:

•	hold securities that its “participants” deposit with DTC; and

•	facilitate the settlement among its participants of securities transactions in deposited securities, including transfers and pledges, through computerized electronic book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates.

      “Direct participants” have accounts with DTC and include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

      Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except in the event that use of the book-entry system for the securities is discontinued.

      To facilitate subsequent transfers, all global securities deposited with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

      Redemption notices will be sent to DTC or its nominee as the registered holder of the global securities. If less than all of the securities of a particular series are being redeemed, DTC will determine the amount of the interest of each direct participant in the securities of such series to be redeemed in accordance with DTC’s procedures.

      In any case where a vote may be required with respect to securities of a particular series, neither DTC nor Cede & Co. will consent or vote with respect to the global securities. Under its usual procedures, DTC will mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date identified in a listing attached to the omnibus proxy.

      So long as the securities are in book-entry form, principal and interest payments on the securities will be made to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date upon DTC’s receipt of the funds. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC, any trust, any trustee or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. is the responsibility of the trustee, disbursement of payments to direct participants is the responsibility of DTC and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants. Neither Lincoln, any trustee, any paying agent nor the securities registrar for the securities will have any responsibility or liability for any aspect of the records relating to or payments made by DTC or any participants on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

      As long as DTC or its nominee is the registered owner of a global security, DTC or its nominee will be considered the sole owner or holder of the securities represented by the global security for all purposes under the indenture or subordinated indenture, as applicable. Except under the limited circumstances described in this prospectus and the applicable prospectus supplement, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture or trust agreement. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the owner’s ability to transfer beneficial interests in a global security.

      DTC may discontinue providing its services as securities depositary with respect to any global securities at any time by giving reasonable notice to the relevant trustee and Lincoln. If a successor securities depositary is not obtained, definitive certificates representing the securities are required to be printed and delivered. Lincoln, at its option, may decide to discontinue use of the system of book-entry transfers through DTC or a successor depositary. In such event, definitive certificates for the securities will be printed and delivered.

      The information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that Lincoln believes to be reliable, but Lincoln and the trusts assume no responsibility for the accuracy of this information. Neither Lincoln nor any of the trusts has any responsibility for the performance by DTC and its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,

THE CORRESPONDING SUBORDINATED DEBT SECURITIES
AND THE GUARANTEES

Full and Unconditional Guarantee

      As and to the extent set forth under “Description of Guarantees,” Lincoln will irrevocably guarantee payments of distributions and other amounts due on the trust preferred securities to the extent the trust has funds available for the payment of such distributions. Taken together, Lincoln’s obligations under each series of subordinated debt securities, the subordinated indenture, the related trust agreement, the related expense agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust preferred securities. If and to the extent that Lincoln does not make payments on any series of corresponding subordinated debt securities, the related trust will not pay distributions or other amounts due on its trust preferred securities. The guarantees do not cover payment of distributions when the related trust does not have sufficient funds to pay the distributions. In that event, the remedy of a holder of a series of trust preferred securities is to institute a legal proceeding directly against Lincoln for enforcement of payment of distributions to the holder. The obligations of Lincoln under each guarantee are subordinate and junior in right of payment to all Senior Debt of Lincoln.

Sufficiency of Payments

      As long as Lincoln makes interest and other payments when due on each series of corresponding subordinated debt securities, such payments will be sufficient to cover distributions and other payments due on the related trust preferred securities, primarily because:

•	the aggregate principal amount of each series of corresponding subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the related trust preferred securities and related common securities;

•	the interest rate and interest and other payment dates on each series of corresponding subordinated debt securities will match the distribution rate and distribution and other payment dates for the related trust preferred securities;

•	Lincoln will pay for all and any costs, expenses and liabilities of the trust except the trust’s obligations to holders under the trust preferred securities; and

•	each trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

      Despite anything in the subordinated indenture to the contrary, Lincoln has the right to set-off any payment it is otherwise required to make under the subordinated indenture with and to the extent Lincoln has previously made, or is concurrently on the date of such payment making, a payment under the related guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

      If the guarantee trustee fails to enforce the guarantee after a holder has made a written request for the guarantee trustee to do so or if Lincoln has failed to make a guarantee payment, a holder of any related trust preferred security may institute a legal proceeding directly against Lincoln to enforce its rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

      A default or event of default under any Senior Debt of Lincoln would not constitute a trust agreement event of default. However, in the event of payment defaults under, or acceleration of, Senior Debt of Lincoln, the subordination provisions of the subordinated indenture provide that no payments may be made in respect of the corresponding subordinated debt securities until the Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of corresponding subordinated debt securities would constitute a trust agreement event of default.

Limited Purpose of Trusts

      Each trust’s trust preferred securities evidence a beneficial interest in that trust, and each trust exists for the sole purpose of issuing its trust preferred securities and common securities and investing the proceeds from the issuance in corresponding subordinated debt securities. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding subordinated debt security is that a holder of a corresponding subordinated debt security is entitled to receive from Lincoln the principal amount of and interest accrued on corresponding subordinated debt securities held, while a holder of trust preferred securities is entitled to receive distributions from the trust (or from Lincoln under the applicable guarantee) if and to the extent the trust has funds available for the payment of the distributions.

Rights Upon Termination

      Upon any voluntary or involuntary termination, winding-up or liquidation of any trust involving the liquidation of the corresponding subordinated debt securities, the holders of the related trust preferred securities will be entitled to receive, out of assets held by such trust, the liquidation distribution in cash. See “Description of Trust Preferred Securities — Liquidation Distribution Upon Termination.” Upon any voluntary or involuntary liquidation or bankruptcy of Lincoln, the property trustee, as holder of the corresponding subordinated debt securities, would be a subordinated creditor of Lincoln, subordinated in right of payment to all Senior Debt, but entitled to receive payment in full of principal and interest, before any stockholders of Lincoln receive payments or distributions. Since Lincoln is the guarantor under each guarantee and has agreed to pay for all costs, expenses and liabilities of each trust (other than the trust’s obligations to the holders of its trust preferred securities), in the event of liquidation or bankruptcy of Lincoln, the positions of a holder of trust preferred securities and a holder of corresponding subordinated debt securities relative to other creditors and to stockholders of Lincoln are expected to be substantially the same.

PLAN OF DISTRIBUTION

      Lincoln and/or any trust may sell any of the securities offered by this prospectus and the applicable prospectus supplement from time to time through agents; to or through underwriters; through dealers; or directly to one or more purchasers.

      We will describe the terms of the offering of the offered securities in the applicable prospectus supplement, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to Lincoln and/or a trust from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the offered securities may be listed.

      Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

      Offers to purchase offered securities may be solicited by agents designated by Lincoln from time to time. We will name any agent involved in the offer or sale of the offered securities pursuant to this prospectus in the applicable prospectus supplement, and we will describe any commissions payable by Lincoln and/or the applicable trust to that agent in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the offered securities so offered and sold.

      If offered securities are sold by means of an underwritten offering, Lincoln and/or the applicable trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached. We will include in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers. The underwriters will use the prospectus supplement to make resales of the offered securities with respect to which this prospectus is delivered to the public. If underwriters are utilized in the sale of the offered securities pursuant to this prospectus, the underwriters will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.

      If a dealer is utilized in the sales of the offered securities pursuant to this prospectus, Lincoln and/or the applicable trust will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the offered securities so offered and sold. We will include the name of the dealer and the terms of the transaction in the applicable prospectus supplement.

      Lincoln and/or the applicable trust may solicit offers to purchase offered securities directly and may sell offered securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the offered securities. We will describe the terms of any such sales in the applicable prospectus supplement.

      Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by Lincoln and/or the applicable trust against certain liabilities, including liabilities under the Securities Act of 1933.

      Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, Lincoln and its subsidiaries in the ordinary course of business.

      Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (which we refer to as “remarketing firms”), acting as principals for their own accounts or as agents for Lincoln and/or the applicable trust. We will describe any remarketing firm, the terms of its agreement, if any, and its compensation in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act of 1933, in connection with the remarketing of offered securities. Remarketing firms may be entitled under agreements with Lincoln and/or the applicable trust to indemnification or contribution by Lincoln and/or the applicable trust against certain civil liabilities, including liabilities under the Securities Act of 1933. Remarketing firms may be customers of, engage in transactions with or perform services for Lincoln and its subsidiaries in the ordinary course of business.

      If so indicated in the applicable prospectus supplement, Lincoln and/or the applicable trust may authorize agents, underwriters or dealers to solicit offers by certain types of institutions to purchase offered securities from Lincoln and/or the applicable trust at the public offering prices set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates in the future. A commission indicated in the applicable prospectus supplement will be paid to underwriters, dealers and agents soliciting purchases of offered securities pursuant to any delayed delivery contracts accepted by Lincoln and/or the applicable trust.

VALIDITY OF SECURITIES

      Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for Lincoln and the trusts by Sonnenschein Nath & Rosenthal LLP, Chicago, Illinois, counsel to Lincoln, and for the trusts by Richards, Layton & Finger, special Delaware counsel to the trusts. Sonnenschein Nath & Rosenthal LLP will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law and the opinion of Dennis Schoff, Esq., Senior Vice President and General Counsel of Lincoln, as to matters of Indiana law. As of December 31, 2001, Mr. Schoff beneficially owned 11,597 shares of common stock of Lincoln, including 7,950 shares of common stock which Mr. Schoff has the right to acquire pursuant to options exercisable within 60 days of such date.

EXPERTS

      The consolidated financial statements of Lincoln National Corporation incorporated by reference in Lincoln’s Annual Report on Form 10-K for the year ended December 31, 2001 and the related schedules included therein have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference and included, respectively, therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

You may rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor sale of trust preferred securities means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these trust preferred securities in any circumstances under which the offer or solicitation is unlawful.

PROSPECTUS SUPPLEMENT

PROSPECTUS

About this Prospectus	3
Where You Can Find More Information	3
Documents Incorporated by Reference	4
Uncertainty of Forward-Looking Statements	5
Lincoln National Corporation	6
The Lincoln Trusts	6
Use of Proceeds	8
Consolidated Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends	9
Description of Senior Debt Securities	10
Description of Junior Subordinated Debt Securities	18
Description of Preferred Stock and Common Stock	30
Description of Depositary Shares	35
Description of Warrants	38
Description of Trust Preferred Securities	39
Description of Guarantees	51
Description of Stock Purchase Contracts and Stock Purchase Units	53
Book-Entry Issuance	54
Relationship Among the Trust Preferred Securities, the Corresponding Subordinated Debt Securities and the Guarantees	56
Plan of Distribution	57
Validity of Securities	59
Experts	59

6,000,000 Trust Preferred Securities

Lincoln National Capital VI

6.75% Trust Preferred Securities,

Series F

PROSPECTUS SUPPLEMENT

A.G. Edwards & Sons, Inc.

Citigroup
Wachovia Securities
Merrill Lynch & Co.
Morgan Stanley

September 4, 2003